EXECUTION VERSION	Exhibit 4.33

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Dated 1 November 2014

HÖEGH LNG FSRU IV LTD.

(as Owner)

and

SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

(as Lessee)

_____________________________________________________

INTERNATIONAL LEASING AGREEMENT

in respect of

an LNG floating storage and regasification vessel under construction at the Builder's yard with Builder's hull No. 2551

_____________________________________________________

EXECUTION VERSION

TABLE OF CONTENTS

1.	DEFINITIONS, HEADINGS AND INTERPRETATION	1

2.	EFFECTIVENESS AND CONDITIONS PRECEDENT	16

3.	CHARTER PERIOD	17

4.	DELIVERY AND REDELIVERY	19

5.	OPTION TO PURCHASE	27

6.	OWNER TO PROVIDE	29

7.	LESSEE TO PROVIDE	29

8.	REQUIREMENTS ON THE USE OF THE VESSEL	30

9.	TRADING RESTRICTIONS	30

10.	CHANGE IN LAW AND CHANGES TO VESSEL	30

11.	HIRE AND DAILY REIMBURSEMENT AMOUNTS	31

12.	PAYMENT, INVOICING AND PERFORMANCE SECURITY	33

13.	OFF-HIRE	39

14.	LOSS OF VESSEL	40

15.	MAINTENANCE AND REPAIRS	41

16.	LAYING-UP	41

17.	CHANGE OF FLAG OR OWNERSHIP	41

18.	BUSINESS PRINCIPLES	41

19.	FORCE MAJEURE	42

20.	DEFAULT, REMEDIES AND RIGHTS OF TERMINATION	46

21.	REPRESENTATIONS AND WARRANTIES	56

22.	INDEMNIFICATION	57

23.	INSURANCE	60

24.	NOVATION AND ASSIGNMENT	61

25.	LIENS AND MORTGAGE	63

26.	EXCLUSIONS, LIMITATION OF LIABILITY AND LIQUIDATED DAMAGES	63

27.	REMEDIES AND WAIVER	65

28.	CONSTRUCTION	65

29.	NOTICES	66

30.	GOVERNING LAW AND DISPUTE RESOLUTION	68

31.	WAIVER OF IMMUNITY	71

32.	CONFIDENTIALITY	72

33.	SANCTIONS	73

EXECUTION VERSION

34.	LANGUAGE	75

35.	AMENDMENTS	75

36.	COUNTERPARTS	75

37.	RIGHTS OF THIRD PARTIES	75

THIS INTERNATIONAL LEASING AGREEMENT is dated 1 November 2014 and is made between:

(1)	HÖEGH LNG FSRU IV LTD., a company incorporated and existing under the laws of the Cayman Islands with its registered office at Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands as lessor of the Vessel under this Agreement (hereinafter referred to as "Owner"); and

(2)	SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P, a company organised and existing under the laws of Colombia having its registered office at Calle 66 No. 67-123, Barranquilla, Colombia as lessee of the Vessel under this Agreement (hereinafter referred to as "Lessee").

RECITALS

WHEREAS:-

(A)	Lessee intends to facilitate the importation of LNG into Colombia through an LNG import terminal located at the FSRU Site which would require storage and regasification through a floating storage and regasification unit capable of discharging regasified LNG (the "Project").

(B)	Owner will be the registered owner of the Vessel, when delivered by the Builder under the Shipbuilding Contract.

(C)	The Vessel is a capital good (bien de capital) pursuant to article 1° of Decree 2394 of 2002, whose tariff classification is 89.05.90.00.00.

(D)	Owner wishes to let the Vessel to Lessee under and in accordance with this International Leasing Agreement, which constitutes an international leasing of an LNG floating storage and regasification vessel for the purposes of Colombian law.

INTERNATIONAL LEASING AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, Owner agrees to let and Lessee agrees to hire the Vessel in accordance with the terms and conditions hereinafter set forth:

1.	DEFINITIONS, HEADINGS AND INTERPRETATION

1.1	Definitions

In this International Leasing Agreement (hereafter referred to as this "Agreement") and the Schedules, save where the context otherwise requires, the following words and expressions shall have the meanings respectively ascribed to them in this Clause:

"Accrued Hire" has the meaning ascribed in Clause 4.7(d);

"Accrued Hire Settlement Amount" has the meaning ascribed in Clause 20.5(a)(v);

"Additional Party" has the meaning ascribed in Clause 30.5(a)(i);

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"Adverse Metocean Conditions" means metocean conditions occurring at the FSRU Site which fall outside the determined safe conditions for the Vessel to carry out the required activity, the parameters of which are to be agreed between the Parties based on the outcome of Second Order Dynamic Mooring Analyses during detailed engineering design and which will differ depending on the particular activity being undertaken;

"Affected Party" has the meaning ascribed in Clause 19.1;

"Affiliate" means, with respect to any Party, a Person that controls, is controlled by, or is under common control with, such Party. For the purposes of this definition, the term "control" means the beneficial ownership of fifty per cent (50%) or more of the voting shares of a company or other entity, as applicable, or of the equivalent rights to determine the decisions of such a company or other entity;

"Alternative Term Option" has the meaning ascribed in Clause 3.4;

"Annual Maintenance Allowance" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Approved Mortgage" means an Encumbrance on:

(a)	the Vessel;

(b)	the Vessel's earnings and/or insurances;

(c)	Owner's rights under this Agreement or the Shipbuilding Contract; and

(d)	Contractor's rights under the FSRU Operation and Services Agreement (provided that such Encumbrance is held by the same Approved Mortgagee as (a), (b) and/or (c) above),

that is or will be entered into in favor of the Approved Mortgagee for itself and/or for the benefit of one or more other financiers to Owner as security for the financing of the Vessel, provided that the Approved Mortgagee has executed and provided to Lessee the Approved Mortgagee's Direct Agreement;

"Approved Mortgagee" means the holder of an Approved Mortgage from time to time, provided that such holder is either:

(a)	an international bank or other financial institution; or

(b)	a controlled affiliate of an international bank or other financial institution,

there being a maximum of one Approved Mortgagee at any time;

"Approved Mortgagee's Direct Agreement" means a direct agreement of quiet enjoyment to be entered into by the Approved Mortgagee and Lessee, substantially in the form set out in Schedule 8;

"Banking Day" means any day on which banks are open for business in Bogotá (Colombia), Oslo (Norway), London (England) and New York (United States of America);

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"Boil-Off" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Builder" means Hyundai Heavy Industries Co., Ltd., as builder, under the Shipbuilding Contract;

"Certificate of Acceptance" has the meaning ascribed in Clause 4.6(c);

"Change in Law" means the occurrence of any of the following after the date of execution of this Agreement:

(a)	the enactment of any new Law (but excluding any such new Law enacted but not yet put into force at the date of execution of this Agreement), or the imposition of authorizations not required as at the date of execution of this Agreement;

(b)	the modification or repeal of any existing Law;

(c)	the commencement of any Law which has not become effective on the date of execution of this Agreement; or

(d)	a change in the interpretation or application by any Governmental Authority of any Law;

"Classification Society" means an internationally recognized classification society that is a member of the International Association of Classification Societies and that has previous experience of LNG shipping;

"Colombian Foreign Exchange Market Intermediary" has the meaning ascribed in External Resolution 8 of 5 May 2000 issued by the Colombian Central Bank (Banco de la República);

"Common Disputes" has the meaning ascribed in Clause 30.4(a);

"Common Tribunal" has the meaning ascribed in Clause 30.4(a);

"Completion Tests" means the Pre-Commissioning Tests and the Start-Up and Performance Tests;

"Compulsory Insurances" has the meaning ascribed in Clause 22.5;

"Conditions Precedent" has the meaning ascribed in Clause 2.1;

"Confidential Information" means the terms and conditions of this Agreement and all other documents and agreements contemplated thereby, together with any and all data, reports, records, correspondence, notes, compilations, studies and other information relating to or in any way connected with this Agreement that is disclosed directly or indirectly by or on behalf of the disclosing Party or any of its representatives to the receiving Party or any of its representatives, whether such information is disclosed orally or in writing;

"Consequential Loss" means any and all incidental, consequential, indirect, special, punitive or exemplary damages of whatever kind and nature arising under or in

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connection with this Agreement, howsoever caused (including by the default or negligence of a Party or breach of any duty owed at Law by a Party) and whether or not foreseeable at the date of this Agreement, including such damages (whether direct or indirect) relating to:

(a)	loss, termination, cancellation or non-renewal of any contract;

(b)	claims for loss of production, profit or revenue or business interruption;

(c)	loss of use of or damage to property or machinery (including pipelines, liquefaction plant, vessel or storage tanks); and

(d)	partial or total failure in performance or delayed performance under any contract (including any down-stream Gas sales agreement, LNG sale and purchase agreement, Shuttle Tanker charters and tug charters), including any non-delivery, under-delivery or off-specification delivery;

"Consolidation Order" has the meaning ascribed in Clause 30.4(b);

"Contractor" has the meaning ascribed in the FSRU Operation and Services Agreement;

"CP Satisfaction Date" has the meaning ascribed in Clause 2.3(a);

"Customer" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Customer's Topside Facilities" means all infrastructure necessary at the FSRU Site for the delivery of regasified LNG from the Vessel at the Point of Interconnection with the pipeline on the Jetty to the onshore Gas pipeline distribution infrastructure, all as more fully described in Schedule 11;

"Daily Accrued Hire Reimbursement" has the meaning ascribed in Clause 11.1(f);

"Daily Fee" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Daily Hard Arms Reimbursement" has the meaning ascribed in Clause 11.1(d)(i);

"Daily MSO Reimbursement" has the meaning ascribed in Clause 11.1(d)(ii);

"Daily Pre-VAD LOC Reimbursement" has the meaning ascribed in Clause 11.1(g);

"Daily Reimbursement Amounts" means any one or more of the following (as the context requires):

(a)	the Daily Hard Arms Reimbursement;

(b)	the Daily MSO Reimbursement;

(c)	the Daily Standby Rate Reimbursement;

(d)	the Daily Accrued Hire Reimbursement; and

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(e)	the Daily Pre-VAD LOC Reimbursement;

"Daily Standby Rate Reimbursement" has the meaning ascribed in Clause 11.1(e);

"Damages" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Debit Note" has the meaning ascribed in Clause 12.2(a);

"Debit Note Due Date" has the meaning ascribed in Clause 12.3(b);

"Deemed Rate" has the meaning ascribed in Clause 4.7(d);

"Default Rate" has the meaning ascribed in Clause 12.6(a);

"Delay Notice" has the meaning ascribed in Clause 4.5(b);

"Delivery" means the actual tender of the Vessel by Owner to Lessee at the Place of Delivery in accordance with Clause 4.5;

"Delivery Date" has the meaning ascribed in Clause 4.5(e);

"Delivery Due Date" has the meaning ascribed in Clause 4.5(a);

"Dispute" has the meaning ascribed in Clause 30.3(a);

"Dollars" or "USD" means the lawful currency of the United States of America;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person;

"Environmental Permit" means the environmental licence for the Project issued by Autoridad Nacional de Licencias Ambientales (ANLA) of Colombia;

"EPC Contract" means the EPC contract between Lessee and the EPC Contractor dated on or about the date of this Agreement;

"EPC Contractor" means Sacyr Industrial S.L.U. and/or one or more of its affiliates as contractor under the EPC Contract;

"Escrow Agreement" means an escrow agreement which may be entered into between the Escrow Bank, Owner and Lessee which will set out the terms and conditions which are applicable to the Lessee Cash Security, in a form which is acceptable to Owner, acting reasonably and which will give Owner substantially equivalent rights to make a claim on the Lessee Cash Security as Owner would have under a standby letter of credit;

"Escrow Bank" means the financial institution which holds the Lessee Cash Security in accordance with the terms of the Escrow Agreement;

"Event of Contractor's Default" means one or more of the events listed in clause 22.1(a) of the FSRU Operation and Services Agreement;

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"Event of Customer's Default" means one or more of the events listed in clause 22.2(a) of the FSRU Operation and Services Agreement;

"Event of Force Majeure" has the meaning ascribed in Clause 19.1;

"Expert" has the meaning ascribed in Clause 30.2(a);

"Expert Criteria" means an expert who:

(a)	is independent;

(b)	has relevant LNG industry experience and relevant experience of the issue which is the subject of the Technical Dispute; and

(c)	unless otherwise agreed, is a member of at least one of the Society of Petroleum Engineers, the Chartered Institute of Arbitrators, the Academy of Experts or the London Maritime Arbitrators Association, or another internationally recognized body of experts;

"First Early Termination Date" means the date falling ten (10) years from the Vessel Acceptance Date minus:

(a)	the aggregate number of days on which Lessee pays the Standby Rate (if any); and

(b)	the aggregate number of days on which Lessee pays the Deemed Rate (if any);

"Flag State" means the Marshall Islands;

"Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate value of the Höegh Performance Guarantor Group's:

(a)	cash in hand; deposits in banks and financial institutions (including any amounts credited to the accounts of the Höegh Performance Guarantor Group); and

(b)	debt securities which are publicly traded on a major stock exchange or investment market (valued as at any applicable date of determination) and rated at least "A" by Standard and Poor's Rating Services;

"FSRU Operation and Services Agreement" means that certain separate and independent agreement of even date herewith for the rendering of FSRU Services to the Vessel made between Contractor and Customer;

"FSRU Services" has the meaning ascribed in the FSRU Operation and Services Agreement;

"FSRU Site" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Gas" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Governmental Authority" means:

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(a)	any national, regional, municipal, local or other government authority, including any subdivision, agency, board, department, commission or authority thereof, of Colombia;

(b)	any maritime and other applicable authorities of the country of the Registry;

(c)	any maritime and other applicable authorities at the FSRU Site;

(d)	the IMO; and

(e)	any other governmental, maritime, port, terminal or other applicable authority having jurisdiction over the Vessel or as the case may require, Owner, Lessee, Contractor or Customer or any Affiliates or agents thereof;

"Gross Negligence/Wilful Misconduct" means:

(a)	any act or omission (whether sole, joint or concurrent) by the relevant Party which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Party knew, or should have known, such act or failure would have on the safety or property of another Party; or

(b)	any act or omission (whether sole joint or concurrent) by the relevant Party which was a deliberate and intentional breach of such Party's obligations under this Agreement.

In the context of this definition, the act, omission or knowledge of a Party shall mean the act, omission or knowledge of one or more of the Senior Management of such Party;

"Guaranteed Regas Rate" has the meaning ascribed in Clause 4.7(c);

"Hard Arms Optional Change" means the optional change set out in row 1 of the table in Schedule 2;

"Hard Arms Optional Change Amount" means the amount specified in column 2, row 1 of the table in Schedule 2;

"Hard Arms Optional Change Settlement Amount" has the meaning ascribed in Clause 20.5(a)(ii);

"Hire" has the meaning ascribed in Clause 11.1(a);

"Hire Invoice" has the meaning ascribed in Clause 12.1;

"Hire Invoice Due Date" has the meaning ascribed in Clause 12.3(a);

"Höegh LNG Group" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Höegh Performance Guarantee" means that certain guarantee agreement pursuant to which Höegh Performance Guarantor guarantees the performance and payment obligations of Owner under this Agreement and of Contractor under the FSRU Operation and Services Agreement, substantially in the form set forth in Schedule 6;

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

"Höegh Performance Guarantor" means:

(a)	Höegh LNG Holdings Ltd, a corporation organised and existing under the laws of Bermuda; and

(b)	following the release of the Höegh Performance Guarantee issued by Höegh LNG Holdings Ltd pursuant to Clause 12.12(c), Höegh LNG Partners LP, a limited partnership organised and existing under the laws of the Marshall Islands;

"Höegh Performance Guarantor Group" means the Höegh Performance Guarantor and its Affiliates;

"HPG Credit Tests" means:

(a)	in the case of Höegh LNG Holdings Ltd, Free Liquid Assets equal to or exceeding ***** Dollars (USD *****); and

(b)	in the case of Höegh LNG Partners LP, Free Liquid Assets equal to or exceeding the higher of: (i) ***** Dollars (USD *****); and (ii) the product of ***** Dollars (USD *****) and the number of vessels owned or leased by Höegh LNG Partners LP;

"ICC" means the International Chamber of Commerce's International Centre for Expertise;

"ILA Excusable Event" means:

(a)	any delay in the importation of the Vessel;

(b)	any matter or event related or attributable to the Jetty or the Customer's Topside Facilities, or the pipeline or any facilities downstream of the Jetty and the Customer's Topside Facilities;

(c)	any breach of any obligations or undertakings by Lessee under this Agreement including any failure by Lessee to fully comply with its obligations under Clause 7 but excluding any failure by Lessee to provide additional LNG required to re-perform any Start-Up and Performance Tests pursuant to Clause 4.12(b) and/or Clause 7(g), provided that Lessee uses reasonable endeavours to provide such LNG and that such re-performance of the Start-Up and Performance Tests is not for reasons attributable to Lessee;

(d)	any other acts or omissions of Lessee or of Lessee's Affiliates, contractors, servants and subcontractors or any owner or operator of Shuttle Tankers; or

(e)	if the FSRU Site or the downstream facilities are closed or any part thereof is prohibited from operating by applicable Law or the decision of any Governmental Authority,

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in each case to the extent the same (i) prevents Owner from performing any of its obligations under this Agreement, (ii) is not in whole or in part attributable to or has not in whole or in part been caused by Owner, Contractor or Owner's or Contractor's Affiliates, contractors, servants and subcontractors and (iii) does not qualify as an Event of Force Majeure;

"IMO" means the International Maritime Organization;

"Initial Term" means the period starting on the Vessel Acceptance Date and ending on the date falling twenty (20) years from the Vessel Acceptance Date minus:

(a)	the aggregate number of days on which Lessee pays the Standby Rate (if any); and

(b)	the aggregate number of days on which Lessee pays the Deemed Rate (if any);

"Issuing Party" has the meaning ascribed in Clause 12.5;

"Jetty" means that certain jetty owned and operated by Lessee located in Cartagena, Colombia, and as more fully described in Schedule 11;

"Law" means any law (including any zoning law or ordinance or any environmental law), treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement, decision or agreement of, with or by any Governmental Authority;

"LCIA Rules" has the meaning ascribed in Clause 30.3(a);

"Lessee Cash Security" means an amount in cash credited or deposited in an account established on the books and records of the Escrow Bank by the Lessee, to which Owner shall have access in accordance with the terms of the Escrow Agreement;

"Lessee Delay Event" has the meaning ascribed to it in Clause 4.7(d);

"Lessee Indemnified Party" means Lessee, Customer and all Lessee's and Customer's Affiliates, contractors, servants and subcontractors, and any such Person's directors, officers, employees, agents, representatives, accountants, consultants, attorneys and advisors;

"Lessee LOC" means an irrevocable standby letter of credit substantially in the form set out in Schedule 12, issued by a bank or other financial institution which meets the Minimum Credit Requirements;

"Lessee Performance Security" means:

(a)	Lessee Cash Security; and/or

(b)	a Lessee LOC;

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

"Lessee Performance Security Value" means ***** Dollars (USD *****);

"Lessee Trust Fund" has the meaning ascribed in Clause 12.13;

"LIBOR" means the rate per annum for three (3) months deposit in USD which appears on the Reuters screen "LIBOR01 Page" (or such other page as may replace that page for the purpose of displaying London interbank offered rates for USD deposits) at or about 11 a.m. (London time) on the relevant day;

"LNG" means Gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure;

"LNG Heel" means LNG retained in the cargo tanks of the Vessel;

"LNG Price" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Marine Loading Arms" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Minimum Credit Requirements" means a long term debt rating of at least "A-" by Standard and Poor's Rating Services or "A3" by Moody's Investor Services, Inc. (or if either such agency changes its rating system, the equivalent successor rating applied by such agency at the time in question;

"MMscf" means one million Standard Cubic Feet (1,000,000 scf);

"MSO Optional Change" means the optional change set out in row 2 of the table in Schedule 2;

"MSO Optional Change Amount" means the amount specified in column 2, row 2 of the table in Schedule 2;

"MSO Optional Change Settlement Amount" has the meaning ascribed in Clause 20.5(a)(iii);

"Non-Compliant Party" has the meaning ascribed in Clause 33.2(b);

"Novation Deed" means a deed of novation substantially in the form set out in Schedule 7;

"Off-Hire" has the meaning ascribed in Clause 13.1(a);

"Off-Hire Extensions" has the meaning ascribed in Clause 3.2;

"OPTIMOOR" means the software package manufactured by Tension Technology International Ltd for first order dynamic analysis of mooring forces;

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"Owner Indemnified Party" means Owner, Contractor and all Owner's and Contractor's Affiliates, contractors, servants and subcontractors, and any such Person's directors, officers, employees, agents, representatives, accountants, consultants, attorneys and advisors;

"P&I" means protection and indemnity insurance;

"Partial Hire Rate" has the meaning ascribed in Clause 11.2(a);

"Parties" means, collectively, Owner and Lessee; and a "Party" means either of them;

"Performance Warranties" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Permitted Encumbrance" means:

(a)	any Approved Mortgage; and

(b)	any Permitted Liens;

"Permitted Liens" means:

(a)	any lien on the Vessel for master's, officers' or crew's wages;

(b)	any lien for salvage;

(c)	any ship repairer's or outfitter's possessory lien;

(d)	liens arising in the ordinary course of trading, by operation of statute or by operation of law; or

(e)	liens securing liabilities for Taxes,

provided that in each case (i) the relevant obligations are not overdue or are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been provided and (ii) such lien does not involve the likelihood, in Lessee's reasonable opinion, of a sale, forfeiture or loss of, or of any interest in, the Vessel;

"Person" means any individual, firm, corporation, stock company, limited liability company, trust, partnership, association, joint venture, or other business;

"Place of Delivery" has the meaning ascribed in Clause 4.5(a);

"Point of Interconnection" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Port Charges" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Port Concession" means the port concession agreement relating to the Project to be entered into between Lessee and Agencia Nacional de Infraestructura of Colombia;

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

"Pre-Commissioning Tests" means the sea trials and gas trials and any other tests and activities required to achieve mechanical completion and readiness for commissioning;

"Pre-Delivery Cargo Option" has the meaning ascribed in Clause 4.1;

"Pre-Delivery Voyage Time" has the meaning ascribed in Clause 4.1(b);

"Pre-VAD Lessee LOC" means an irrevocable standby letter of credit substantially in the form set out in Schedule 12, issued by a bank or financial institution which meets the Minimum Credit Requirements;

"Pre-VAD Lessee LOC Value" means ***** Dollars (USD *****);

"Pre-VAD Lessee LOC Costs" has the meaning ascribed in Clause 12.10(d);

"Pre-VAD Lessee LOC Settlement Amount" has the meaning ascribed in Clause 20.5(a)(vi);

"Project" has the meaning ascribed in Recital (A);

"Prolonged Off-Hire" has the meaning ascribed in Clause 13.4;

"Proposed Expert" has the meaning ascribed in Clause 30.2(g)(iii);

"Purchase Option" has the meaning ascribed in Clause 5.1;

"Purchase Option Price" means the amount specified in Clause 5.4;

"Rate" has the meaning ascribed in Clause 11.1(b);

"Redelivery" means the redelivery of the Vessel by Lessee to Owner pursuant to Clauses 4.8 or 4.9;

"Regas Tests" means the regasification tests to be agreed between the Parties which shall include the tests set out at Paragraph (b) of Schedule 4 (and any other tests agreed between the Parties) carried out as part of the Start-Up and Performance Tests to test the Vessel's actual discharge capacity of regasified LNG, the successful completion of which must enable the Vessel to meet the Performance Warranties in respect of the discharge of regasified LNG;

"Regas Trains" means the equipment connected in a parallel-process flow system where LNG is heated and thereby converted into Gas;

"Regasification Equipment" means all machinery and equipment on board the Vessel relating to the capability of the Vessel to regasify LNG and discharge regasified LNG, including, but not limited to, vaporizers, pumps and metering units;

"Registry" means the maritime registry of the Flag State;

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"Related Dispute" means either:

(a)	a Technical Dispute which has one or more common issues of fact or law to another contemplated, ongoing or determined Technical Dispute either under this Agreement or the FSRU Operation and Services Agreement; or

(b)	a disputed issue of fact under a TUA and/or the EPC Contract, which is (i) of a technical nature; and (ii) also the subject of a contemplated, ongoing or determined Technical Dispute under this Agreement and/or the FSRU Operation and Services Agreement;

"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to country-wide Sanctions Laws;

(c)	that is directly or indirectly owned or controlled by a person referred to in (a) and/or (b) above; or

(d)          with which the Approved Mortgagee is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws;

"Sanctions Authority" means the Norwegian State, the Republic of Colombia, the United Nations, the European Union, the member states of the European Union, the United States of America and any authority enacting or enforcing Sanctions Laws on behalf of any of the foregoing entities;

"Sanctions Laws" means the economic or financial sanctions laws and/or regulations trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority;

"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority;

"Sanctions Warranty Notice" has the meaning ascribed in Clause 33.2(b)(i);

"Second Early Termination Date" means the date falling fifteen (15) years from the Vessel Acceptance Date minus:

(a) the aggregate number of days on which Lessee pays the Standby Rate (if any); and

(b) the aggregate number of days on which Lessee pays the Deemed Rate (if any);

"Second Order Dynamic Mooring Analyses" means those studies conducted to determine the safe operating envelopes of the Vessel and the Shuttle Tankers conducted in accordance with OCIMF guidelines;

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"Senior Management" means:

(a)	in relation to Owner, any corporate officer or director of Owner or an Affiliate of Owner; and

(b)	in relation to Lessee, any corporate officer or director of Lessee or an Affiliate of Lessee;

"Service Excusable Event" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Service Failure" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Shipbuilding Contract" means a shipbuilding contract dated 8 October 2012 and made between the Builder and Höegh LNG Ltd. for the construction and delivery of the Vessel pursuant to the terms and conditions set out therein, as novated from time to time;

"Shuttle Tanker" has the meaning ascribed in the FSRU Operation and Services Agreement;

"Standby Hire" has the meaning ascribed in Clause 4.5(c);

"Standby Hire Settlement Amount" has the meaning ascribed in Clause 20.5(a)(iv);

"Standby Rate" has the meaning ascribed in Clause 4.5(c);

"Standard Cubic Feet" or "scf" means the quantity of gas which, when saturated with water vapor at a temperature of sixty degrees Fahrenheit (60°F) and an absolute pressure of 14.73 pounds per square inch, occupies 1 cubic foot;

"Start-Up and Performance Tests" means the commissioning procedures and FSRU performance tests, including the Regas Tests, in accordance with the program to be agreed in accordance with Schedule 4;

"Taxes" means any national, municipal or any other tax, sales and use, income or withholding tax or charge imposed by any Governmental Authority or by municipal or local tax authority, its interest and penalties related thereto or to the nonpayment thereof, and any loss or tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom;

"Technical Dispute" means a dispute in relation to the parameters which constitute Adverse Metocean Conditions, a dispute in relation to the tests to be agreed in Schedule 4, or a dispute of a technical nature in relation to clauses 4.6, 4.11 and 6, or any dispute of a technical nature relating to the performance or operation of the Vessel (or measurement thereof), or any other dispute of a technical nature as may be agreed between the Parties, or a Technical Dispute under the FSRU Operation and Services Agreement;

"Term" means, collectively, the Initial Term and any Off-Hire Extensions (if applicable);

14

"Terminal Users" means the Thermal Generators and any other user of the terminal and "Terminal User" shall mean any one of them;

"Thermal Generators" means Termobarranquilla S.A. ESP, Termocandelaria S.C.A ESP and Zona Franca Celsia S.A. ESP (or any successors to or assigns of such entities under a TUA), and "Thermal Generator" shall mean any one of them;

"Third Party" means a party other than Owner, Lessee, Contractor or Customer, or each of their Affiliates and the personnel and servants of each of the foregoing, but which shall not include the Builder;

"TUA" means a terminal use agreement (Contrato de Prestación de Servicios de Regasificación) between Lessee and a Thermal Generator dated on or about the date of this Agreement or any other terminal use agreement between Lessee and any other Terminal User;

"Vessel" means the one hundred and seventy thousand (170,000) cbm floating storage and regasification unit for LNG more particularly described in Schedule 1, with Builder's hull No. 2551;

"Vessel Acceptance Date" has the meaning ascribed in Clause 4.6(c);

"Vessel Specifications" means the description of the Vessel set out in Schedule 1, as such description may be amended pursuant to any Lessee request made in accordance with Clause 4.3(b);

"Vessel Starting Point" has the meaning ascribed in Clause 4.1(b);

"Voyage Expenses" means all incremental expenses unique to the Pre-Delivery Cargo Option, including any incremental bunker fuel expenses (subject to Owner's compliance with the fuel consumption figures provided in Schedule 1, to the extent applicable), port fees at the loading port, cargo loading expenses, canal tolls, agency fees and commissions, excluding any operating expenses specific to the Vessel;

"Window 1" has the meaning ascribed in Clause 4.5(b)(i);

"Window 2" has the meaning ascribed in Clause 4.5(b)(ii); and

"Window 3" has the meaning ascribed in Clause 4.5(b)(iii).

1.2	Headings and Interpretation

Unless the context requires otherwise:

(a)	a Party to this Agreement or any other agreement ancillary thereto shall be deemed to include its permitted successors and assigns;

(b)	words denoting the singular shall include the plural and vice versa and any reference to the neuter gender shall include a reference to the masculine and feminine genders;

15

(c)	the words "written" and "in writing" include facsimile, printing, engraving, lithography, photography or other means of visible reproduction;

(d)	references to any ordinance or statute shall be deemed to be references to that ordinance or statute as from time to time amended or re-enacted and shall include subsidiary legislation made thereunder;

(e)	references to Recitals, Clauses, Paragraphs and Schedules are to be construed as references to recitals, clauses, paragraphs and schedules of this Agreement;

(f)	the Schedules form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Recitals and the Schedules;

(g)	an "order" includes any judgment, injunction, decree, determination, declaration or award of any court or arbitral or administrative tribunal;

(h)	words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to" whether or not they are followed by such words;

(i)	a reference to a "day" shall be construed as reference to a calendar day;

(j)	a reference to the calendar shall be construed as a reference to the Gregorian calendar;

(k)	a "month" means a period commencing on a day in a calendar month and ending on the day before the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month;

(l)	the expression "this Agreement" shall mean this International Leasing Agreement as amended, supplemented or modified from time to time with the agreement of Owner and Lessee at any relevant time and any reference to any other document or agreement is a reference to that other document or agreement as amended, supplemented or novated from time to time; and

(m)	the headings of the Clauses in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

2.	EFFECTIVENESS AND CONDITIONS PRECEDENT

2.1	Conditions Precedent

The rights and obligations of the Parties under this Agreement (other than those set out in Clause 2.2) shall be conditional upon satisfaction of the following conditions precedent:

(a)	Lessee having obtained the Environmental Permit; and

(b)	the Port Concession having been executed,

16

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(together the "Conditions Precedent").

2.2	Clauses Effective on Execution

The rights and obligations of the Parties under Clauses 2, 3.4, 4.3, 4.4, 4.5(b), 14, 17, 18, 20.3, 20.4, 20.5(c), 20.5(d), 21, 22, 23, 24, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37 of this Agreement shall be effective on and from the date of execution of this Agreement.

2.3	Satisfaction of Conditions Precedent and Termination

(a)	Lessee shall use reasonable endeavours to ensure that the Conditions Precedent are satisfied as soon as reasonably practicable, and in any event on or prior to 1 June 2015 (or such later date as the Parties may agree in writing) (the "CP Satisfaction Date").

(b)	If the Conditions Precedent are not satisfied on or prior to the CP Satisfaction Date and Lessee has decided that it will no longer proceed with the Project, Lessee shall have the right to terminate this Agreement in accordance with Clause 20.3.

(c)	If Lessee has not terminated this Agreement pursuant to Clause 2.3(b) and the Conditions Precedent are not satisfied on or prior to 1 October 2015 (or such later date as the Parties may agree in writing), either Party shall have the right to terminate this Agreement in accordance with Clause 20.3.

(d)	Lessee shall provide Owner with monthly updates (on the last day of each month, starting on 30 November 2014) as to the progress being made to satisfy the Conditions Precedent and shall notify Owner as soon as practicable after satisfaction of any of the Conditions Precedent.

3.	CHARTER PERIOD

3.1	Initial Term

Subject to the terms and conditions hereof, Owner agrees to let and Lessee agrees to hire the Vessel on demise for the Initial Term.

3.2	Off-Hire Extensions

Any time during which the Vessel is Off-Hire under this Agreement may be added to the Initial Term, at Lessee's option, up to the total amount of time spent Off-Hire ("Off-Hire Extensions"). Lessee shall exercise this option no later than ***** months before the date on which this Agreement would otherwise terminate. Any periods of Off-Hire which occur after the time and date on which Lessee has declared its option may be added to the Initial Term, provided that Lessee has declared that such periods will be so added within ***** months of the end of the relevant Off-Hire period and in any event prior to the end of the Term. During any Off-Hire Extensions, this

17

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Agreement shall be subject to the same terms and conditions as in effect for the Initial Term, including, without limitation, the same Rate specified in Clause 11.1(b).

3.3	Early Termination Option

(a)	Each Party shall have the option to terminate this Agreement with effect from the First Early Termination Date by giving the other Party written notice of its intention to do so by no later than ***** months prior to the First Early Termination Date.

(b)	Each Party shall have the option to terminate this Agreement with effect from the Second Early Termination Date by giving the other Party written notice of its intention to do so by no later than ***** months prior to the Second Early Termination Date.

(c)	Notwithstanding the foregoing, in the event that Lessee notifies Owner within not less than ***** months prior to the First Early Termination Date, that it waives its right to exercise the option to terminate this Agreement with effect from the First Early Termination Date pursuant to Clause 3.3(a), Owner shall also lose its right to exercise the option to terminate this Agreement with effect from the First Early Termination Date pursuant to Clause 3.3(a).

(d)	Exercise of either early termination option under this Clause 3.3 shall not nullify the Purchase Option. If either early termination option under this Clause 3.3 is exercised, Lessee shall maintain its right to exercise the Purchase Option on the terms set out in Clause 5.

3.4	Alternative Term Option

Notwithstanding the foregoing, Lessee shall have the option, to be exercised by written notice from Lessee at any time after the date of this Agreement but on or before 1 June 2015, to change the First Early Termination Date to the date falling ***** years commencing from the Vessel Acceptance Date (minus (a) the aggregate number of days on which Lessee pays the Full Standby Rate (as defined in Schedule 9) (if any); and (b) the aggregate number of days on which Lessee pays the Deemed Rate (if any)), subject to the adjustments to the terms and conditions of this Agreement set out in Schedule 9 hereto (the "Alternative Term Option"). In such case, the Second Early Termination Date shall also be changed to the date falling ***** years after the First Early Termination Date. If Lessee exercises the Alternative Term Option, the amendments set out in Schedule 9, shall be applied automatically to this Agreement, without further action or agreement by or between the Parties. If Lessee does not exercise the Alternative Term Option on or before 1 June 2015, the Alternative Term Option shall automatically expire and cease to be exercisable by Lessee. If either the Hard Arms Optional Change and/or the MSO Optional Change has been exercised by Lessee prior to exercise of the Alternative Term Option, then unless otherwise agreed between the Parties, the Hard Arms Optional Change and/or the MSO Optional Change (as applicable) shall be cancelled upon exercise by Lessee of the Alternative Term

18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Option and the cancellation fee shall become payable by Lessee in the amount(s) provided under Schedule 2.

4.	DELIVERY AND REDELIVERY

4.1	Pre-Delivery Voyage

(a)	Lessee shall be entitled to require that the Vessel loads, carries and delivers a cargo of LNG to Lessee on the Delivery Date (the "Pre-Delivery Cargo Option"), provided that:

(i)	Lessee shall exercise the Pre-Delivery Cargo Option at the latest ***** months prior to the Delivery Due Date; and

(ii)	Owner shall not be required to load a cargo of LNG from any loading point in respect of which, having used reasonable endeavours, it has been unable to obtain all necessary approvals.

(b)	If Lessee has exercised the Pre-Delivery Cargo Option, Owner shall notify Lessee in writing as early as reasonably possible of the location from which the Vessel would commence its voyage to the loading point directed by Lessee (the "Vessel Starting Point"). On this basis, Owner shall provide Lessee with an estimated price range for the Pre-Delivery Cargo Option, based on: (i) Owner's good faith estimate of the additional number of days (or part thereof) required for the Vessel to travel from Vessel Starting Point, via the loading point directed by Lessee, to the Place of Delivery (including time at the loading point), as compared to the time required for the Vessel to travel from the Vessel Starting Point directly to the Place of Delivery (such additional number of days being the "Pre-Delivery Voyage Time"), multiplied by the Rate; plus (ii) the Pre-Delivery Voyage Time multiplied by the Daily Fee; plus (iii) Voyage Expenses. Such estimated price range shall be subject to change only as necessary to reflect additional Pre-Delivery Voyage Time (not attributable to Owner, Contractor or Owner's or Contractor's Affiliates, contractors, servants and subcontractors) and applicable Voyage Expenses. Lessee shall have ***** days from the date of receipt of such notice from Owner to elect whether to proceed with the Pre-Delivery Cargo Option or to cancel the Pre-Delivery Cargo Option.

(c)	Lessee may at any time prior to notification by Owner of the Vessel Starting Point under Clause 4.1(b) request a fixed lump sum price for the Pre-Delivery Cargo Option from Owner. If so requested by Lessee, Owner shall notify Lessee of such fixed lump sum price within ***** days following receipt of Lessee’s request. Lessee shall have ***** days from the date of receipt of such notice from Owner to elect whether to proceed with the Pre-Delivery Cargo Option on the basis of the lump sum price, to cancel the Pre-Delivery Cargo Option altogether, or to maintain the Pre-Delivery Cargo Option on the basis of Clause 4.1(b) above.

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(d)	If Lessee elects to cancel the Pre-Delivery Cargo Option under Clause 4.1(b) or 4.1(c), Owner shall not be required to deliver the Vessel with a cargo of LNG on the Delivery Date and Lessee shall not be obliged to pay Owner any amounts under this Clause 4.1.

4.2	Documentation

The Vessel shall be properly documented on Delivery in accordance with the laws of the Flag State, the requirements of the Classification Society and applicable Law.

4.3	Owner's Obligations prior to Delivery

(a)	Any material change order initiated by Owner or by Builder under the Shipbuilding Contract shall require the prior written approval of Lessee, which approval shall not be unreasonably delayed or withheld.

(b)	Lessee shall have the right to require Owner to make any of the optional changes to the Vessel Specifications set forth in Schedule 2 before the deadline applicable to such optional change as set out in Schedule 2 by giving notice in writing to Owner. Lessee shall pay to Owner the Hard Arms Optional Change Amount (if Lessee has exercised the Hard Arms Optional Change) and/or the MSO Optional Change Amount (if Lessee has exercised the MSO Optional Change) in accordance with Clause 4.3(c). In the event that the actual cost of such change order exceeds the Hard Arms Optional Change Amount or the MSO Optional Change Amount (as applicable), Lessee shall only be required to pay an amount to Owner equal to the Hard Arms Optional Change Amount or the MSO Optional Change Amount (as applicable) and Owner shall be liable for any excess. Owner shall take full risk on all installation work associated with the optional changes to the Vessel Specifications set forth in Schedule 2 at a qualified yard (to be selected by Owner). Owner shall use reasonable endeavours to cause the yard to give access to four (4) people selected by Lessee, at Lessee's risk and expense, to attend and observe such installation.

(c)	Lessee shall discharge its liability to pay the Hard Arms Optional Change Amount and/or the MSO Optional Change Amount (as applicable) as set out in Clause 4.3(b) above, either (at Lessee's election) by:

(i)	Lessee paying to Owner the Hard Arms Optional Change Amount (if Lessee has exercised the Hard Arms Optional Change) and/or the MSO Optional Change Amount (if Lessee has exercised the MSO Optional Change) on the Vessel Acceptance Date; or

(ii)	Lessee paying to Owner the Daily Hard Arms Reimbursement (if Lessee has exercised the Hard Arms Optional Change) and/or the Daily MSO Reimbursement (if Lessee has exercised the MSO Optional Change), each in accordance with Clause 11.1(d).

(d)	During building and commissioning of the Vessel, Owner shall on or before the fifteenth (15th) day of each month, provide monthly update reports to Lessee concerning advances in the building of the Vessel. Such report shall include: (i) activities completed during the previous month; (ii) activities scheduled for the

20

then current month; (iii) the results of any Completion Tests and any tests of the Regasification Equipment, (iv) a description of any change orders, (v) any force majeure events declared by the Builder, and (vi) any delays from the construction schedule.

(e)	Owner shall cause the building of the Vessel under the Shipbuilding Contract to meet the Vessel Specifications. Owner shall procure that, prior to Delivery, all necessary Pre-Commissioning Tests are completed at Owner's sole cost and expense.

(f)	Owner shall use all reasonable endeavours to cooperate with the EPC Contractor and shall provide all reasonably requested information in good faith to facilitate the mooring construction and compatibility of the Vessel with the FSRU Site, the Jetty and the Customer's Topside Facilities and to enable Lessee to comply with its obligations under Clause 7(a). In the event that Owner is negligent in performing its obligations under this Clause 4.3(f), Owner shall be liable for any related modification costs caused by its negligence.

(g)	Owner shall on not less than fourteen (14) days' written notice given by Lessee conduct one site visit at the FSRU Site before the Delivery Due Date to assess the site and the physical and local conditions applicable at the FSRU Site.

4.4	Inspection

At the request of Lessee at any one or more times prior to the delivery of the Vessel by the Builder to Owner, Owner shall use reasonable endeavours to cause the Builder to give access to two (2) people selected by Lessee to, at Lessee's risk and expense, attend and observe all construction activities and tests and trials of the Vessel that will be conducted by the Builder under the Shipbuilding Contract. Without limiting the generality of the foregoing, Owner shall use reasonable endeavours to cause the Builder to permit two (2) people selected by Lessee to witness the following:

(a)	the testing by the Builder of the Regasification Equipment at the shipyard or its or its subcontractors' facilities in Korea or elsewhere; and

(b)	the Pre-Commissioning Tests.

Owner shall deliver notices of testing and trials being performed on the Vessel to Lessee sufficiently in advance to allow two (2) people selected by Lessee to attend such testing and trials.

4.5	Delivery

(a)	Owner shall tender the Vessel to Lessee upon arrival at pilot boarding station at the FSRU Site ("Place of Delivery") on 1 June 2016 (as such date may be adjusted in accordance with Clause 4.5(b)) (the "Delivery Due Date").

(b)	Lessee shall have the option to delay the Delivery Due Date by giving notice to Owner in writing at any time prior to 1 June 2015 (the "Delay Notice"). If Lessee serves the Delay Notice, the revised Delivery Due Date shall be determined in accordance with the following narrowing window mechanism:

21

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	the revised Delivery Due Date shall fall in the period between 2 June 2016 and 1 January 2017 ("Window 1");

(ii)	no later than 11 January 2016, Lessee shall give written notice to Owner of a ***** day period, which shall fall entirely within Window 1, within which the Delivery Due Date shall fall ("Window 2"). If Lessee fails to give such notice, Window 2 shall be the ***** day period ending on the last day of Window 1;

(iii)	no later than ***** days prior to the commencement of Window 2, Lessee shall give written notice to Owner of a ***** day period, which shall fall entirely within Window 2, within which the Delivery Due Date shall fall ("Window 3"). If Lessee fails to give such notice, Window 3 shall be the ***** day period ending on the last day of Window 2; and

(iv)	no later than ***** days prior to the commencement of Window 3, Lessee shall give written notice to Owner of the Delivery Due Date which shall be a date falling within Window 3. If Lessee fails to give such notice, the Delivery Due Date shall be the last day of Window 3.

(c)	If Lessee serves a Delay Notice, Lessee shall pay to Owner a daily standby hire rate equal to ***** Dollars (USD *****) (the "Standby Rate") in accordance with Clause 4.7(d). The aggregate total amount which Lessee becomes obliged to pay pursuant to this Clause 4.5(c) shall be the "Standby Hire" and shall be an amount equal to:

Standby Rate x N

Where N is the number of days between 1 June 2016 and the Delivery Due Date.

The obligation of Lessee to pay the Standby Hire as provided in this Agreement (and without prejudice to any remedies Owner may have under this Agreement arising from the failure of Lessee to pay such Standby Hire as provided in this Agreement) shall represent Owner's sole and exclusive remedy for Lessee delaying the Delivery Due Date in accordance with Clause 4.5(b).

(d)	The liability of Lessee to pay the Standby Hire shall be discharged by Lessee by either (at Lessee's option):

(i)	Lessee paying to Owner the Standby Hire on the Vessel Acceptance Date; or

(ii)	Lessee paying to Owner the Daily Standby Rate Reimbursement, in accordance with Clause 11.1(e).

(e)	The "Delivery Date" shall be: (i) the date on which Delivery of the Vessel takes place; or (ii) if Delivery of the Vessel takes place prior to the Delivery Due Date, the Delivery Due Date.

22

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.6	Conditions to Acceptance of the Vessel and Evidence of Vessel Acceptance

(a)	As soon as reasonably practicable, but in any event no longer than ***** days, after the Delivery Date, Owner shall (i) navigate the Vessel from the Place of Delivery to the FSRU Site and securely moor the Vessel at the FSRU Site; and (ii) procure that the Start-Up and Performance Tests are completed at Owner's sole cost and expense, save as provided under Clause 4.12(b). The Start-Up and Performance Tests shall be carried out in the presence of four (4) people selected by Lessee.

(b)	Lessee's acceptance of the Vessel following the Delivery by Owner shall be subject to: (i) the Vessel meeting those certain Vessel Specifications where non-compliance would have an adverse effect on the compatibility of the Vessel with the Jetty and Customer's Topside Facilities, performance of the Vessel, classification/registration and Flag State of the Vessel and meeting in all material respects the other Vessel Specifications; (ii) the Vessel successfully completing the Completion Tests; and (iii) Owner having demonstrated to Lessee's satisfaction (acting reasonably) that the Vessel is validly registered in Owner's name.

(c)	On the date on which the conditions set out in Clause 4.6(b) have been met or Lessee has agreed to accept the Vessel in accordance with and subject to Clause 4.7(b)(ii), Owner and Lessee shall execute a certificate of acceptance in the form set forth in Schedule 5 (the "Certificate of Acceptance"). Notwithstanding the foregoing, if the Parties are unable to agree on whether the conditions set out in Clause 4.6(b) have been met, the Certificate of Acceptance shall be deemed executed on the day all the conditions set out in Clause 4.6(b) have been met as determined by the Expert in accordance with Clause 30.2. The date on which the Certificate of Acceptance is executed or deemed executed by the Parties shall be the "Vessel Acceptance Date".

(d)	In circumstances where the Vessel fails to meet the Vessel Specifications which failure has an adverse effect on the compatibility of the Vessel with the Jetty and Customer's Topside Facilities, performance of the Vessel, classification/registration and Flag State of the Vessel and/or fails to meet in any material respect any of the other Vessel Specifications or fails to pass any Completion Tests, Owner shall at its sole cost and expense, correct any defect or non-conformity causing such failure and re-perform the Completion Tests. Until the Vessel meets those Vessel Specifications where non-compliance would have an adverse effect on the compatibility of the Vessel with the Jetty and Customer's Topside Facilities, performance of the Vessel, classification/registration and Flag State of the Vessel and meets in all material respects the other Vessel Specifications and passes the relevant Completion Test, Lessee shall have the right to refuse to execute the Certificate of Acceptance.

23

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.7	Delays to Vessel Acceptance Date

(a)	If the Vessel Acceptance Date has not occurred within ***** days after the Delivery Due Date, Owner shall pay to Lessee as liquidated damages a sum of ***** Dollars (USD *****) for each day of delay, provided that:

(i)	the aforesaid ***** day period shall be extended by an equal number of days for each day or part of a day of delay caused by: (A) an Event of Force Majeure; or (B) any ILA Excusable Event; (C) any failure by Lessee to provide additional LNG required to re-perform any Start-Up and Performance Tests pursuant to Clause 4.12(b) and/or Clause 7(g); or (D) the existence of Adverse Metocean Conditions; and

(ii)	the total amount of such liquidated damages payable by Owner under this Clause 4.7(a) shall not exceed ***** Dollars (USD *****), and, save for Lessee's right to terminate this Agreement under Clause 4.7(b)(i) and Lessee's rights under Clause 20 (and without prejudice to any remedies Lessee may have under this Agreement arising from the failure of Owner to pay such liquidated damages), any such liquidated damages shall represent Lessee's sole and exclusive remedy for the delay by Owner beyond the Delivery Due Date.

(b)	If the Vessel Acceptance Date has not occurred within ***** days after the Delivery Due Date, Lessee may, at its sole option:

(i)	terminate this Agreement with immediate effect in accordance with Clause 20.2(a)(xviii); or

(ii)	accept a valid tender of the Vessel, provided that where the Vessel cannot achieve the Guaranteed Regas Rate, Owner compensates Lessee by reducing the Rate in accordance with Clause 4.7(c),

provided that the aforesaid ***** day period shall be extended by an equal number of days for each day or part of a day of delay caused by (A) an Event of Force Majeure; or (B) any ILA Excusable Event; (C) any failure by Lessee to provide additional LNG required to re-perform any Start-Up and Performance Tests pursuant to Clause 4.12(b) and/or Clause 7(g); or (D) the existence of Adverse Metocean Conditions.

(c)	If the Vessel Acceptance Date has not occurred because, due to the Vessel's technical or other condition, the Owner is unable to establish that the Vessel is capable of sending out regasified LNG at a rate of four hundred million Standard Cubic Feet per day (400 MMscf/day) (the "Guaranteed Regas Rate") and Lessee nevertheless elects to accept a valid tender of the Vessel pursuant to Clause 4.7(b)(ii), the following shall apply:

(i)	the Rate shall be reduced by a percentage equal to the deficiency expressed as a percentage between the send out rate that the Vessel is

24

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

capable of achieving at the relevant time and the Guaranteed Regas Rate; and

(ii)	the reduction in Rate pursuant to Clause 4.7(c)(i) shall until the Vessel is capable of achieving the Guaranteed Regas Rate.

(d)	If the period between the Delivery Due Date and the Vessel Acceptance Date is extended beyond ***** days as a result of the occurrence in the period between the Delivery Due Date and the Vessel Acceptance Date of any of the following events or circumstances (each such event or circumstance, a "Lessee Delay Event"):

(i)	any ILA Excusable Event;

(ii)	Event of Force Majeure (save for Events of Force Majeure acting on the Vessel prior to Delivery); or

(iii)	Adverse Metocean Conditions;

Lessee shall pay Owner an amount equal to ***** Dollars (USD *****) (the "Deemed Rate") for each day or part of a day of such delay (without double-counting) which is caused by a Lessee Delay Event in accordance with Clause 4.7(e), provided that Lessee shall not be obliged to pay Owner such amounts to the extent that the Lessee Delay Event is an Event of Force Majeure affecting the Vessel where such Event of Force Majeure is covered by Owner's insurance (or would have been so covered had Owner been in full compliance with its obligations to maintain insurance in accordance with Clause 23). The total amount which Lessee becomes obliged to pay pursuant to this Clause 4.7(d) shall be the "Accrued Hire" and save for Owner's right to terminate this Agreement under Clause 4.7(f) and 20.3(d) (and without prejudice to any remedies Owner may have under this Agreement arising from the failure of Lessee to pay such Accrued Hire as provided in this Agreement), such obligation of Lessee to pay the Accrued Hire as provided in this Agreement, shall represent Owner's sole and exclusive remedy for the delay in achieving the Vessel Acceptance Date due to a Lessee Delay Event;

(e)	Lessee shall discharge any liability to pay Accrued Hire either (at Lessee's option) by:

(i)	Lessee paying to Owner the Accrued Hire on the Vessel Acceptance Date; or

(ii)	Lessee paying to Owner the Daily Accrued Hire Reimbursement, in accordance with Clause 11.1(f).

(f)	If Lessee has become liable to pay the Deemed Rate for ***** days or more pursuant to Clause 4.7(d) (but excluding any days on which Lessee become liable to pay the Deemed Rate due to Adverse Metocean Conditions), Lessee

25

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

shall have the right to terminate this Agreement in accordance with Clause 20.3(e). Subject to Clause 4.7(g), Owner shall also have the right to terminate this Agreement in the circumstances set out in this Clause 4.7(f) in accordance with Clause 20.3(d).

(g)	Prior to exercising Owner's right to terminate this Agreement pursuant to Clause 4.7(f), Owner shall notify Lessee of its intention to exercise such right. Upon receipt of such notice from Owner, Lessee shall have the option (but not the obligation) to pay to Owner the Accrued Hire. If Lessee has not paid such amounts to Owner within ***** Banking Days of receipt of such notice from Owner, Owner shall have the right to terminate this Agreement in accordance with Clause 20.3(d). If Lessee pays such amounts to Owner within the ***** Banking Day period, Owner shall not have the right to terminate this Agreement, and Lessee shall pay the Deemed Rate for each additional day of delay caused by a Lessee Delay Event arising after such date on a monthly basis in arrears, until the Vessel Acceptance Date.

4.8	Redelivery

Unless Lessee has exercised the Purchase Option, at the expiration of the Term the Vessel shall be redelivered by Lessee to Owner at the FSRU Site. Lessee shall give Owner *****, *****, *****, *****, *****, *****, *****, *****, *****, *****, ***** and ***** day(s) notice of redelivery.

4.9	Early Redelivery

Unless Lessee has exercised the Purchase Option, if this Agreement is terminated prior to the expiration of the Term in accordance with any provision of this Agreement or applicable Law, the Vessel shall be redelivered by Lessee to Owner at the FSRU Site on the date on which this Agreement terminates and, subject to Clause 4.12(c), Owner shall pay Lessee for the LNG on board at the LNG Price and any other sums Lessee is entitled to receive under this Agreement.

4.10	Bunkers at Delivery and Redelivery

Owner shall provide, and Lessee will accept and pay for, all bunkers (which shall include fuel oil, diesel oil and gas oil) on board the Vessel at the time of Delivery, and on Redelivery (whether it occurs at the end of the Term or on the early termination of this Agreement) Owner will accept and pay for all bunkers remaining on board at the time of Redelivery. All bunkers shall be valued at the price paid for such bunkers as evidenced by the relevant invoices.

4.11	Bunkers' Quality Specifications

All bunkers supplied or provided by Owner pursuant to Clause 4.10 at the time of Delivery shall meet the minimum quantity requirements and quality standards more particularly described in the FSRU Operation and Services Agreement at Schedule VI.

26

4.12	LNG and LNG Heel at Delivery and Redelivery

(a)	Owner shall deliver the Vessel to Lessee with cargo tanks containing LNG vapour, inert gas or fresh air, at Owner's option, or, in the event that Lessee has exercised and not cancelled the Pre-Delivery Cargo Option, loaded with LNG.

(b)	Lessee shall provide and pay for the LNG necessary for Owner to carry out the Start-Up and Performance Tests at the Place of Delivery, provided that:

(i)	if agreed between the Parties prior to Delivery, Owner shall procure for the account of Lessee such commissioning LNG and the initial LNG Heel;

(ii)	if additional LNG is required to re-perform any Start-up and Performance Tests, unless for reasons attributable to Lessee such LNG shall be paid for by Owner, with no right of reimbursement from Lessee.

(c)	Lessee shall redeliver the Vessel to Owner with cargo tanks containing inert gas or fresh air, at Lessee's option, provided that, if so requested by Owner, Lessee shall use reasonable endeavours to redeliver the Vessel to Owner with tanks under LNG vapours or with a quantity of LNG Heel notified by Owner in writing to Lessee of between two thousand (2,000) cbm and ten thousand (10,000) cbm. Owner shall pay Lessee for all such LNG Heel on board at Redelivery at the LNG Price.

4.13	Bunkers and LNG Heel on Board

Notwithstanding anything contained in this Agreement, all bunkers and LNG Heel on board the Vessel shall, throughout the Term, remain the property of Lessee and can only be purchased on the terms specified in this Agreement at the end of the Term or, if earlier, at the termination of this Agreement.

4.14	Oil and Stores

No payment shall be made by Lessee on delivery or by Owner on redelivery for any part of the Vessel's equipment, outfit including spare parts, appliances or consumable stores on board and Owner and Contractor shall make their own arrangement at the time of delivery and redelivery for taking over and payment for lubricating oil, un-broached provisions, paints, ropes and other consumable stores in the Vessel.

5.	OPTION TO PURCHASE

5.1	Owner hereby grants to Lessee the option to purchase the Vessel on an "as is where is" basis from Owner at the end of the Term on the terms set out in this Clause 5 (the "Purchase Option").

5.2	Lessee shall have the right (but not the obligation) at its sole discretion to elect by notice in writing to Owner to exercise the Purchase Option at the end of the Term.

5.3	On the exercise of the Purchase Option by Lessee, Owner shall become bound to sell and Lessee shall become obliged to purchase the Vessel in accordance with the terms set out in this Clause 5.

27

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.4	The price to be paid by Lessee on completion of the Purchase Option shall be the amount specified in the amortisation table appearing at Schedule 10, corresponding to the point in time when the Purchase Option is to be completed.

5.5	The Purchase Option Price shall be deemed to be exclusive of any and all Taxes.

5.6	Subject to Clauses 5.9 and 5.10, completion of the Purchase Option shall take place on a date to be agreed between the Parties (or failing such agreement, the date falling ***** days after the end of the Term). For the avoidance of doubt, during the period from service of the notice exercising the Purchase Option until completion of the Purchase Option, the terms of this Agreement shall remain in full force and effect.

5.7	On the date fixed for completion of the Purchase Option, completion of the Purchase Option shall take place by the occurrence of all of the following actions:

(a)	Lessee shall pay the Purchase Option Price to Owner by electronic bank transfer to such account as Owner shall nominate in writing prior to the date for completion of the Purchase Option; and

(b)	upon receipt of the Purchase Option Price, Owner shall arrange discharge of any Encumbrances and shall transfer or procure the transfer of the Vessel to Lessee free from Encumbrances and deliver all relevant documents of title in respect of the Vessel to Lessee, provided that the steps identified in this Clause 5.7(a) and 5.7(b) above shall be subject to adjustment as necessary to satisfy the requirements of the Approved Mortgagee.

5.8	If any of the provisions of Clause 5.7 are not complied with on the date fixed for completion of the Purchase Option, the Party not in default may (without prejudice to its other rights and remedies):

(a)	defer completion to a date not more than ***** Banking Days after such date (and so that the provisions of this Clause 5 shall apply to completion as so deferred);

(b)	proceed to completion so far as is practicable; or

(c)	rescind the contract of sale arising by virtue of the exercise of the Purchase Option.

5.9	If, during the period between exercise of the Purchase Option and the day of completion of the Purchase Option, the Vessel:

(a)	has become an actual, constructive, compromised or arranged total loss or goes missing; or

(b)	is no longer in working order,

28

then the contract of sale arising by virtue of the exercise of the Purchase Option shall be automatically rescinded according to its terms.

5.10	If, during the period between exercise of the Purchase Option and the day of completion of the Purchase Option, this Agreement is terminated, it shall be understood that Lessee no longer wishes to exercise the Purchase Option, and the contract of sale arising by virtue of the exercise of the Purchase Option shall be automatically rescinded according to its terms.

5.11	In case of early termination of this Agreement under Clause 20, or otherwise for any reason (except for termination by either Party on the First Early Termination Date or the Second Early Termination Date), the Purchase Option shall cease to apply and all rights thereto shall be irrevocably waived by Lessee.

6.	OWNER TO PROVIDE

Owner shall be responsible for delivering the Vessel to Lessee in accordance with Clause 4.5 and meeting or satisfying the conditions to the acceptance of the Vessel pursuant to Clause 4.6(b).

7.	LESSEE TO PROVIDE

Lessee shall be responsible for the following:

(a)	causing the FSRU Site, the Jetty and the Customer's Topside Facilities to be in all respects suitable for the mooring of the Vessel and for Owner to perform its obligations under this Agreement during the Term;

(b)	making the payments to Owner as provided in this Agreement;

(c)	the legal importation of the Vessel into Colombia without undue delay, including the conduct of any administrative proceedings required for such importation, and the payment of (i) Taxes applicable to the importation of the Vessel to the extent that such Taxes arise in Colombia and (ii) all Port Charges;

(d)	maintaining in force and effect the Environmental Permit and the Port Concession;

(e)	obtaining local port authorization to move the Vessel from the Place of Delivery to the FSRU Site, unless by applicable law or regulations only Owner can seek and obtain such authorization. Owner shall provide all necessary support to Lessee to obtain such authorization in a timely manner;

(f)	providing pilot, fire boats, tugs, escort vessels, security measures (including guard vessels) and any other assistance required in order for the Vessel to reach and be properly moored, stay at and leave the FSRU Site;

(g)	providing timely, suitable and sufficient LNG supply and Gas off-take capacity in order for Owner to timely complete the Start-Up and Performance Tests as well as gas oil and diesel oil for the production of nitrogen gas and inert gas and for the diesel generators;

29

(h)	the legal exportation of the Vessel out of Colombia without undue delay, including the conduct of any administrative proceedings required for such exportation, and the payment of Taxes applicable to the exportation of the Vessel to the extent that such Taxes arise in Colombia;

(i)	returning the Vessel to Owner at the expiry of the Term, provided that the Purchase Option is not exercised, or upon earlier termination of this Agreement; and

(j)	implementing and maintaining the Lessee Trust Fund as provided under Clause 12.13.

8.	REQUIREMENTS ON THE USE OF THE VESSEL

The Vessel's employment under this Agreement shall only be as a floating storage and regasification unit for LNG and the Vessel shall be moored at the Jetty located in the FSRU Site and shall be capable of receiving and storing LNG and discharging regasified LNG subject to the terms of this Agreement and the FSRU Operation and Services Agreement. Except as it may otherwise be mutually agreed by the Parties, or with the exception of tsunami warnings or adverse weather in the vicinity of the FSRU Site where the Vessel may leave the FSRU Site temporarily under her own propulsion to a safe port or place and thereafter return as soon as the FSRU Site ceases to be subject to such tsunami warnings or adverse weather (at all such times being on Hire), the Vessel under this Agreement may not be used in any port or place other than at the FSRU Site. Notwithstanding the foregoing, if Lessee wishes to moor the Vessel at an alternative site besides the FSRU Site, it may do so provided: (a) Owner approves such alternative site, such approval not to be unreasonably withheld; and (b) Lessee pays all costs and expenses of Owner arising or incurred in connection with the change of site, including without limitation, costs associated with the relocation of the Vessel and any logistical requirement of Owner at the alternative site. The Vessel shall remain on Hire during any such relocation.

9.	TRADING RESTRICTIONS

Lessee undertakes not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of this Agreement and the FSRU Operation and Services Agreement.

10.	CHANGE IN LAW AND CHANGES TO VESSEL

10.1	New Class and Other Safety Requirements etc.

In the event of any improvement, structural changes or any other modification or new equipment becoming necessary on the Vessel for the use of the Vessel and/or the performance of the FSRU Services under the FSRU Operation and Services Agreement by reason of:

(a)	new class requirements;

(b)	legislation of the Flag State; or

(c)	any Change in Law,

30

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the cost of compliance shall, subject to an annual floor of ***** Dollars (USD *****) which shall be for Owner's account, be borne by Lessee. The Vessel shall always remain on Hire for all periods relating to such improvement, changes or modification required in connection with a Change in Law which arises in Colombia. The Vessel shall be Off-Hire and Hire shall not be payable for periods in which the Vessel is unavailable due to an improvement change or modification necessitated by a Change in Law which arises outside of Colombia or by new class requirements or legislation of the Flag State.

10.2	Changes to the Vessel

Subject to Clause 10.1, Lessee shall make no changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing Owner's written approval thereof.

11.	HIRE AND DAILY REIMBURSEMENT AMOUNTS

11.1	Rate of Hire

(a)	Subject to the terms of this Agreement, unless the Vessel is Off-Hire or the Partial Hire Rate is payable in accordance with this Clause 11, Lessee shall pay a monthly hire for the leasing of the Vessel ("Hire"), calculated at the Rate in Dollars per day, and pro rata for any part of a day, from the Vessel Acceptance Date until the time and date of Redelivery to Owner. The amount of the Hire payable by Lessee for any calendar month shall be equal to the sum of (i) the Rate multiplied by the number of days in the relevant month on which the Rate was payable and (ii) the Partial Hire Rate multiplied by the number of days in the relevant month on which the Partial Hire Rate was payable.

(b)	The daily rate for the leasing of the Vessel (the "Rate") from the Vessel Acceptance Date shall be ***** Dollars (USD *****), as adjusted in accordance with Clause 4.7(c) (if applicable).

(c)	Schedule 10 sets out a table showing the Rate comprising amortisation of the Vessel and a financial portion to represent Owner's interest in this Agreement.

(d)	In the event Lessee has become liable to pay the Hard Arms Optional Change Amount and/or the MSO Optional Change Amount (as applicable) pursuant to Clause 4.3(b) and Lessee has elected to discharge its liability in respect of such amount pursuant to Clause 4.3(c)(ii), Lessee shall pay to Owner for each day of the first ten (10) years of the Initial Term:

(i)	if Lessee has exercised the Hard Arms Optional Change, an amount equal to ***** Dollars (USD *****) (the "Daily Hard Arms Reimbursement"), until Lessee has paid an aggregate amount under this Clause 11.1(d)(i) equal to the Hard Arms Optional Change Amount; and/or

31

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)	if Lessee has exercised the MSO Optional Change, an amount equal to ***** Dollars (USD *****) (the "Daily MSO Reimbursement"), until Lessee has paid an aggregate amount under this Clause 11.1(d)(ii) equal to the MSO Optional Change Amount.

(e)	In the event Lessee has become liable to pay the Standby Hire pursuant to Clause 4.5(c) and Lessee has elected to discharge its liability in respect of such amount pursuant to Clause 4.5(d)(ii), Lessee shall pay to Owner for each day of the first ten (10) years of the Initial Term an amount equal to:

*****

Where:

***** is the daily interest rate equivalent to a rate of ***** per cent (*****%) per annum;

***** is the Standby Hire; and

***** is the total number of days in the first ten (10) years of the Initial Term,

(the "Daily Standby Rate Reimbursement"), until Lessee has paid an aggregate amount under this Clause 11.1(e) equal to the Standby Hire.

(f)	In the event Lessee has become liable to pay the Accrued Hire pursuant to Clause 4.7(d) and Lessee has elected to discharge its liability in respect of such amount pursuant to Clause 4.7(e)(ii), Lessee shall pay to Owner for each day of the first ten (10) years of the Initial Term an amount equal to:

*****

Where:

***** is the daily interest rate equivalent to a rate of ***** per cent (*****%) per annum;

***** is the Accrued Hire; and

***** is the total number of days in the first ten (10) years of the Initial Term,

(the "Daily Accrued Hire Reimbursement"), until Lessee has paid an aggregate amount under this Clause 11.1(f) equal to the Accrued Hire.

(g)	In the event Lessee has become liable to pay the Pre-VAD Lessee LOC Costs pursuant to Clause 12.10(d), Lessee shall pay to Owner for each day of the first ten (10) years of the Initial Term an amount equal to:

*****

32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Where:

***** is the daily interest rate equivalent to a rate of ***** per cent (*****%) per annum;

***** is the Pre-VAD Lessee LOC Costs; and

***** is the total number of days in the first ten (10) years in the Initial Term,

(the "Daily Pre-VAD LOC Reimbursement"), until Lessee has paid an aggregate amount under this Clause 11.1(g) equal to the Pre-VAD Lessee LOC Costs.

11.2	Partial Hire

(a)	On any day on which there is a Service Failure under the FSRU Operation and Services Agreement and the Vessel is not considered Off-Hire under this Agreement, a reduced Rate shall be payable by Lessee (the "Partial Hire Rate").

(b)	The Partial Hire Rate shall be calculated on a daily basis and shall be the Rate multiplied by the percentage of the duly nominated volume of regasified LNG that Contractor was able to deliver on the relevant day under the FSRU Operation and Services Agreement.

12.	PAYMENT, INVOICING AND PERFORMANCE SECURITY

12.1	Invoices

On the first (1st) Banking Day of each month which falls after the Vessel Acceptance Date, Owner shall issue to Lessee an invoice in respect of amounts payable by Lessee pursuant to Clauses 11.1(a), 11.1(d), 11.1(e), 11.1(f) and 11.1(g) corresponding to the immediately preceding month (the "Hire Invoice"), which shall include the following information:

(a)	the dates and the number of days in the relevant month for which the Rate is payable;

(b)	the applicable Rate;

(c)	the dates and the number of days in the relevant month for which the Partial Hire Rate is payable;

(d)	the applicable Partial Hire Rate for each of the days specified in Clause 12.1(c);

(e)	the gross amount of Hire payable pursuant to Clause 12.1(a) for the relevant month (expressed in figures and in words), including applicable gross up pursuant to Clause 12.7(a);

33

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(f)	any applicable Daily Reimbursement Amounts, the number of days in the relevant month and the gross amount of Daily Reimbursement Amounts payable for the relevant month;

(g)	the date and place of issue and serial number of the Hire Invoice;

(h)	reference to this Agreement;

(i)	the name and code number of the bank, its address and the account number to which payment should be made; and

(j)	the name of a contact person and such person's address and fax number, in order that Lessee may notify Owner that payment has been made.

12.2	Debit Notes

(a)	If any amounts are due from one Party to the other Party pursuant to this Agreement other than those set forth in a Hire Invoice, including any amounts paid but not earned or earned but not paid, then the Party to whom such sums are owed shall furnish to the other Party an invoice (each a "Debit Note") therefor setting out, where applicable, the relevant information together with calculations and relevant supporting documents.

(b)	Lessee shall be entitled to invoice under a Debit Note:

(i)	any disbursements made by Lessee for Owner's or the Vessel's account, including commissions, overheads and handling charges when such disbursements are permitted to be made by Lessee under this Agreement; and

(ii)	any other amounts to which Lessee is entitled or which are payable by Owner to Lessee under this Agreement.

12.3	Payment Dates

(a)	Each Hire Invoice received by Lessee in accordance with Clause 12.1 shall become due and payable on the date which falls ***** Banking Days after receipt by Lessee of the Hire Invoice (the "Hire Invoice Due Date").

(b)	Each Debit Note shall become due and payable on the date which falls ***** Banking Days after receipt by the relevant Party of the Debit Note (the "Debit Note Due Date").

(c)	All Hire Invoices and Debit Notes shall be issued and paid in Dollars.

12.4	Payment

(a)	Subject to Clause 12.5, Lessee shall pay or cause to be paid, on or before the Hire Invoice Due Date and Debit Note Due Date, as applicable, all amounts that

34

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

become due and payable by Lessee pursuant to Hire Invoices or Debit Notes, as the case may be, issued hereunder in immediately available funds to such account with such bank and in such location as shall have been designated by Owner in such Hire Invoice or Debit Note, as applicable.

(b)	Subject to Clause 12.5, Owner shall pay or cause to be paid, on or before the Debit Note Due Date, all amounts that become due and payable by Owner pursuant to Debit Notes issued hereunder in immediately available funds to such account with such bank and in such location as shall have been designated by Lessee in such Debit Note.

(c)	Lessee shall not have the right to receive payment from Owner of any amount under a Debit Note hereunder to the extent Customer has issued a debit note for the same item in accordance with the provisions of clause 9.2 of the FSRU Operation and Services Agreement. Owner shall not have the right to receive payment from Lessee of any amount under a Debit Note hereunder to the extent Contractor has issued a debit note for the same item in accordance with the provisions of clause 9.2 of the FSRU Operation and Services Agreement.

(d)	Any payment which is due to be made under this Agreement on a day that is not a Banking Day shall be made on the next succeeding Banking Day.

12.5	Disputed Invoices

If a Party disagrees with any Hire Invoice and/or Debit Note, it shall pay all undisputed amounts of such Hire Invoice and/or Debit Note (subject to adjustment for outstanding undisputed Hire Invoice and/or Debit Notes) and shall immediately notify the other Party (the "Issuing Party") of the reasons for such disagreement, except that, in the case of manifest error in computation, the Party receiving the Hire Invoice or the Debit Note shall pay the correct amount after advising the Issuing Party of the error. A Hire Invoice or Debit Note may be contested by the Party that received it or modified by the Party that sent it, by notice delivered to the other Party within a period of ***** Banking Days after such receipt or sending, as the case may be. In the event the Parties are unable to resolve the dispute as to a Hire Invoice or Debit Note the matter shall be referred to arbitration in accordance with Clause 30.3. Promptly after resolution of any dispute as to a Hire Invoice or Debit Note, the amount agreed or determined to be due shall be paid by Owner or Lessee (as the case may be) to the other Party, together with interest thereon at the Default Rate from the original due date to the date of payment of the due amount.

12.6	Delayed Payment

(a)	If any amount due from either Party under this Agreement shall not be paid or credited when due, then there shall be due and payable to the other Party compensation thereon, calculated at a rate equal to LIBOR plus ***** per cent (+*****%) per annum (the "Default Rate"), as it changes from time to time from the date on which such payment or credit became overdue to and until such payment or credit is paid or credited in full.

35

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	If Lessee fails to pay any Hire Invoice on or before the Hire Invoice Due Date or any Debit Note on or before the Debit Note Due Date, Owner shall give Lessee a written notice requesting that Lessee rectifies the failure. Subject to Clause 12.5, if Lessee fails to make payment in full of all such outstanding amounts, including interest thereon as provided under Clause 12.6(a) within ***** Banking Days following the date of receipt of such notice, Owner shall be entitled to claim the full amount of such outstanding payment, including interest thereon as provided under Clause 12.6(a), from the Lessee Performance Security.

(c)	If Owner fails to pay any Debit Note on or before the Debit Note Due Date, Lessee shall give Owner a written notice requesting that Owner rectifies the failure. Subject to Clause 12.5, if Owner fails to make payment in full of all such outstanding amounts, including interest thereon as provided under Clause 12.6(a) within ***** Banking Days following the date of receipt of such notice, Lessee shall be entitled to claim the full amount of such outstanding payment, including interest thereon as provided under Clause 12.6(a), from the Höegh Performance Guarantor under the Höegh Performance Guarantee.

(d)	Neither Party shall be responsible for any delay or error by the other (second) Party's bank in crediting the second Party's account provided that the first Party has given proper and timely payment instructions.

12.7	Taxes

Each Party will bear its own Taxes, provided that:

(a)	Lessee shall pay, and gross up Hire and/or, to the extent applicable, any payment in respect of the Hard Arms Optional Change Amount, the MSO Optional Change Amount, Accrued Hire, Standby Hire and/or the Pre-VAD Lessee LOC Costs (including any Daily Reimbursement Amounts) to account in full for, any Colombian withholding Taxes on any payments made to Owner under this Agreement so that Owner will receive the same net amount as if no such withholding had been required;

(b)	Lessee shall compensate Owner for any Taxes imposed due to the Vessel being permanently moored in Colombia;

(c)	any Taxes relating to any importation (including, for the avoidance of doubt, re-importation) or exportation of the Vessel into or out of Colombia under this Agreement shall be borne by Lessee; and

(d)	Lessee shall bear or (as required) compensate Owner for all other Colombian Taxes.

For the avoidance of doubt, Lessee shall in no event be responsible for the payment of any Taxes relating to or arising from (i) Owner's net income (except if imposed in Colombia), (ii) Owner's employees or (iii) Owner's breach of this Agreement.

36

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****)

12.8	Reporting Requirements

Each Party shall comply with any and all governmental requirements regarding reporting, filing of returns, maintenance of books and records, and payment of Taxes.

12.9	Evidence of Payment

Each Party shall promptly upon request provide the other Party with evidence of payment of all amounts required to be paid by such Party under this Clause 12, including if appropriate access to originals of such evidence.

12.10	Lessee Performance Security before Vessel Acceptance Date

(a)	From 11 January 2016 up to the Vessel Acceptance Date (save as set out in Clause 12.10(c)), Lessee shall procure and maintain the Pre-VAD Lessee LOC, in an amount equal to the Pre-VAD Lessee LOC Value, provided that Owner pays all costs associated with the Pre-VAD Lessee LOC directly to the issuing bank or other financial institution.

(b)	Lessee shall provide a counter-indemnity in favour of the bank or financial institution issuing the Pre-VAD Lessee LOC.

(c)	Subject to Clause 12.5, Owner may make a demand under the Pre-VAD Lessee LOC in respect of any amounts which have fallen due for payment by Lessee under the terms of this Agreement and which Lessee has failed to pay under this Agreement. In case an invoice issued prior to the Vessel Acceptance Date is subject to a dispute under Clause 12.5, the validity of the Pre-VAD Lessee LOC shall be maintained until the date falling ***** Banking Days after such dispute is finally resolved in accordance with Clause 30.3.

(d)	Lessee shall reimburse to Owner an amount equal to half of the documented costs paid by Owner to the issuing bank or financial institution in respect of the Pre-VAD Lessee LOC (such amount being the "Pre-VAD Lessee LOC Costs") by paying to Owner the Daily Pre-VAD LOC Reimbursement, in accordance with Clause 11.1(g).

12.11	Lessee Performance Security on and after Vessel Acceptance Date

(a)	Lessee shall on the Vessel Acceptance Date, provide to Owner, and shall maintain until the end of the Term: (i) Lessee Cash Security; and/or (ii) a Lessee LOC in an aggregate amount equal to the Lessee Performance Security Value.

(b)	Subject to Clause 12.5 and clause 9.5 of the FSRU Operation and Services Agreement, Owner may make a demand under the Lessee Performance Security in respect of any amount which Lessee has failed to pay under this Agreement and/or which Customer has failed to pay under the FSRU Operation and Services Agreement.

37

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	In case of any claim by Owner under the Lessee Performance Security pursuant to Clause 12.11(b), Lessee shall be obliged within ***** Banking Days thereafter to procure the full replenishment of the Lessee Performance Security so that the aggregate value of the Lessee Performance Security is equal to the Lessee Performance Security Value.

12.12	Owner Performance Security

(a)	Owner shall, on or before the date which falls ***** days after the date on which Owner is notified by Lessee that the Conditions Precedent have been satisfied, provide to Lessee, and shall maintain until the end of the Term the Höegh Performance Guarantee.

(b)	The Höegh Performance Guarantor shall meet the HPG Credit Tests.

(c)	If:

(i)	the Vessel Acceptance Date has occurred;

(ii)	Höegh LNG Partners LP has provided to Lessee a Höegh Performance Guarantee, and such Höegh Performance Guarantee is in full force and effect;

(iii)	Höegh LNG Partners LP have provided legal opinions from recognised counsel as to the due incorporation of Höegh LNG Partners LP, the power and authority of Höegh LNG Partners LP to enter into and perform the Höegh Performance Guarantee and the enforceability of the Höegh Performance Guarantee issued by Höegh LNG Partners Ltd; and

(iv)	no amount is due and payable to Lessee by Owner under this Agreement or to Customer by Contractor under the FSRU Operation and Services Agreement or by Höegh LNG Holdings Ltd under the Höegh Performance Guarantee, then Lessee shall release the Höegh Performance Guarantee issued to it by Höegh LNG Holdings Ltd without prejudice to Höegh LNG Holdings Ltd’s continuing liability under the Höegh Performance Guarantee in respect of any breach of this Agreement or the FSRU Operation and Services Agreement, where such liability may have arisen before the date of such release, provided that Höegh LNG Partners LP shall be liable under the Höegh Performance Guarantee for any breach of this Agreement or the FSRU Operation and Services Agreement that may arise on or after the date of such release, or for any liability that may arise on or after the date of such release, from any breach of this Agreement or the FSRU Operation and Services Agreement committed before the date of the release.

12.13	Lessee Cash Waterfall

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Prior to the Delivery Due Date, Lessee shall implement a trust fund appointing a trustee to administer the funds being paid by the Thermal Generators to Lessee for services provided under the TUAs (the "Lessee Trust Fund"). The Lessee Trust Fund will include an irrevocable instruction for the trustee to pay any amounts which become due for payment under this Agreement by Lessee to Owner and under the FSRU Operation and Services Agreement by Customer to Contractor directly to Owner and/or Contractor (as applicable) on first priority basis on receipt by the trustee of the relevant invoice under this Agreement and/or the FSRU Operation and Services Agreement, in accordance with the terms of this Agreement and the FSRU Operation and Services Agreement.

A similar arrangement will exist at a higher level between the Thermal Generators and a trustee for taking care of the cash waterfall towards Lessee.

Any payment received from the trustee by Owner or by Contractor shall discharge the corresponding obligation of:

(a)	Lessee under this Agreement to make such payment to Owner; and

(b)	Customer under the FSRU Operation and Services Agreement to make such payment to Contractor.

13.	OFF-HIRE

13.1	Off-Hire Events

(a)	Except for: (A) maintenance carried out within the Annual Maintenance Allowance; or (B) if due to any Event of Force Majeure (which shall be addressed in accordance with Clause 19); or (C) any ILA Excusable Event; or (D) any Service Excusable Event; or (E) as otherwise expressly set out in this Agreement, the Vessel shall be considered to be off-hire ("Off-Hire") if:

(i)	for any reason (limited to the aspects governed by this Agreement) the Vessel fails to discharge regasified LNG at a minimum rate of eighty million Standard Cubic Feet per day (80 MMscf/day) when such discharge has been duly nominated by Customer; or

(ii)	for any reason (limited to the aspects governed by this Agreement) the Vessel would not be able to discharge regasified LNG at a minimum rate of eighty million Standard Cubic Feet per day (80 MMscf/day) if Customer were to nominate; or

(iii)	for any reason the Vessel ceases to be at Lessee's disposal at any time during the Term, including in the circumstances set out in Clause 10.1; or

(iv)	performance of the Parties' obligations under this Agreement is suspended pursuant to Clause 33.2(b)(ii) and Owner is the Non-Compliant Party.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	In addition, the Vessel shall be deemed to be Off-Hire under this Agreement during all periods when the Vessel is off-hire under the terms of clause 10.1(a) of the FSRU Operation and Services Agreement.

13.2	In the event that the Vessel is Off-Hire, then Hire shall not be payable by Lessee for any time lost until:

(a)	the Vessel once again is able to discharge regasified LNG at a minimum rate of eighty million Standard Cubic Feet per day (80 MMscf/day) when such discharge has been duly nominated by Customer or the Vessel would be able to discharge regasified LNG at a minimum rate of eighty million Standard Cubic Feet per day (80 MMscf/day) if Customer were to nominate and provide sufficient LNG;

(b)	the Vessel is once again at Lessee's disposal;

(c)	where Owner and not Lessee has been the Non-Compliant Party, the Parties are able to resume performance of this Agreement pursuant to Clause 33.2(b)(iv);

(d)	the Vessel is no longer considered to be off-hire under the terms of clause 10.1(a) of the FSRU Operation and Services Agreement; and

(e)	in the event that the Vessel is Off-Hire as a result of a governmental order due to a violation by Owner, Contractor or the Vessel of applicable environmental or other norms and regulations, the Vessel is again in compliance with such norms and regulations.

13.3	For the avoidance of doubt, if Hire is not payable pursuant to Clauses 13.1 and 13.2, this shall (save for Clauses 13.4 and 20) be the sole and exclusive remedy under this Agreement of Lessee in respect of any event described in Clause 13.1.

13.4	Termination for Prolonged Off-Hire

In the event that the Vessel is Off-Hire for any period exceeding either (a) ***** consecutive days; or (b) ***** days over a period of ***** consecutive months ("Prolonged Off-Hire"), Lessee shall have the right, but not the obligation, to terminate this Agreement by giving notice in writing to Owner in accordance with Clause 20.2. Such right of termination shall be without prejudice to any other rights and remedies under this Agreement. Any time spent Off-Hire under Clause 10.1 or clause 7 of the FSRU Operation and Services Agreement should not count towards Prolonged Off-Hire under this Clause 13.4.

14.	LOSS OF VESSEL

Should the Vessel:

(a)	become a total loss, Hire shall cease to be payable and this Agreement shall terminate at the time and on the day of her loss; or

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(b)	be declared as a constructive or compromised or arranged total loss, Hire shall cease to be payable and this Agreement shall terminate at the time and on the day on which the Vessel's underwriters agree that the Vessel is a constructive or compromised or arranged total loss, or if such agreement with the Vessel's underwriters is not reached, the day on which it is adjudged by a competent tribunal or court that a constructive or compromised or arranged total loss of the Vessel has occurred; or

(c)	be missing, Hire shall cease to be payable and this Agreement shall terminate at the time and on the day on which she was last heard of.

15.	MAINTENANCE AND REPAIRS

This Agreement does not comprise the maintenance and repair of the Vessel. However, Owner shall provide and pay for under this Agreement all spare parts necessary for the continuous operation of the Vessel. Any such spare parts provided and paid for by Owner shall be imported by Lessee. The Parties shall cooperate and endeavour to find a form of cooperation that ensures a time and cost efficient administration of the process of importation of spare parts that minimises the likelihood of causing delays to the importation of any spare parts.

16.	LAYING-UP

Lessee shall have the option of laying-up the Vessel for all or any portion of the Term as provided in the FSRU Operation and Services Agreement, in which case Hire shall continue to be paid.

17.	CHANGE OF FLAG OR OWNERSHIP

Owner shall have the right to change the Flag State and/or ownership of the Vessel subject to the prior written consent of Lessee, which shall not be unreasonably withheld, delayed or conditioned. All costs and expenses related to a change of the Flag State of the Vessel requested by Owner shall be for the sole account of Owner. Any transfer of the ownership of the Vessel by Owner shall be subject to the new owner assuming all of the rights and obligations of Owner under this Agreement on terms and conditions acceptable to Lessee. Any change in the ownership of the Vessel under this Clause 17 shall not affect the obligations of Contractor under the FSRU Operation and Services Agreement, which obligations shall remain effective upon such transfer. Subject to the prior written consent of the Approved Mortgagee, Owner shall use all reasonable endeavours to change the Flag State of the Vessel at the request of Lessee upon a showing that such change would bring economic benefits to Lessee or the Parties, provided that the change of Flag State will not have an adverse effect on Owner. All costs and expenses related to a change of Flag State of the Vessel requested by Lessee shall be for the sole account of Lessee.

18.	BUSINESS PRINCIPLES

18.1	Compliance with Law

Each Party agrees to comply with all Laws and all decrees, ordinances, directives and lawful regulations of any Governmental Authority in connection with this Agreement

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or applicable to any activities carried out by a Party under this Agreement.

18.2	Proper Practice

(a)	Neither Party shall pay any fee, commission, rebate or anything of value to or for the benefit of any employee of the other Party, nor will either Party do business with any company knowing the results might directly benefit an employee of the other Party. Each Party shall use due diligence not to permit any of the other Party's employees, servants, agents or representatives to engage in any activities contrary or detrimental to the best interests of the other Party.

(b)	The Parties mutually agree that, in connection with this Agreement and the activities contemplated herein, neither of them nor any of their respective employees, authorized agents, representatives or Affiliates will take action, or omit to take any action, that would cause the other Party to be in violation of any Law related to the other Party's business practices.

(c)	The Parties agree that all invoices rendered by each to the other Party as provided for in this Agreement shall, in reasonable detail, accurately and fairly reflect the facts about all activities and transactions which are the subject of the invoice.

(d)	Notwithstanding the generality of the foregoing, each Party represents and warrants that neither it nor any of its officer, director, employee, authorized agent or representative thereof has made prior to the date hereof, and covenants that neither it nor any of its officer, director, employee, authorized agent or representative thereof will make or cause to be made any payment, loan, or gift of any money or anything of value, directly or indirectly:

(i)	to or for the benefit of any official or employee of any Governmental Authority thereof; or

(ii)	to any other Person or entity,

where such payment, loan, or gift of any money or anything of value is intended to influence a decision in favour of a Party in a manner that is inconsistent with the principles set forth in this Clause 18.

18.3	Ethical Policy

Lessee and Owner may each from time to time advise the other Party of any ethical or business practices policy which apply to the relevant Party and the other Party shall use reasonable endeavours to adhere to such policy, provided it does not affect the safe or reliable operation of the Vessel or give rise to the other Party incurring any unreasonable cost.

19.	FORCE MAJEURE

19.1	Force Majeure

Subject to Clause 19.2, whether expressly provided or not in this Agreement, a Party (the "Affected Party") shall not be responsible for (i) any failure to perform any of its

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obligations or undertakings under this Agreement (excluding any obligation to make a payment under the terms of this Agreement, unless such failure is due to an Event of Force Majeure affecting one or more of the banks to or from which such payment is to be made, and it is not possible, using reasonable endeavours for the Affected Party to make payment by alternative arrangements) or (ii) for any loss or damage or delay arising from a failure, delay or omission in performing its obligations hereunder, due to or arising or resulting from an Event of Force Majeure. An "Event of Force Majeure" means any of the following events to the extent that such event (i) is beyond the reasonable control of the Affected Party (or any member of the Höegh LNG Group where Owner is the Affected Party or any Affiliate of Lessee where Lessee is the Affected Party) to avoid, prevent or overcome and (ii) does not result from the fault or negligence of, or the failure to avoid or overcome by the exercise of reasonable diligence by, the Affected Party (or any member of the Höegh LNG Group where Owner is the Affected Party or any Affiliate of Lessee where Lessee is the Affected Party), and (iii) prevents, hinders or delays the Affected Party from performing its obligations under this Agreement:

(a)	fire, explosion, atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, tsunami warning, typhoon, tornado, hurricane or named storms, flood, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of God;

(b)	war (whether declared or undeclared), blockade, civil war, act of terrorism, invasion, revolution, insurrection, acts of public enemies, mobilization, civil commotion, riots, sabotage or assailing thieves;

(c)	(except in the circumstances set out in Clause 33.2(b)(ii)) acts of princes or rulers or acts of any Governmental Authority, or compliance with such acts, that directly affect the Affected Party's ability to perform its obligations hereunder;

(d)	plague or other epidemics or quarantines;

(e)	strike, lockout or industrial disturbance at the FSRU Site (except for local labour disputes); or

(f)	chemical or radioactive contamination or ionizing radiation.

19.2	Events Not Force Majeure

The following events and circumstances shall not constitute an Event of Force Majeure:

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(a)	a Party's inability to finance its obligations under this Agreement or the unavailability of funds to pay amounts when due in the currency of payment;

(b)	the withdrawal, denial or expiration of or failure to obtain any approval, permit, license or consent of any Governmental Authority caused by: (i) actions, including a violation of or breach of the terms and conditions of any existing approval, permit, license or consent or other requirement of applicable Law; or (ii) the failure to apply for or follow the necessary procedures to obtain any approval, permit, license or consent or request, acquire or take all commercially reasonable actions to obtain the maintenance, renewal or reissuance of the same, in each case of or by the Affected Party (or any member of the Höegh LNG Group where Owner is the Affected Party or any Affiliate of Lessee where Lessee is the Affected Party);

(c)	changes in a Party's market factors, default of payment obligations or other commercial, financial or economic conditions;

(d)	the breakdown or failure of machinery; and

(e)	any default or failure to perform by the Builder under the Shipbuilding Contract for any reason.

19.3	Notice, Resumption of Normal Performance

As soon as possible upon the occurrence of an event that a Party considers may result in an Event of Force Majeure, and in any event within ***** calendar days from the date of the occurrence of an Event of Force Majeure, the Affected Party shall give notice thereof to the other Party describing in reasonable detail:

(a)	the event giving rise to the potential or actual Event of Force Majeure claim, including but not limited to the place and time such event occurred;

(b)	to the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced, including the estimated extent of such reduction in performance; and

(c)	the particulars of the program to be implemented to ensure full resumption of normal performance hereunder.

Such notices shall thereafter be supplemented and updated at daily intervals during the period of such claimed Event of Force Majeure specifying the actions being taken to remedy the circumstances causing such Event of Force Majeure and the date on which such Event of Force Majeure and its effects end. The Affected Party shall use reasonable endeavours to mitigate the effects of such Event of Force Majeure and to resume normal performance under this Agreement as soon as reasonable practicable.

19.4	Examination

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(a)	The Affected Party shall, at the request of the other Party, give or procure access if they are able so to do (at the expense and risk of the other Party) at all reasonable times for a reasonable number of representatives of such Party to examine the scene of the event and the facilities affected which gave rise to the Event of Force Majeure claim.

(b)	In case of an Event of Force Majeure, the Affected Party shall take all measures reasonable in the circumstances to overcome or rectify the Event of Force Majeure and its consequences and resume normal performance of this Agreement as soon as reasonably possible once the Event of Force Majeure has passed or been remedied; provided, however, that the settlement of any strike, lockout or industrial disturbance shall be in the sole discretion of such Party. To the extent that the Affected Party fails to use reasonable endeavours to overcome or mitigate the effects of an Event of Force Majeure, it shall not be excused for any delay or failure in performance that would have been avoided by using such reasonable endeavours.

19.5	Termination for Event of Force Majeure

If one or more Events of Force Majeure prevents or delays the Affected Party from performing any of its obligations or undertakings under this Agreement for a period of ***** months or more over a period of ***** consecutive months, or for a period of ***** months or more over a period of ***** consecutive months, then either Party shall have the right to terminate this Agreement by giving ***** days' prior notice in writing to the other Party without liability for either of the Parties, provided that:

(a)	if during the first ***** consecutive days of an Event of Force Majeure affecting Owner, Owner has failed to diligently attempt to overcome the effects of the event, Lessee shall have the right to terminate this Agreement without liability for either of the Parties at the expiry of the ***** day period; and

(b)	if Lessee elects to continue to pay Hire pursuant to Clause 19.6(b), Owner shall not have the right to terminate this Agreement pursuant to this Clause 19.5 for so long as Lessee continues to pay such Hire. If Lessee elects to cease to pay Hire, any termination of this Agreement shall be pursuant to this Clause 19.5. In such case, Lessee shall give Owner ***** days’ notice of such cessation during which time Hire shall continue to be payable and Owner shall be entitled to terminate this Agreement pursuant to this Clause 19.5 with immediate effect from the end of such ***** day period.

19.6	Vessel Remains on Hire

(a)	During the continuance of any Event of Force Majeure, save where such Event of Force Majeure is: (i) affecting the Vessel and (ii) covered by Owner's insurance (or would have been so covered had Owner been in full compliance with its obligations to maintain insurance in accordance with Clause 23), the Vessel shall remain on Hire except during any day (or part thereof) during which the Vessel would otherwise be Off-Hire for any other reason during such

45

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

period or any parts thereof. During the continuance of any Event of Force Majeure affecting the Vessel where such Event of Force Majeure is covered by Owner's insurance (or would have been so covered had Owner been in full compliance with its obligations to maintain insurance in accordance with Clause 23), the Vessel shall be Off-Hire.

(b)	Notwithstanding the foregoing, unless Lessee elects otherwise, in case of one or more Events of Force Majeure Lessee's liability for the payment of Hire shall be limited to a period of up to ***** months over a period of ***** consecutive months and up to ***** months over a period of ***** consecutive months.

20.	DEFAULT, REMEDIES AND RIGHTS OF TERMINATION

20.1	Lessee's Default

(a)	Owner shall be entitled to withdraw the Vessel from the service of Lessee and terminate this Agreement by written notice to Lessee with immediate effect upon Lessee's receipt of Owner's notice in the event that:

(i)	subject to Clause 12.5, Lessee fails to pay Hire on or before the Hire Invoice Due Date on ***** or more separate occasions within any ***** consecutive month period, provided that Owner exercises such right to terminate within ***** days of the third such event occurring in such ***** consecutive month period;

(ii)	Lessee is in material breach of its obligations under this Agreement (other than those obligations referred to in the other provisions of this Clause 20.1(a)), and, if capable of cure, Lessee has failed to cure such breach, or has failed to take steps to cure such breach, within ***** days after having been given written notice thereof by Owner;

(iii)	Lessee suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;

(iv)	Lessee passes a resolution, commences proceedings, or has proceedings commenced against it, in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(v)	Lessee enters into any composition or scheme or general arrangement with its creditor in circumstances where Clauses 20.1(a)(iii) and 20.1(a)(iv) apply;

(vi)	Lessee makes an assignment, transfer or novation prohibited by this Agreement;

(vii)	Lessee fails to deliver the Lessee Performance Security by the date specified in Clause 12.11(a) or if the Lessee Performance Security

46

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

ceases to be in full force and effect and Lessee fails to replace such Lessee Performance Security within ***** Banking Days of such event occurring, or Lessee fails to procure the replenishment or re-issue of the Lessee Performance Security within ***** Banking Days of a claim thereunder as required under Clause 12.11(c);

(viii)	Lessee fails to deliver the Pre-VAD Lessee LOC by the date specified in Clause 12.10(a), or if the Pre-VAD Lessee LOC ceases to be in full force and effect and Lessee fails to replace such Pre-VAD Lessee LOC within ***** Banking Days of such event occurring, or Lessee fails to procure the replenishment or re-issue of the Pre-VAD Lessee LOC within ***** Banking Days of a claim thereunder as required under Clause 12.10(c), provided that in any case, Owner is not in breach of its obligations to pay the costs of the Pre-VAD Lessee LOC, as specified under Clause 12.10(a);

(ix)	the bank or financial institution that issues either the Lessee LOC or the Pre-VAD Lessee LOC ceases to meet the Minimum Credit Requirements, provided that Lessee shall have ***** Banking Days to procure a new Lessee LOC or a new Pre-VAD Lessee LOC (provided Owner is not in breach of its obligations to pay the costs of the Pre-VAD Lessee LOC, as specified under Clause 12.10(a)) (as the case may be) from a bank or financial institution that meets the Minimum Credit Requirements (or, in the case of the Lessee LOC, provide alternative Lessee Performance Security up to the Lessee Performance Security Value); or

(x)	Lessee fails to comply with the business principles set forth in Clause 18,

provided that any such notice may only be served after any specified cure period has expired.

(b)	If an Event of Customer's Default occurs under the FSRU Operation and Services Agreement and Contractor exercises its right to terminate the FSRU Operation and Services Agreement as provided therein, and no other operation and services provider, which is in all ways suitable to perform the FSRU Services and acceptable to Lessee, Owner and the Approved Mortgagee (in each case in their sole discretion), is available to perform the FSRU Services following such termination, then this Agreement shall be deemed terminated pursuant to this Clause 20.1 at the time of termination of the FSRU Operation and Services Agreement.

(c)	Lessee shall be entitled to terminate this Agreement by written notice to Owner with immediate effect upon Owner's receipt of Lessee's notice in the event that one or more of the TUAs is terminated.

47

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

20.2	Owner's Default

(a)	Lessee shall be entitled to terminate this Agreement by written notice to Owner with immediate effect upon Owner's receipt of Lessee's notice in the event that:

(i)	there is any change in the legal or disponent ownership of the Vessel other than as permitted under this Agreement;

(ii)	the Classification Society suspends or removes the Vessel's class and, if capable of cure, Owner has failed to exercise due diligence to cure such default within ***** days of such event occurring;

(iii)	the Vessel ceases to be registered under the laws of the Registry (or such other country where it has otherwise been registered by mutual agreement of the Parties) and such default is not cured within ***** days of such event occurring;

(iv)	except as expressly permitted under this Agreement, and other than a Permitted Encumbrance, Owner has placed or permitted to exist an Encumbrance on or over the Vessel, this Agreement or the FSRU Operation and Services Agreement and has failed to remove such Encumbrance within ***** days of being requested to do so by Lessee;

(v)	the Vessel is arrested, other than as a result of acts, deeds or omission of or otherwise attributable to Lessee or Customer or any of their respective Affiliates, contractors, servants and subcontractors, and is not released for any reason from such arrest within ***** days after being arrested, provided that only days when the Vessel is Off-Hire in accordance with Clause 13 by reason of such arrest shall be counted;

(vi)	Owner fails to maintain any of the insurances it is obliged to maintain pursuant to Clause 23 and, if capable of cure, it has failed to cure such default within ***** days after becoming aware thereof;

(vii)	Owner is in material breach of any term or provision of this Agreement (other than those expressly mentioned in the other provisions of this Clause 20.2(a)) and, if capable of cure, Owner has failed to cure such breach within ***** days after receipt of notice of such breach from Lessee;

(viii)	an event of Prolonged Off-Hire occurs in accordance with, and subject to, the provisions of Clause 13.4;

(ix)	Owner makes an assignment, transfer or novation prohibited by this Agreement;

(x)	Owner or Höegh Performance Guarantor suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;

48

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(xi)	Owner or Höegh Performance Guarantor passes a resolution, commences proceedings, or has proceedings commenced against it, in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(xii)	Owner or Höegh Performance Guarantor enters into any composition or scheme or general arrangement with its creditor in circumstances where Clauses 20.2(a)(x) and 20.2(a)(xi) apply;

(xiii)	Owner fails to deliver to Lessee the Höegh Performance Guarantee on the date specified in Clause 12.12(a);

(xiv)	the Höegh Performance Guarantor is in material breach of the Höegh Performance Guarantee and, if capable of cure, Höegh Performance Guarantor has failed to cure such breach, or has failed to take steps to cure such breach, within ***** days after having been given written notice thereof by Lessee;

(xv)	the Höegh Performance Guarantee ceases to be in full force and effect (except in the case of the Höegh Performance Guarantee issued by Höegh LNG Holdings Ltd, to the extent that such Höegh Performance Guarantee is released in accordance with Clause 12.12(c));

(xvi)	the Höegh Performance Guarantor fails to meet the HPG Credit Tests and such failure is not remedied within ***** days;

(xvii)	Owner or Höegh Performance Guarantor fails to pay any amount due under this Agreement within ***** days after having been given written notice thereof by Lessee;

(xviii)	Lessee's right to terminate this Agreement has arisen in accordance with, and subject to, the provisions of Clause 4.7(b)(i); or

(xix)	Owner fails to comply with the business principles set forth in Clause 18,

provided that any such notice may only be served after any specified cure period has expired.

(b)	If an Event of Contractor's Default occurs under the FSRU Operation and Services Agreement and Customer exercises its right to terminate the FSRU Operation and Services Agreement as provided therein, and no other operation and services provider, which is in all ways suitable to perform the FSRU Services and acceptable to Lessee, Owner and the Approved Mortgagee (in each case in their sole discretion), is available to perform the FSRU Services following such termination, then this Agreement shall be deemed terminated

49

pursuant to this Clause 20.2 at the time of termination of the FSRU Operation and Services Agreement.

20.3	Other Termination Rights

(a)	If the FSRU Operation and Services Agreement terminates or is terminated for any reason other than an Event of Customer's Default or an Event of Contractor's Default as referenced in Clauses 20.1(b) and 20.2(b), and no other operation and services provider, which is in all ways suitable to perform the FSRU Services and acceptable to Lessee, Owner and the Approved Mortgagee (in each case in their sole discretion), is available to perform the FSRU Services following such termination, then this Agreement shall be deemed terminated pursuant to this Clause 20.3(a) at the time of termination of the FSRU Operation and Services Agreement.

(b)	Lessee shall have the right to terminate this Agreement with immediate effect by written notice to the other Party in the circumstances set out in Clause 2.3(b).

(c)	Either Party shall have the right to terminate this Agreement with immediate effect by written notice to the other Party in the circumstances set out in Clause 2.3(c).

(d)	Owner shall have the right to terminate this Agreement with immediate effect by written notice to Lessee pursuant to Clause 4.7(f), if Lessee has failed to pay to Owner the amounts specified in Clause 4.7(g).

(e)	Lessee shall have the right to terminate this Agreement with immediate effect by written notice to Owner pursuant to Clause 4.7(f).

(f)	Either Party shall have the right to terminate this Agreement in the circumstances set out in Clause 19.5.

(g)	This Agreement shall terminate automatically in the circumstances set out in Clause 14.

(h)	Either Party shall have the right to terminate this Agreement in accordance with, and subject to, the provisions of Clause 33.2.

(i)	If either Party serves a notice pursuant to Clause 3.3(a), this Agreement shall terminate on the First Early Termination Date.

(j)	If either Party serves a notice pursuant to Clause 3.3(b), this Agreement shall terminate on the Second Early Termination Date.

20.4	Without Prejudice

On termination of this Agreement prior to the expiry of the Term pursuant to this Clause 20, this Agreement shall cease to have any force and effect and the Parties shall cease to have any rights or obligations under this Agreement, save that:

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(a)	the termination of this Agreement shall be without prejudice to any rights, obligations, and remedies arising out of or concerning this Agreement that have vested, matured, or accrued to any Party before the date of the termination;

(b)	the provisions of Clause 32 shall survive the termination of this Agreement for the period specified in Clause 32 (together with any other provisions of this Agreement that are necessary for the interpretation and enforcement of the Parties' rights and obligations under such Clause); and

(c)	the provisions of Clauses 20.5 and 26 shall survive the termination of this Agreement until all amounts payable under Clause 20.5 have been paid in full (together with any other provisions of this Agreement that are necessary for the interpretation and enforcement of the Parties' rights and obligations under such Clause, including without limitation the provisions of Clauses 22 and 26).

20.5	Consequences of Termination

(a)	If this Agreement is terminated by Owner pursuant to Clause 20.1(a), is deemed terminated pursuant to Clause 20.1(b) or is terminated by Lessee pursuant to Clause 20.1(c) or where this Clause 20.5(a) applies pursuant to Clause 20.5(e)(i) or Clause 20.5(e)(iii) (subject to the terms thereof), Clause 20.5(f)(ii) or clause 22.5(a) of the FSRU Operation and Services Agreement, Lessee shall pay to Owner the aggregate of:

(i)	subject to Clause 26.2, an amount in damages in respect of any losses that Owner may incur as a result of the termination of this Agreement, including but not limited to:

(A)	any loss of anticipated profit or revenue of Owner (taking into account issues such as Owner's ability to re-market the Vessel for other projects or employment within a reasonable period of time based on market conditions and the availability of vessels at the relevant time (and the commercial, technical and political risks associated with any such other projects or employment), the likely hire which Owner would be able to earn if the Vessel were to be redeployed within such reasonable period of time); and

(B)	any costs incurred by Owner and/or its Affiliates in re-marketing the Vessel for further employment;

(ii)	if Lessee has exercised the Hard Arms Optional Change and as at the date of termination Lessee has not paid the Hard Arms Optional Change Amount in full, an amount equal to the Hard Arms Optional Change Amount minus the aggregate amount of Daily Hard Arms Reimbursement which has been paid by Lessee to Owner as at the date of termination of this Agreement pursuant to Clause 11.1(d)(i) (such amount being the "Hard Arms Optional Change Settlement Amount");

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)	if Lessee has exercised the MSO Optional Change and as at the date of termination Lessee has not paid the MSO Optional Change Amount in full, an amount equal to:

(A)	the MSO Optional Change Amount; minus

(B)	the aggregate amount of Daily MSO Reimbursement which has been paid by Lessee to Owner as at the date of termination of this Agreement pursuant to Clause 11.1(d)(ii) excluding the portions of such Daily MSO Reimbursement corresponding to interest payments paid as at the date of termination (which interest payments shall be calculated on a daily basis and assuming a daily interest rate equivalent to a rate of ***** per cent (*****%) per annum on the outstanding MSO Optional Change Amount),

(such amount being the "MSO Optional Change Settlement Amount");

(iv)	if Lessee has become liable to pay Standby Hire and as at the date of termination Lessee has not paid the Standby Hire in full, an amount equal to:

(A)	any Standby Hire accrued pursuant to Clause 4.5(c); minus

(B)	the aggregate amount of Daily Standby Rate Reimbursement which has been paid to Owner as at the date of termination of this Agreement pursuant to Clause 11.1(e) excluding the portions of such Daily Standby Rate Reimbursement paid as at the date of termination of this Agreement corresponding to interest payments pursuant to Clause 11.1(e),

(such amount being the "Standby Hire Settlement Amount");

(v)	if Lessee has become liable to pay Accrued Hire and as at the date of termination Lessee has not paid the Accrued Hire in full, an amount equal to:

(A)	any Accrued Hire arising pursuant to Clause 4.7(d); minus

(B)	the aggregate amount of Daily Accrued Hire Reimbursement which has been paid by Lessee to Owner as at the date of termination of this Agreement pursuant to Clause 11.1(f) excluding the portions of such Daily Accrued Hire Reimbursement paid as at the date of termination of this Agreement corresponding to interest payments pursuant to Clause 11.1(f),

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(such amount being the "Accrued Hire Settlement Amount"); and

(vi)	if Lessee has become liable to reimburse Owner for the Pre-VAD Lessee LOC Costs and as at the date of termination Lessee has not paid the Pre-VAD Lessee LOC Costs in full, an amount equal to:

(A)	the Pre-VAD Lessee LOC Costs; minus

(B)	the aggregate amount of Daily Pre-VAD LOC Reimbursement which has been paid by Lessee to Owner as at the date of termination of this Agreement pursuant to Clause 11.1(g) excluding the portions of such Daily Pre-VAD LOC Reimbursement paid as at the date of termination of this Agreement corresponding to interest payments pursuant to Clause 11.1(g),

(such amount being the "Pre-VAD Lessee LOC Settlement Amount").

(b)	If this Agreement is terminated by Lessee pursuant to Clause 20.2(a) or is deemed terminated pursuant to Clause 20.2(b) or where this Clause 20.5(b) applies pursuant to Clause 20.5(f)(i) or clause 22.5(b) of the FSRU Operation and Services Agreement:

(i)	subject to Clause 26.2, Owner shall pay to Lessee an amount in damages in respect of any losses that Lessee may incur as a result of the termination of this Agreement and that Customer may incur as a result of the termination of the FSRU Operation and Services Agreement, including but not limited to:

(A)	any amounts which Lessee is or becomes liable to pay to a Terminal User under or as a result of the termination of any one or more of the TUAs; and

(B)	any loss of anticipated profit or revenue of Lessee (taking into account issues such as Lessee's ability to procure another floating storage and regasification vessel which would be suitable for and capable of being used in the Project with similar technical characteristics and commercial conditions, based on the market conditions and availability of such vessels at the relevant time);

(ii)	unless this Agreement has been terminated pursuant to Clauses 4.7(b)(i) and 20.2(a)(xviii) or Clause 20.3(g), if Lessee has exercised the Hard Arms Optional Change and as at the date of termination Lessee has not paid the Hard Arms Optional Change Amount in full, Lessee shall pay to Owner an amount equal to the Hard Arms Optional Change Settlement Amount;

(iii)	unless this Agreement has been terminated pursuant to Clauses 4.7(b)(i) and 20.2(a)(xviii) or Clause 20.3(g), if Lessee has exercised the MSO Optional Change and as at the date of termination Lessee has not paid

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the MSO Optional Change Amount in full, Lessee shall pay to Owner an amount equal to the MSO Optional Change Settlement Amount;

(iv)	unless this Agreement has been terminated pursuant to Clauses 4.7(b)(i) and 20.2(a)(xviii), if Lessee has become liable to pay Standby Hire and as at the date of termination Lessee has not paid the Standby Hire in full, Lessee shall pay to Owner an amount equal to the Standby Hire Settlement Amount;

(v)	unless this Agreement has been terminated pursuant to Clauses 4.7(b)(i) and 20.2(a)(xviii), if Lessee has become liable to pay Accrued Hire and as at the date of termination Lessee has not paid the Accrued Hire in full, Lessee shall pay to Owner an amount equal to the Accrued Hire Settlement Amount; and

(vi)	unless this Agreement has been terminated pursuant to Clauses 4.7(b)(i) and 20.2(a)(xviii), if Lessee has become liable to reimburse Owner for the Pre-VAD Lessee LOC Costs and as at the date of termination Lessee has not paid the Pre-VAD Lessee LOC Costs in full, Lessee shall pay to Owner an amount equal to the Pre-VAD Lessee LOC Settlement Amount, provided that, without prejudice to the terms of Clause 26.2, either Party shall be entitled to set off any amounts owed by it to the other Party against any amounts owed by the other Party to it under this Clause 20.5(b).

(c)	If this Agreement is terminated or is deemed terminated pursuant to Clauses 20.3(b), 20.3(c), 20.3(f), 20.3(h), 20.3(i) or 20.3(j) or where this Clause 20.5(c) applies pursuant to Clauses 20.5(e)(ii) or 20.5(f)(iii) or clause 22.5(c) of the FSRU Operation and Services Agreement, save as set out in Clause 20.4 and 20.5(d), neither Party shall have any liability to the other Party, except that:

(i)	unless this Agreement has been terminated pursuant to Clauses 20.3(b), 20.3(c) or 20.3(g), if Lessee has exercised the Hard Arms Optional Change and as at the date of termination Lessee has not paid the Hard Arms Optional Change Amount in full, Lessee shall pay to Owner an amount equal to the Hard Arms Optional Change Settlement Amount;

(ii)	unless this Agreement has been terminated pursuant to Clauses 20.3(b), 20.3(c) or 20.3(g), if Lessee has exercised the MSO Optional Change and as at the date of termination Lessee has not paid the MSO Optional Change Amount in full, Lessee shall pay to Owner an amount equal to the MSO Optional Change Settlement Amount;

(iii)	if Lessee has become liable to pay Standby Hire and as at the date of termination Lessee has not paid the Standby Hire in full, Lessee shall pay to Owner an amount equal to the Standby Hire Settlement Amount;

(iv)	if Lessee has become liable to pay Accrued Hire and as at the date of termination Lessee has not paid the Accrued Hire in full, Lessee shall

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

pay to Owner an amount equal to the Accrued Hire Settlement Amount; and

(v)	if Lessee has become liable to reimburse Owner for the Pre-VAD Lessee LOC Costs and as at the date of termination Lessee has not paid the Pre-VAD Lessee LOC Costs in full, Lessee shall pay to Owner an amount equal to the Pre-VAD Lessee LOC Settlement Amount.

(d)	If this Agreement is terminated pursuant to Clause 20.3(b) or 20.3(c), and: (i) Lessee has exercised MSO Optional Change, Lessee shall pay to Owner the cancellation fee set out in Schedule 2; and/or (ii) Lessee has exercised the Hard Arms Optional Change, Lessee shall pay to Owner the cancellation fee set out in Schedule 2.

(e)	If this Agreement is terminated pursuant to Clauses 20.3(d) or 20.3(e):

(i)	where Lessee's liability to pay the Deemed Rate in respect of the first ***** days referred to in Clause 4.7(f) (excluding any days on which Lessee become liable to pay the Deemed Rate due to Adverse Metocean Conditions) is exclusively due to one or more ILA Excusable Event(s), Clause 20.5(a) shall apply;

(ii)	where Lessee's liability to pay the Deemed Rate in respect of the first ***** days referred to in Clause 4.7(f) (but excluding any days on which Lessee become liable to pay the Deemed Rate due to Adverse Metocean Conditions) is exclusively due to one or more Event(s) of Force Majeure, Clause 20.5(c) shall apply; or

(iii)	where Lessee's liability to pay the Deemed Rate in respect of the first ***** days referred to in Clause 4.7(f) (but excluding any days on which Lessee become liable to pay the Deemed Rate due to Adverse Metocean Conditions) is partially due to one or more ILA Excusable Event(s) and partially due to one or more Event(s) of Force Majeure, Clause 20.5(a) shall apply, save that the amount in damages which Lessee is required to pay to Owner pursuant to Clause 20.5(a)(i) shall be proportionately reduced in accordance with the following formula:

*****

Where:

***** is the total amount of damages that Lessee would be required to pay to Owner as a result of the termination of this Agreement pursuant to Clause 20.5(a)(i) and subject to Clause 26.2; and

***** is the number of days in the first ***** days referred to in Clause 4.7(f) (but excluding any days on which Lessee become liable to pay the Deemed Rate due to Adverse Metocean Conditions) in respect of which

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Lessee was required to pay the Deemed Rate due to one or more ILA Excusable Event(s).

(f)	If this Agreement terminates pursuant to Clause 20.3(g):

(i)	where the loss of the Vessel was caused by the act or omission or negligence of Owner or Contractor or any of their respective Affiliates, contractors, servants and subcontractors, Clause 20.5(b) shall apply;

(ii)	where the loss of the Vessel was caused by the act or omission or negligence of Lessee or Customer or any of their respective Affiliates, contractors, servants and subcontractors (but excluding for the avoidance of doubt any Shuttle Tanker), Clause 20.5(a) shall apply;

(iii)	where the loss of the Vessel occurs for any other reason, Clause 20.5(c) shall apply.

(g)	Upon termination of this Agreement, Owner shall, as soon as reasonably practical, and in compliance with safety and other applicable regulations, remove the Vessel from the FSRU Site and Lessee shall provide all necessary cooperation to facilitate such removal, provided that if this Agreement is terminated pursuant to Clause 20.2(a) or deemed terminated pursuant to Clause 20.2(b), Lessee shall not be liable for any costs or expenses associated with the removal or export of the Vessel.

21.	REPRESENTATIONS AND WARRANTIES

21.1	Lessee's Representations and Warranties

Lessee represents and warrants to Owner that, as at the date of this Agreement:

(a)	it is a legal entity duly organised and in good standing under the laws of its country of organization and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of its obligations under this Agreement;

(b)	this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Lessee of this Agreement will not contravene any Law of any Governmental Authority, having jurisdiction over Lessee;

(c)	it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Owner under the terms of this Agreement; and

(d)	this Agreement, its execution, delivery and performance will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Lessee is a party or its property is bound.

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21.2	Owner's Representations and Warranties

Owner represents and warrants to Lessee that, as at the date of this Agreement:

(a)	it is a legal entity duly organised and in good standing under the laws of its country of organization and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of its obligations under this Agreement;

(b)	this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Owner of this Agreement will not contravene any Law of any Governmental Authority, having jurisdiction over Owner or the Vessel;

(c)	it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Lessee under the terms of this Agreement;

(d)	this Agreement, its execution, delivery and performance will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Owner is a party or its property or the Vessel is bound; and

(e)	it is not party to any contract or agreement with the Thermal Generators.

22.	INDEMNIFICATION

22.1	Indemnification by Owner

Owner shall protect, defend, indemnify and hold Lessee harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Lessee Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)	any damage to or loss of the Vessel and any other of its property, or that of any Owner Indemnified Party, and personal injury or death (including fatal injury, illness or disease) of its employees or its servants, or those of any Owner Indemnified Party, regardless of cause or whether or not the negligence, act, omission, default, error or breach by such Lessee Indemnified Party caused or contributed to such Damages; and

(b)	any and all damage or harm to the environment, including fines imposed by a Governmental Authority, including Damages for control, removal, remediation, restoration and clean-up of all pollution or contamination, arising from or on account of pollution or contamination resulting from fire, blowout, cratering, seepage, leakage or any other uncontrolled or unlawful flow of liquids, Gas, water or other substances, which originates from the Vessel or the property of any Owner Indemnified Party used in connection with this Agreement,

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including spills or leaks of fuel, lubricants, oils, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, or from any other equipment or materials in the possession or control of any Owner Indemnified Party, regardless of fault.

22.2	Indemnification by Lessee

Lessee shall protect, defend, indemnify and hold Owner harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Owner Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)	any damage to or loss of the Customer's Topside Facilities, the Jetty and any other of its property, or that of any Lessee Indemnified Party, and personal injury or death (including fatal injury, illness or disease) of its employees or its servants, or those of any Lessee Indemnified Party or any person selected by Lessee to attend installation and tests pursuant to Clauses 4.3, 4.4 or 4.6, regardless of cause or whether or not the negligence, act, omission, default, error or breach by such Owner Indemnified Party caused or contributed to such Damages; and

(b)	any and all damage or harm to the environment, including fines imposed by a Governmental Authority, including Damages for control, removal, remediation, restoration and clean-up of all pollution or contamination, arising from or on account of pollution or contamination resulting from fire, blowout, cratering, seepage, leakage or any other uncontrolled or unlawful flow of liquids, Gas, water or other substances, which originates from the Customer's Topside Facilities, the Jetty, the pipeline from the Jetty to the national grid infrastructure or the property of any Lessee Indemnified Party used in connection with this Agreement, including spills or leaks of fuel, lubricants, oils, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, or from any other equipment or materials in the possession or control of any Lessee Indemnified Party, regardless of fault.

22.3	Remediation

(a)	Lessee (or any of its Affiliates) shall have the right, but not the obligation, to take any steps that are reasonably necessary in connection with remediating or cleaning up any damage or harm to the environment attributable to any Owner Indemnified Party.

(b)	Subject to Clause 22.3(c), to the extent that any Owner Indemnified Party has responsibility under this Agreement for such damage or harm, Owner shall reimburse Lessee (or its Affiliates) such remediation and/or clean-up costs and Lessee (and its Affiliates) shall not have any liability with respect to such remediation and/or clean-up actions.

(c)	Owner shall not be obliged to reimburse Lessee or its Affiliates and Lessee (and its Affiliates) shall not be excused from liability pursuant to Clause 22.3(b) to the extent Lessee's or its Affiliates' actions cause further damage or harm, unless (subject to Clause 22.3(d)):

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(i)	Lessee's or its Affiliates' actions have been taken with the prior written consent of Owner;

(ii)	Lessee or its Affiliates are under a legal requirement pursuant to the Laws of Colombia to undertake such remediation actions; or

(iii)	Lessee's or its Affiliates' actions are conducted in cooperation with Owner's P&I club and any relevant Governmental Authority.

(d)	Notwithstanding Clause 22.3(c), if Lessee or its Affiliates have acted with Gross Negligence/Wilful Misconduct in carrying out the actions referred to in Clause 22.3(c)(i)-(iii), Owner shall not be obliged to reimburse Lessee or any of its Affiliates and Lessee (and its Affiliates) shall not be excused from liability pursuant to Clause 22.3(b) to the extent Lessee's or its Affiliates' actions cause further damage or harm.

(e)	The performance or non-performance of any such actions by Lessee (or its Affiliates) shall not relieve Owner of any of Owner's obligations under this Agreement and shall be without prejudice to any other rights or remedies of any Lessee Indemnified Party under this Agreement or otherwise.

22.4	Third Party Claims

(a)	Each Party (first Party) shall hold harmless and indemnify the other Party (second Party) from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against that second Party (and/or, which may be imposed on the Contractor (where Owner is the second Party) and/or Customer (where Lessee is the second Party)) in respect of loss or damage to the property and/or personal injury or death (including fatal injury, illness or disease) of the personnel or servants of any Third Party, to the extent such Damages are caused by the first Party.

(b)	For the purposes of this Clause 22.4, the Builder shall not be considered a Third Party, but Owner shall indemnify and hold harmless Lessee from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against Lessee in respect of loss or damage to the property and/or personal injury or death (including fatal injury, illness or disease) of the personnel or servants of the Builder, arising in connection with the Vessel.

22.5	No Limitation

The aggregate payment due by either Party under this Clause 22 shall be without monetary limitation. The Parties shall procure and maintain, at their own cost, valid and enforceable insurances at reasonable commercial levels to cover their obligations under Clauses 22.1 and 22.4 (in the case of Owner) (the "Compulsory Insurances") and Clauses 22.2 and 22.4 (in the case of Lessee).

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23.	INSURANCE

23.1	Insurance Requirements

Owner shall procure and maintain insurance on the Vessel at Owner's expense in accordance with the requirements set out in Clause 22.5 and Schedule 3 on and from the Delivery Date to the end of the Term. On or before the Delivery Date, and thereafter on each renewal of such insurances, Owner shall provide Lessee with a true copy of the insurance certificates, cover notes or certificates of entry, showing that such insurance cover will be effective on and from the Delivery Date. Subject to Clause 23.6, Lessee and Contractor shall be noted and named as co-assured under such insurances for their respective rights and interests as they may appear including (for the avoidance of doubt) P&I, and for Lessee only as per standard protective co-insurance provisions.

23.2	No Subrogation

(a)	No Owner Indemnified Party or insurers under the insurances referred to in Clause 23.1 shall have any right of recovery or subrogation against any Lessee Indemnified Party on account of any loss or claim for which Owner is required to indemnify a Lessee Indemnified Party in accordance with Clause 22.1.

(b)	No Lessee Indemnified Party or insurers under the insurances referred to in Clause 22.5 shall have any right of recovery or subrogation against any Owner Indemnified Party on account of any loss or claim for which Lessee is required to indemnify an Owner Indemnified Party in accordance with Clause 22.2.

23.3	Total Loss

(a)	Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances provided in Clause 23, all insurance payments for such loss shall be paid to Owner, who, subject to Clause 23.6, shall distribute the moneys between themselves and Lessee according to their respective interests.

(b)	Lessee shall upon the request of Owner, promptly execute such documents as may be required to enable Owner to abandon the Vessel to the insurers and claim a constructive total loss.

23.4	Reimbursement by Owner

If any costs incurred by Lessee are not indemnifiable in full by Owner under Clause 22.1 of this Agreement but which costs can be recovered under the Compulsory Insurances, Owner shall make a claim under the Compulsory Insurances on behalf of Lessee, and the amounts recovered shall be paid by Owner to Lessee immediately following such recovery (less any reasonable legal costs incurred in making such recovery).

23.5	Claims

Owner shall diligently pursue all claims which can be made under the Compulsory Insurances. Owner shall notify Lessee of the amount and the nature of any expected or actual claims and recoveries.

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23.6	Lessee's interest in the Vessel

It is expressly agreed between the Parties that until such time as the Purchase Option has been completed, if applicable, and title to the Vessel has been transferred to the Lessee, the Lessee shall have no interest in the Vessel, or in any insurance payments made in respect of the Vessel, including without limitation.

24.	NOVATION AND ASSIGNMENT

24.1	Lessee's Right of Novation

Save as set out in Clause 24.2, Lessee may assign, transfer or novate its rights and obligations under this Agreement to any third party with the prior written consent of Owner, such consent not to be unreasonably withheld, conditioned or delayed. It shall be reasonable for Owner to withhold or to condition its consent to a proposed assignment, transfer or novation to a proposed transferee inter alia if:

(a)	the creditworthiness of either the third party transferee or, if the third party transferee will provide a guarantee, the creditworthiness of any guarantor of the obligations of the third party transferee is not reasonably satisfactory to Owner;

(b)	the third party transferee or any affiliate of the third party transferee is involved in an actual or threatened legal dispute or arbitration with Owner or any Affiliate of Owner;

(c)	it would be unlawful or contrary to applicable sanctions affecting Owner or any Affiliate of Owner for Owner to lease the Vessel to the third party transferee;

(d)	the third party transferee is not able to demonstrate to Owner's reasonable satisfaction that it has the experience required to fulfil the obligations of Lessee under this Agreement; or

(e)	Owner has concerns relating to the transfer of the Purchase Option and/or the sale of the Vessel to the third party transferee; or

(f)	the third party transferee is a competitor of Owner or of one or more of Owner's Affiliates, in Owner's reasonable opinion.

In the event that Lessee wishes to assign, transfer or novate this Agreement under this Clause 24.1, and has received the consent of Owner, Owner shall:

(a)	execute a Novation Deed with Lessee and the novatee; and

(b)	do all such other acts and things as may reasonably be required by Lessee to effect the novation.

Lessee shall compensate Owner for any legal or other directly related costs incurred in documenting and executing the Novation Deed to effect a novation under this Clause 24.1.

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24.2	Lessee's Right of Assignment

Lessee may assign its rights (but not transfer its obligations) under this Agreement to:

(a)	an Affiliate of Lessee without Owner’s consent, provided that Lessee shall always remain responsible for due fulfilment of this Agreement notwithstanding such assignment; and/or

(b)	Lessee's lenders under a limited recourse financing, if applicable,

provided however that, notwithstanding the foregoing, Lessee shall not under any circumstances be entitled to assign its rights under Clause 5 to any Person, including any Affiliate or financier of Lessee unless with Owner's consent, which consent may be given or withheld by Owner at Owner's sole discretion.

24.3	Owner's Right of Novation

Save for any Approved Mortgage, Owner may assign, transfer or novate its rights and obligations under this Agreement to any third party with the prior written consent of Lessee, such consent not to be unreasonably withheld, conditioned or delayed. It shall be reasonable for Lessee to withhold or to condition its consent to a proposed transfer or novation to a proposed transferee inter alia if:

(a)	the creditworthiness of either the third party transferee or, if the third party transferee will provide a guarantee, the creditworthiness of any guarantor of the obligations of the third party transferee is not reasonably satisfactory to Lessee;

(b)	the third party transferee or any affiliate of the third party transferee is involved in an actual or threatened legal dispute or arbitration with Lessee or any Affiliate of Lessee;

(c)	it would be unlawful or contrary to applicable sanctions affecting Lessee or any Affiliate of Lessee for the third party transferee to lease the Vessel to Lessee; or

(d)	the third party transferee is not able to demonstrate to Lessee's reasonable satisfaction that it has the experience required to fulfil the obligations of Owner under this Agreement.

In the event that Owner wishes to assign, transfer or novate this Agreement, and has received the consent of Lessee:

(a)	Lessee shall execute a Novation Deed with Owner and the novatee and do all such other acts and things as may reasonably be required by Owner to effect the novation; and

(b)	Owner shall transfer the title to the Vessel to such novatee.

Owner shall compensate Lessee for any legal or other directly related costs incurred (including taxes) in documenting and executing the Novation Deed to effect a novation under this Clause 24.3.

For the avoidance of doubt, nothing contained in this Agreement shall operate to prohibit or otherwise restrict any transfer of shares in Owner to Höegh LNG Partners LP or its Affiliates.

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24.4	Owner's Right of Assignment

Owner may assign its rights (but not transfer its obligations) under this Agreement to:

(a)	an Affiliate of Owner without Lessee's consent, provided that Owner shall always remain responsible for due fulfilment of this Agreement notwithstanding such assignment; and/or

(b)	subject to Clause 25.4, the Approved Mortgagee by way of security, provided any claims and encumbrances arising from such assignment and/or grant of a security interest by Owner shall be subject to the terms of the Approved Mortgagee's Direct Agreement.

25.	LIENS AND MORTGAGE

25.1	Owner's Liens

Subject to Clause 25.4, Owner shall not have, or allow any third party (claiming through Owner) to have, any Encumbrance on the Vessel, any cargoes, or fuel, or any sums payable to Lessee or with respect to the sale of regasified LNG discharged by the Vessel, without the prior consent of Lessee, other than any Permitted Encumbrance.

25.2	Lessee's Liens

Lessee shall not have, or allow any third party (in their dealings with Lessee) to have, a lien on the Vessel.

25.3	Release of Lien

In the event that any lien shall attach by operation of Law or in violation of this Clause 25, Owner and/or Lessee, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the Vessel's operations or with Lessee's right to the Vessel and its cargo or Redelivery and export of the Vessel from Colombia and to effect prompt release of such lien prior to the enforcement thereof.

25.4	Mortgage

As a condition for the effectiveness of any Approved Mortgage, Owner shall cause that the Approved Mortgagee shall enter into an Approved Mortgagee's Direct Agreement with Lessee.

26.	EXCLUSIONS, LIMITATION OF LIABILITY AND LIQUIDATED DAMAGES

26.1	No Consequential Loss

Except as otherwise expressly provided in this Agreement, neither Party shall be liable to the other Party for any Consequential Loss suffered or incurred by the other Party.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

26.2	Cumulative cap on liability

(a)	Subject to Clauses 26.2(b) and 26.2(c), but notwithstanding any other provision of this Agreement or the FSRU Operation and Services Agreement:

(i)	the aggregate, cumulative total liability of Lessee under or in connection with this Agreement and of Customer under or in connection with the FSRU Operation and Services Agreement howsoever arising, whether in contract, tort (including negligence) or otherwise arising at law, shall in no event exceed an amount equal to ***** Dollars (USD *****); and

(ii)	the aggregate, cumulative total liability of Owner under or in connection with this Agreement and of Contractor under or in connection with the FSRU Operation and Services Agreement howsoever arising, whether in contract, tort (including negligence) or otherwise arising at law, shall in no event exceed an amount equal to ***** Dollars (USD *****). For avoidance of doubt if, following total loss of the Vessel, Owner decides to procure a replacement Vessel, costs associated with the procurement of such replacement Vessel will not count toward the above liability limit.

(b)	Subject to Clause 26.2(c), but notwithstanding any other provision of this Agreement or the FSRU Operation and Services Agreement:

(i)	the cap specified in Clause 26.2(a)(i) shall be increased to ***** Dollars (USD *****) in the event of Gross Negligence/Wilful Misconduct of Lessee and/or Customer; and

(ii)	the cap specified in Clause 26.2(a)(ii) shall be increased to ***** Dollars (USD *****) in the event of Gross Negligence/Wilful Misconduct of Owner and/or Contractor.

(c)	The provisions of Clauses 26.2(a) and 26.2(b) shall not apply to any payments made under the indemnity provisions in Clause 22 and/or clause 24 of the FSRU Operation and Services Agreement, or to the payment of Hire, Standby Hire and Accrued Hire earned by Owner under this Agreement and/or the payment of any amounts in respect of the MSO Optional Change, the Hard Arms Optional Change or the Pre-VAD Lessee LOC Costs and/or the payment of the Daily Fee earned by Contractor under the FSRU Operation and Services Agreement.

26.3	Liquidated Damages

It is understood and agreed by the Parties that, notwithstanding anything to the contrary in this Agreement, the payment of sums specified as liquidated damages in this Agreement is in lieu of actual damages for any losses in respect of any event in respect of which such liquidated damages are payable and that, subject to Clause 20 and any other express provisions of this Agreement, recovery of such liquidated damages is the sole remedy of the Party being entitled to liquidated damages in respect of any event in

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respect of which such liquidated damages are payable. To the extent permitted by applicable Law, the Party being liable to pay liquidated damages waives any defence as to the validity of the liquidated damages specified in this Agreement on the grounds that such liquidated damages are void as penalties. In the event that such amounts are declared or agreed not to be liquidated damages then, the liability of the Party being liable to pay liquidated damages to pay actual damages in respect thereof shall be capped at an amount equivalent to the amount which would otherwise have been paid as liquidated damages.

27.	REMEDIES AND WAIVER

27.1	Remedies

Except as otherwise expressly stated in this Agreement, the rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

For the avoidance of doubt, when under the terms of this Agreement a particular remedy is described as the "sole and exclusive remedy" of a Party for a particular event, circumstance or breach, such remedy shall, save for any specified exceptions, be the sole and exclusive remedy of such Party to the exclusion of any other remedy whatsoever which may otherwise have been available to it whether under this Agreement, in tort (including negligence) or otherwise arising at law.

27.2	Waiver

A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given. No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the Parties.

27.3	Waiver of claims against the Thermal Generators

Owner hereby irrevocably waives any actual or future claim it may have against the Thermal Generators in respect of any breach of the terms of this Agreement.

Lessee hereby warrants that the TUAs with the Thermal Generators contain confirmation from the Thermal Generators that they waive any actual or future claim they may have against Owner in respect of any breach of the terms of this Agreement.

28.	CONSTRUCTION

28.1	Entire Agreement

This Agreement comprises the full and complete agreement of the Parties with respect to the subject matter hereof and supersedes all prior communications, understandings

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and agreements between the Parties, whether written or oral, expressed or implied, with regard to said subject matter.

28.2	Independent Construction

No provision of this Agreement shall be interpreted or construed against a Party because that Party or its legal representative drafted the provision.

28.3	Severability

All provisions of this Agreement are severable, and the unenforceability of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

29.	NOTICES

29.1	Address for Notices

Any notice to be given, or required to be given, by either Party to the other Party hereunder, shall be sent by fax, registered mail, e-mail or registered airmail to the following addresses:

Notice to Owner:

Prior to the Delivery Date:

Vegard Hellekleiv

Drammensveien 134

0212 Oslo

Tel: +47 975 57 447

Fax: + 47 975 57 401

Email: vegard.hellekleiv@hoeghlng.com

After the Delivery Date:

Rune Karlsen

Drammensveien 134

0212 Oslo

Tel: +47 975 57 450

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Fax: + 47 975 57 401

Email: rune.karlsen@hoeghlng.com

Copy to: Ragnar Wisløff (ragnar.wisloff@hoeghlng.com)

Notice to Lessee:

José Luis Montes Gómez

SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

Calle 66 No. 67-123

Barranquilla

Colombia

Tel: +57 5 371 3217

Email: Jose.Montes@promigas.com

or to such other addresses as the Parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a Party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause 29.

29.2	Receipt of Notices

Any notice required to be given pursuant to this Agreement shall be deemed to be duly received only:

(a)	in the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours (09:00 - 17:00) on a working day at the place of receipt, otherwise at the commencement of normal business on the next such working day; and

(b)	in the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00 - 17:00) on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next such working day.

29.3	Communications

Unless otherwise expressly provided in this Agreement, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, authorizations, responses, and all other communications required to be given by either Owner or Lessee to the other one under or in connection with this Agreement shall be in writing and in the English language.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

30.	GOVERNING LAW AND DISPUTE RESOLUTION

30.1	Governing Law

This Agreement, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

30.2	Expert Determination

(a)	In the event that a Technical Dispute arises between the Parties, and the Parties have been unable to resolve such matter within ***** days of service of a dispute notice, the Parties agree to refer the dispute or difference for determination to an expert who meets the Expert Criteria (the "Expert").

(b)	The identity of the Expert and the terms of appointment are to be agreed by the Parties, provided that the Expert agreed by the Parties meets the Expert Criteria. If agreement on appointment (and its terms) is not reached within ***** days of the decision to refer the dispute to an Expert, either Party can apply to the ICC, to appoint an expert who meets the Expert Criteria. To the extent the terms of appointment of the Expert are not agreed by the Parties, the Expert shall decide the terms of his appointment.

(c)	In making a determination the Expert shall act as an expert and not as an arbitrator and his decision will (in the absence of manifest error and/or fraud) be final and binding on the Parties.

(d)	The Expert shall provide his determination within ***** months of the matter being referred to him and shall give reasons for his determination.

(e)	In the event the Expert dies or becomes unwilling or incapable of acting, or does not deliver the decision within the time required by Clause 30.2(d), then either Party may apply to the ICC to discharge the Expert and to appoint a replacement Expert who meets the Expert Criteria. This Clause 30.2 applies in relation to the new Expert as if he were the first Expert appointed.

(f)	Each Party agrees to bear the costs incurred in relation to the reference to the Expert (which includes each Party's own costs and those of the Expert) in the proportions the Expert may direct or, in the absence of direction, equally. To the extent permitted by law, the Parties shall, as soon as reasonably practicable, provide to the Expert access to their respective premises and documents as may be required by the Expert to make his decision.

(g)	In the event that any disputes to be decided pursuant to this Clause 30.2 are Related Disputes (either under this Agreement, the FSRU Operation and Services Agreement, a TUA or the EPC Contract), the following shall apply:

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	where one or more Related Disputes have been referred to an Expert for determination and those Related Disputes arise under either this Agreement or this Agreement and the FSRU Operation and Services Agreement, the Parties agree that such disputes shall be determined (separately) by whichever Expert was first appointed;

(ii)	subject to the provisions of Clause 30.2(g)(iii), where one or more Related Disputes have been referred to an Expert for determination and at least one of the Related Disputes arises out of a TUA or the EPC Contract, and an Expert is first appointed in respect of a TUA or EPC Contract Related Dispute, a Party will not be bound to use that same Expert to determine the Related Dispute under this Agreement unless it has consented to do so;

(iii)	in case of Related Disputes where an Expert has yet to be appointed in relation to either, the Parties agree to appoint the same Expert to determine both (at the same time). Where a Related Dispute arises first out of a TUA or the EPC Contract, Lessee will notify Owner of the Related Dispute and the proposed Expert under the EPC Contract or TUA Related Dispute (the "Proposed Expert"). Owner shall confirm whether or not it agrees to the appointment of the Proposed Expert, such confirmation to be provided in writing within ***** days of notification of the Related Dispute and Proposed Expert. If no such confirmation is provided by Owner, Owner will be deemed to have accepted the Proposed Expert. In the event that Owner confirms that it does not agree to the Proposed Expert, the provisions of Clause 30.2(b) of this Agreement shall apply, save that the ICC will also be requested to appoint the same Expert to determine such Related Disputes at the same time;

(iv)	if a Related Dispute which has already been determined gives rise to common issues, the Parties agree that submissions and evidence adduced, and the determination made, in the Related Dispute shall be admissible as evidence in the expert determination concerning the more recent dispute.

30.3	Arbitration

(a)	Save as set out in Clause 30.2, any dispute, controversy or claim arising out of or in connection with this Agreement or its formation, including any non-contractual disputes (a "Dispute") shall be finally and (except as expressly provided otherwise in this Clause 30.3) exclusively determined by referral to arbitration in London, England, in accordance with the Rules of the London Court of International Arbitration ("LCIA Rules"), as may be amended from time to time, by a panel of three (3) suitably qualified arbitrators, fluent in English, familiar with the general principles of English law, and experienced in arbitrations conducted under the LCIA Rules. Notwithstanding the above

69

provisions, either Party may seek interlocutory relief in equity, if appropriate. Each Party shall appoint one (1) arbitrator, and the two (2) so appointed shall thereafter appoint the third arbitrator.

(b)	The language of the arbitration shall be English.

(c)	The arbitrators are not authorized to make any decision or award ex aequo et bono but shall apply the governing law chosen by the Parties.

(d)	The arbitral panel shall issue its reasoned award in writing, and is authorized to award costs and attorneys' fees to the prevailing Party as part of its award.

(e)	Any award shall be binding and enforceable against the Parties in any court of competent jurisdiction, and the Parties hereby waive any right to appeal such award on the merits or to challenge the award except on the grounds set forth in Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

(f)	Notwithstanding the foregoing agreement to arbitrate, the Parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration, and in seeking such relief shall not waive the right of arbitration.

(g)	The Parties shall continue to perform this Agreement during arbitration proceedings and the arbitral panel shall have the authority to determine the validity of this Agreement and to arbitrate any Dispute submitted to it.

30.4	Common Disputes

Subject to Clause 30.5(b) below, the Parties agree as follows:

(a)	where a Dispute arises which raises one or more common issues of fact or law with a Dispute that has already arisen under this Agreement or the FSRU Operation and Services Agreement (whether or not arbitration of the other Disputes has already been commenced) (the "Common Disputes"), then the Parties agree to appoint the same tribunal in respect of the Common Disputes (the "Common Tribunal"). Where arbitrators have already been appointed to determine any of the Common Disputes, the tribunal first appointed will constitute the Common Tribunal. The Parties will ensure that the appointment of any other arbitrator is terminated immediately. The termination is without prejudice to: (A) the validity of any act done or order made by that arbitrator or by the court in support of that arbitration before his appointment is terminated; (B) his entitlement to be paid his proper fees and disbursements; and (C) the date when any claim or defence was raised for the purpose of applying any limitation bar or any similar rule or provision;

(b)	if it considers it to be in the interests of justice and efficiency, the Common Tribunal can order the Common Disputes to be consolidated (a "Consolidation Order"). On making a Consolidation Order, the Common Tribunal will have jurisdiction to the exclusion of any other tribunal which may have been

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appointed in respect of any of the Common Disputes, to finally resolve all the consolidated disputes;

(c)	if a Consolidation Order is made, the Parties to each of the proceedings that are the subject of the order will be treated as having consented to the consolidated proceedings. The Parties agree that the Consolidation Order and the award of the Common Tribunal will be final and binding;

(d)	if Common Disputes have already been finally determined under the FSRU Operation and Services Agreement, the determination of the Common Disputes will be binding on the Parties under this Agreement.

30.5	Joinder

(a)	Subject to Clause 30.5(b) below, the Parties agree:

(i)	that the arbitral tribunal has power to join any party that is not party to the arbitration to the proceedings (an "Additional Party") as conferred by Article 22.1(h) of the LCIA Rules and each Party consents to such joinder;

(ii)	that it may be joined as an Additional Party to any arbitration commenced under the FSRU Operation and Services Agreement; and

(iii)	not to unreasonably object to the joinder or otherwise obstruct any attempt to join an Additional Party.

(b)	The arbitral tribunal may only exercise such powers in Clauses 30.4 and 30.5(a) above if all parties to the relevant arbitral proceedings (including in relation to Clause 30.5(a), any Additional Party) have been given a reasonable opportunity to make representations to the arbitral tribunal in relation to the exercise of such powers.

(c)	If more than two (2) Parties are involved in any arbitral proceedings the arbitral tribunal shall have all powers necessary to establish any supplementary procedural rules required or desirable in view of the multi-party nature of the arbitral proceedings. Such powers shall include the ability to issue one or more arbitration awards during or at the conclusion of the arbitration as considered necessary, appropriate or expedient by the arbitral tribunal.

30.6	Caveat

Notwithstanding the reference of a Dispute for resolution under the provisions of Clause 30.3, the Parties shall continue diligently to observe and perform their respective obligations and duties under this Agreement as if no Dispute had arisen, except if a Party has given notice to terminate this Agreement. This Clause 30 shall survive termination of this Agreement.

31.	WAIVER OF IMMUNITY

To the extent that a Party is entitled in any jurisdiction to claim for itself or its property or assets any right of immunity, including immunity from submission to jurisdiction,

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service of any documents, recognition of an award or suit, judgment, enforcement, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process whatsoever or wheresoever, or to the extent that in any such jurisdiction there may be attributed to such Party or its assets or property such immunity (whether or not claimed), the such Party hereby irrevocably agrees in respect of any Disputes or the enforcement of any judgment or arbitration award against any of its property or assets not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and, without limitation, it is intended that the foregoing waiver of immunity shall have irrevocable effect for the purposes of the United States Foreign Sovereign Immunities Act 1976 in any Disputes to which that Act is applicable.

32.	CONFIDENTIALITY

32.1	Confidential Information

The Parties agree to keep Confidential Information strictly confidential, except in the following cases when a Party shall be permitted to disclose such information:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)	it is required to be disclosed under Law or order of Governmental Authority or stock exchange regulations (provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure);

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings; or

(d)	to any of the following Persons to the extent necessary for the proper performance of their duties or functions:

(i)	a supplier or carrier, or a potential supplier or carrier, of LNG shipped or to be shipped on the Vessel;

(ii)	the Terminal Users;

(iii)	an Affiliate of the disclosing Party;

(iv)	employees, officers, directors and agents of the disclosing Party (or an Affiliate);

(v)	professional consultants retained by a disclosing Party; or

(vi)	financial institutions advising on, providing or considering the provision of financing to the disclosing Party or its Affiliates,

provided, however, that the disclosing Party shall exercise due diligence to ensure that no such Person shall disclose Confidential Information to any unauthorized persons under any unauthorized circumstances and subject to substantially equivalent conditions of confidentiality; and

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	to the Colombian Central Bank (Banco de la República) and any Colombian Foreign Exchange Market Intermediary to the extent necessary for Lessee to submit any necessary forms or tax returns in connection with this Agreement.

32.2	Survival

The provisions of this Clause 32 shall survive for a period of ***** years after the termination or expiry of this Agreement.

33.	SANCTIONS

33.1	Operation of the Vessel and Sanctions

(a)	Owner shall not be obliged to (i) make available the Vessel or (ii) comply with any orders for the employment of the Vessel in any carriage, trade or on a voyage; which would be contrary to Sanctions Laws applicable to Owner or its Affiliates.

(b)	If the Vessel is operating and such operation contravenes or becomes illegal under Sanctions Laws, Owner shall have the right to require the cessation of such operations and to require that any LNG on board the Vessel be discharged and redelivered to Lessee. The Vessel shall remain on Hire for the period of time during which such discharge of LNG on board the Vessel is occurring.

(c)	If the Vessel is already performing a pre-delivery voyage under Clause 4.1, performance of which contravenes or becomes illegal under Sanctions Laws, Owner shall have the right to refuse to proceed with the employment and Lessee shall be obliged to issue alternative voyage orders within ***** hours of receipt of Owner's notification of its refusal to proceed. Lessee shall compensate Owner for completing Lessee's alternative voyage orders by: (i) paying the Rate and the Daily Fee for each additional day (not attributable to Owner, Contractor or Owner's or Contractor's Affiliates, contractors, servants and subcontractors) taken by Owner to complete such alternative voyage orders; and (ii) reimbursing Owner for any additional documented Voyage Expenses. If Lessee does not issue such alternative voyage orders within the ***** hour period, Owner may discharge any cargo already loaded at the nearest safe port (including the port of loading), and Lessee shall compensate Owner by: (i) paying the Rate and the Daily Fee for each additional day (not attributable to Owner, Contractor or Owner's or Contractor's Affiliates, contractors, servants and subcontractors) taken by Owner to travel to such safe port and discharge such cargo and (ii) reimbursing Owner for any additional documented Voyage Expenses.

(d)	Subject to Clause 33.2 below, any time during which the Vessel ceases to be at the disposal of Lessee by reason of this Clause 33.1, shall be treated in the same way as an Event of Force Majeure in accordance with Clause 19 hereof.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

33.2	Non-Compliant Parties

(a)	Each of Owner and Lessee respectively warrant for itself and their respective Affiliates that at the date of this Agreement:

(i)	it is in compliance with Sanctions Laws applicable to such Party;

(ii)	it is not a Restricted Party; and

(iii)	it is not subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws applicable to such Party by any Sanctions Authority.

(b)	If at any time during the performance of this Agreement either Party becomes aware that the other Party (the "Non-Compliant Party") would be in breach of the warranties in Clause 33.2(a) if such warranties were to be given from the date of this Agreement until the end of the Term:

(i)	such Party shall give notice to the Non-Compliant Party (a "Sanctions Warranty Notice");

(ii)	from the date of the Sanctions Warranty Notice, performance of the obligations of Owner and Lessee under this Agreement shall be suspended without liability of either Party unless and until performance resumes in accordance with Clause 33.2(b)(iv) below or this Agreement is terminated pursuant to Clause 33.2(b)(v) below;

(iii)	if Owner is the Non-Compliant Party, such period of suspension shall count as Off-Hire. If Lessee is the Non-Compliant Party, Lessee shall continue to be obliged to pay Hire during the period of suspension subject to such payment of Hire, and its receipt by Owner, not being in breach of Sanctions Laws. If payment of Hire by Lessee and its receipt by Owner is in breach of Sanctions Laws and remains so for a period of ***** days or more, Owner shall be entitled to terminate this Agreement with immediate effect by sending written notice thereof to Lessee, such termination being treated as a termination under Clause 20.3;

(iv)	Owner and Lessee shall use all reasonable endeavours to apply for and obtain any applicable license or authorisation which will enable the Parties to resume performance of this Agreement notwithstanding the circumstances giving rise to the operation of this Clause 33.2 and upon the obtaining of such license or authorisation performance of the obligations of Owner and Lessee under this Agreement shall resume and any amount of Hire which has not been paid by reason of it being contrary to Sanctions Laws shall to the extent legally permissible, become immediately due and payable by Lessee to Owner; and

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(v)	if no licence or authorisation as referred to in Clause 33.2(b)(iv) above is obtained within ***** days of the Sanctions Warranty Notice referred to in Clause 33.2(b)(i) above or if it shall at any earlier time be apparent to the Party which is not the Non-Compliant Party that there is no reasonable prospect of any such licence or authorisation being obtained, either Party may terminate this Agreement by notice to the other Party, such termination being treated as a termination under Clause 20.3.

(c)	Notwithstanding anything in this Clause 33 to the contrary, Owner or Lessee shall not be required to do anything which constitutes a violation of Sanctions Laws applicable to such Party, or of any other laws and regulations of any State to which either of them is subject.

34.	LANGUAGE

The official text of this Agreement and any Schedules attached hereto and any notices given hereunder shall be in English. This Agreement and any Schedules attached hereto shall be translated into Spanish for Colombian law purposes. In the event of any dispute concerning the construction or interpretation of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation into any other language.

35.	AMENDMENTS

This Agreement may only be amended by written instrument signed by both Parties and expressly referencing this Agreement.

36.	COUNTERPARTS

This Agreement may be executed in counterpart, and this has the same effect as if the signatures on each counterpart were on a single copy hereof.

37.	RIGHTS OF THIRD PARTIES

A Person who is not a Party has no right under the terms of the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written.

OWNER

Signed by:	/s/ Thomas Thorkildsen

Name:	Thomas Thorkildsen

Title:	Attorney-in-fact

For and on behalf of HÖEGH LNG FSRU IV LTD.

Pursuant to a power of attorney dated 1 October 2014

LESSEE

Signed for and on behalf of SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

By:	/s/ Jose Luis Montes

Name:	Jose Luis Montes

Title:	General Manager

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Schedule 1 - Description and Specification of the Vessel

SPECIFICATIONS OF THE VESSEL AND THE GAS INSTALLATION WHICH ARE REPRESENTATIONS BY THE OWNER

A.	VESSEL'S CHARACTERISTICS

PREAMBLE

S/S	:	To be Named prior to delivery

OWNER	:	Höegh LNG Ltd (to be novated to Höegh LNG FSRU # IV Ltd at or following delivery)

OPERATOR	:	Höegh LNG Fleet Management AS ) or another member of the Höegh LNG group of companies)

FLAG	:	Marshall Island

BUILT	:	Hyundai Heavy Industries, South Korea

DATE OF DELIVERY	:	Planned April 2014

CLASS:	DNV, +1A1, Tanker for Liquefied Gas, Ship type 2G (-163oC, 500kg/m3, 25kPa), FSRU mode 2G (-163oC, 500kg/m3, 70kPa), NAUTICUS (Newbuilding), REGAS, E0, CLEAN, BIS, CSA-FLS2, PLUS, COAT-PSPC(B), Recyclable, GAS FUELLED, TMON

The Vessel's design allows it to be moored to the Jetty for the duration of this Agreement without any scheduled dry dockings.

GRT	International: abt. 103,700	Suez: abt. 107,200 MT	Panama: N.A.
NRT	International: abt. 31,100	Suez: abt. 89,950 MT	Panama: N.A.

* Above GRT / NRT is preliminary data which will be confirmed/adjusted at delivery

IS VESSEL BUILT ACCORDING TO:	USCG REGULATIONS?	YES

HAS VESSEL RECEIVED	USCG APPROVAL?	YES

HULL :
LOA	:	abt. 294.00 m
LBP	:	282.00 m
BREADTH (moulded)	:	46.00 m
DEPTH (moulded)	:	26.00 m
SUMMER DRAFT(moulded)	:	12.60 m
SUMMER DRAFT (extreme)	:	abt. 12.62 m (Corresponding deadweight : abt. 91,969 T)
DESIGNED DRAFT(moulded)	:	11.60 m
LIGHT WEIGHT(Preliminary estimation)	:	36,350 T
FWA(Preliminary)	:	0.280 m
KTM(Preliminary)	:	abt, 63.60 m

* Above KTM is based on preliminary design.

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ESTIMATED DRAFT WITH FULL CARGO AND FULL BUNKERS

(Preliminary)

Product	Draughts (moulded)			Corresponding
LNG	Forward	Mean	Aft	Deadweight
Designed draught	11.24 m	11.57 m	11.91 m	80,623 MT
Max draught	12.36 m	12.58 m	12.81 m	91,969 MT

Immersion at draft :	11.60 m= 112.5 MT/cm (Preliminary)
12.60 m= 114.5 MT/cm (Preliminary)

COMMUNICATION EQUIPMENT

CALL LETTERS	:	Call letters to be registered by Shipowner
RADIO STATION NORMALLY WATCHED	:	YES
RADIO TELEPHONY	:	YES
VHF	:	YES
SATELLITE COMMUNICATION "FB 500"	:	YES
(Call number to be registered by Shipowner)
SATELLITE COMMUNICATION “FB 250”	:	No
(Call number to be registered by Shipowner)
No.1 SATELLITE COMMUNICATION "C"	:	YES
(Call number to be registered by Shipowner)
No.2 SATELLITE COMMUNICATION "C"	:	YES
(Call number to be registered by Shipowner)
E-MAIL ADDRESS	:	E-mail address to be registered by Shipowner

MACHINERY

MAIN ENGINE	-Make and type	: WARTSILA-HYUNDAI
8L50DF x 3 sets, 6L50DF x 1 sets
RENK / Reduction Gear
	- Service power	: 20,000 kW @ 76 rpm (Max. Propulsion Power)
	- Grade of fuel used	: M.D.O. with pilot fuel (Diesel Mode)
Boil-off gas with pilot fuel (Gas Mode)
AUXILIARIES	- Type and make	: NIL
	- Service power	: NIL

Note

M.D.O. : Marine Diesel Oil (DMB/RMA10 class of ISO 8217 with a viscosity of 6 cSt and above at 40°C)

M.G.O. : Marine Gas Oil (DMA/DMZ class of ISO 8217 with a viscosity of 3 cSt and above at 40°C)

Boil-off gas : Engine maker’s recommendation.

SPEED

The guaranteed speed at the design draught and at the maximum propulsion power with 21% sea margin at the condition of clean bottom in calm and deep sea to be about 18.0 knots.

CONSUMPTION / DAY

AT SEA (with 21% sea margin):

78

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

100 % M.D.O. (LCV 42700 kJ/kg)

Speed (knots)	(Tonnes of Fuel Oil Equivalent / day)
	Laden (MT)	Ballast (MT)
18	*****	*****
17	*****	*****
16	*****	*****
15	*****	*****

IN PORT:	100 % M.D.O. (LCV 42700 kJ/kg)
	Cargo Unloading	***** T/day
	Cargo Loading	***** T/day
	Idle	***** T/day

PERMANENT BUNKER CAPACITY ALLOWING AN ULLAGE OF (98%)

(Preliminary)

MARINE DIESEL OIL	4,890 MT	(SG – 0.90 MT/m3)
MARINE GAS OIL	340 MT	(SG – 0.90 MT/m3)
LUB OIL	250 MT	(SG – 0.90 MT/m3)

B. CARGO INSTALLATIONS

1. TRANSPORTABLE PRODUCTS AND RESPECTIVE QUANTITIES, calculated in accordance with IMO - maximum filling formula.

				LNG 98 % filling
	100% capacity	98.5 % capacity	98 % capacity	SG: 0,50
	At 20 deg C	At –160[o] C	At –160[o] C	@ -163°C
Cargo tanks	Excluding dome	Excluding dome	Excluding dome	Excluding dome
	(m3)	(m3)	(m3)	MT

Tank 1	26,510	26,112	25,980	12,990
Tank 2	47,830	47,113	46,873	23,437
Tank 3	47,830	47,113	46,873	23,437
Tank 4	47,830	47,113	46,873	23,437

TOTAL	170,000	167,451	166,601	83,300

79

Note :	MAX DENSITY OF CARGO: 500kg/m3.

2. OTHER TRANSPORTABLE PRODUCTS

NIL

3. Tanks

3.1. Normal operating vapour pressure	:	10-50 kPa gauge at FSRU mode
6 kPa gauge at LNG carrier mode
3.2. Valve setting	:	70 kPa gauge at FSRU mode
25 kPa gauge at LNG carrier mode
3.3. Maximum vacuum obtainable	:	1 kPa g (safety valve)
3.4. Maximum specific gravity	:	0.500
3.5. Maximum temperature acceptable	:	-163°C (0°C = 273 K)

4. LOADING RATE

4.1 Operation as an FSRU

The FSRU to be able to load the full cargo from LNG carrier through L.P cargo manifold at starboard side using flexible hoses at a rate of 9,000 m3/hr with a pressure of 240 kPa gauge at the FSRU’s presentation flange before FSRU’s manifold strainer. Ship to ship hoses and ERC system for 9,000 m3/hr are provided.

The cargo tank pressure to be maintained at 10-50 kPag before ship to ship transfer and to be allowed increased to abt 60 kPag or above at the end of LNG loading. The cargo tank temperature to be maintained below -130 oC before ship to ship transfer. The conditions for ship to ship transfer to be confirmed at the design stage.

4.2 Operation as ocean going LNG Carrier

The vessel to be able to load the full cargo through three(3) liquid manifolds at a rate of 10,000 m3/hr with a pressure of 240 kPa gauge at the vessel’s presentation flange before ship’s manifold strainer.

The vessel to be able to discharge the full cargo through three(3) liquid manifolds at a rate of 10,000 m3/hr against standard a manifold back pressure (standard 60 mesh strainers installed) after strainers of 400 kPa gauge based at the half cargo level in the tank. The cargo pumps and emergency cargo pumps to be operated for LNG unloading.

5. CARGO PUMPS.

5.1.	Main cargo pumps :

Type	:	Electric motor driven, Vertical, Centrifugal, Submerged
Maker	:	Shinko
How many	:	Eight (8) (2 per tank)
Maximum specific gravity	:	0.5
Capacity each (CBM/hour)	:	1,000 m3/h at 160 mlc
Location	:	within cargo tanks

5.2.	Spray pumps :

Type	:	Electric motor driven, Vertical, Centrifugal, Submerged
Maker	:	Shinko
How many	:	Four (4) (1 per tank)

80

Maximum specific gravity	:	0.5
Capacity (CBM/hour)	:	50 m3/h x 145 mlc
Location	:	within cargo tanks

5.3.	Fuel gas pumps :	No

5.4	Regas feed pumps :

Type	:	Electric motor driven, Vertical, Centrifugal, Submerged, Retractable
Maker	:	Shinko
How many	:	Four(4) (1 per tank)

Maximum specific gravity	:	0.5
Capacity (CBM/hour)	:	550 m3/h x 160 mlc
Location	:	within cargo tanks

5.5	What amount of cargo remains in tank after completion pumping before stripping:

- Liquid	:	abt. 568 m3 on 2m trim
- Vapour : N/A

6. STRIPPING

6.1.	Stripping system if any: See above paragraph 5.2 for Stripping/spray pumps. .

6.2.	Time required to remove all traces of liquid cargo as stated in 5.5 for about five (5) hours

7. CARGO COMPRESSORS

7.1.	Type	:	High Duty Compressors
	Maker	:	Cryostar
	How many	:	Two (2) sets, 30,000 m3/h each.
	Total flow:		60,000 m3/h

7.2.	Are compressors oil free :	Yes

7.3.	Type	:	Low Duty Compressors
	Maker	:	Cryostar
	How many	:	Three (3) sets, 3,000 m3/h

8. INERT GAS SYSTEM

8.1.	Does the vessel use inert gas ?	:	Yes
	Maker	:	Hamworthy
	If so, state utilization and quantities	:	Inerting, drying & aeration.
Capacity : 16,000 Nm3/h

8.2.	Can the vessel produce inert gas ?	Yes
If so, state type and composition of gas produce

O2	Max 1 % by volume
CO	Max 100 ppm by volume
SOx	Max 10 ppm by volume

81

Nox	Max 100 ppm by volume
CO2	about 14.0 % vol by volume
N2	Balance

Dew point : -45ºC @ 760mm HG

8.3.	Maximum capacity : 16,000 Nm3/h with discharge press. 25 kPag

8.4.	State if there are storage facilities for inert gas on board : No

8.5.	State if any supply of nitrogen may be required: Yes

- for what purpose	:	Breeding in insulation spaces of the cargo tank to maintain pressure, purging of the gas fuel line, cargo pipes, vent masts, fire extinguishing in the vent masts and for sealing of cargo compressors glands.

- what quantities	:	Two (2) sets of Nitrogen generators.

Type	:	Membrane separation, low pressure.
Maker	:	Air Products
Capacity	:	125 Nm3/h with dew point -70ºC , each
Tank	:	One (1) N2 Buffer tank 24 m3 capacity

9. GAS FREEING

9.1.	State method used giving all details:
-	Introducing inert gas into cargo tanks for replacement of warm vapours.
-	Introducing dry air into cargo tanks for replacement of inert gas.

Dry air blowers (IGG Plant) : Two (2) sets, each 8,000 Nm3/h

9.2.	State time required for gas freeing	: abt. 36 hours (warm up)
abt. 20 hours (inerting)
abt. 20 hours (aeration)

abt. 76 hours in total

Time required for displacing IG with dry air : abt. 20 hours

9.3 State consumption of inert gas if any : abt. 290,000 m3

10. CHANGING GRADE

10.1 From A to B : From completion discharge of cargo A, time required in hours and other gas in CBM.

B	LNG	INERT GAS	DRY AIR
A
CH4 less than 2 % Vol
20 hours
LNG
290,000 m3 Inert gas

82

	CO2 less than 1% Vol		O2 = 20 % Vol
	20 hours		20 hours
INERT GAS
	290,000 m3		323,000 m3
	LNG vapor		Dry air
O2 less than 2 % Vol
20 hours
DRY AIR
290,000 m3
Inert gas

Warming up / inerting : Total about 76 hrs

Cooling down : about 10 hrs (LNG Carrier mode at Terminal) Tank mean temperature : -130 ºC

10.2.	Can this operation be carried out at sea?	Yes

10.3. Can the ship measure the number of LNG in a vapour phase?	No

10.4. Has vessel deck tank for changing grade/cooling operations?	No

10.5.Deck tanks :	N/A

11. COOLING BEFORE LOADING

For fully-refrigerated ship, in LNG Carrier mode, what quantity of cargo is needed and time required, to pre-cool tanks to have them ready to load. (Starting with tanks at ambient temperature filled with cargo vapour and with vapour return to shore.)

CARGO	MT	HOURS

LNG	abt 980 m3 = 461 MT (approx.)	10 (including cool down lines)

12. CARGO HIGH DUTY HEATER :

12.1.	State heating source	:	Steam.

12.2.	Maker	:	Cryostar
	Type	:	Shell and tube
	Capacity	:	37,200 kg/hr
	Number of units	:	One (1) set

13. CARGO VAPORIZER

13.1 : LNG VAPORIZER :

Maker	:	Cryostar
Type	:	Shell and tube

83

Capacity	:	22,000 kg/h
Number of units	:	One (1) set

13.2 : LNG FORCING VAPORIZER

Maker	:	Cryostar
Type	:	Shell and tube
Capacity	:	4,000 kg/h
Number of units	:	One (1) set

14. REFRIGERATING APPARATUS

N/A

15. MEASURING APPARATUS

What gauges on board?
Primary system :	Radar beam system. Maker Kongsberg.
Secondary system :	Float type level gauge. Maker Whessoe.

The Vessel's Measuring Systems for Gas send-out shall comply with AGA Standard 9 and consist of the following:

(a)	Two (2) ultrasonic Gas meters in series. The metering system shall be located on the forward part of the main deck between the regasification units and high pressure manifold. The accuracy of the Gas metering shall be within five per cent (±0.5%) of actual Gas send-out.

(b)	One (1) Gas chromatograph system to be provided for measurement of heating value, Gas composition and specific gravity. The Gas chromatograph on the Vessel shall be able to determine the content of C1 to C6, N2 and CO2, and to determine the Higher Heating Value and wobbe index of delivered Gas.

Gas flow measurement for other systems:

(a)	Contractor shall provide a Gas flow meter of orifice or turbine type for the measurement of the following:
i.	Vapour flow from Shuttle Tanker;
ii.	Vapour return to Shuttle Tanker;
iii.	LNG vaporizer outlet (gassing up tank operation);
iv.	Forcing vaporizer outlet;
v.	Fuel Gas to auxiliary boiler;
vi.	Gas combustion unit;
vii.	No.1 LNG tank vent mast; and
viii.	Fuel Gas to dual fuel engines.

(b)             The volume flow accuracy must be within three per cent (±3%) for measurements (i)-(vii) above, and within two per cent (±2%) for (viii) above. Pressure and temperature will be measured and used for flow compensations.

16. SAMPLES

16.1.	State how tank atmosphere samples can be taken and where from?

Through sample valves at tank Liquid / gas domes.

Level : Bottom – Mid – Top

Standard of fitting? Double needle valve ND15 mm.

16.2	Same question for cargo ? Double needle valves ND15 mm & ND 8mm.

84

16.3.	Are sample bottles available on board? No

17. CARGO LINES

17.1.	Is ship fitted with a port and starboard cargo manifold?	YES

BOW
Liquid 1	16” 150 ANSI
Liquid 2	16” 150 ANSI
Vapour	16” 150 ANSI
Liquid 3	16” 150 ANSI
Liquid 4	16” 150 ANSI
STERN

17.2.	Position of cargo manifold(Preliminary) : Centre L-L-V-L-L.

- distance from bow :	140.395 m
- distance from stern:	153.135 m
- height above deck / driptray :	1.486/1.256 m
- distance from ship's rail :	3.285 m
- height from underside keel :	31.386 m
- distance between lines :	3.0 m

Height above waterline(Preliminary) :

- when light ballast :	draught 9.26 m	22.126 m
- when loaded :	draught 12.6 m	18.786 m

Loading connection

height from centre of flange to first obstacle downward below each flange : 1.256 m

17.3. Liquid line :	- diameter :	400mm
	- flange - size :	16"
	- type :	150 ANSI RF type (Max Work Press 10 Bar – 145psi)

Vapour line :	- diameter :	400mm
	- flange – size :	16"
	- type :	150 ANSI RF type(Max Work Press 10 Bar - 145 psi)

17.4. What reducers on board?

For chicksan	No
For STS	N/A
For N2 receiving	N/A

17.5 Strainers for liquid manifolds

Type : portable conical dual flow type.

8 sets x 16” with mesh size of ASTM 60

85

17.6. Is ship fitted with stern discharge?	N/A
- liquid line - diameter :
- flange - size :
- type :

18. REGASSIFICATION SYSTEM	Yes

18.1	High pressure pumps

Type	:	Multi-stage, Centrifugal type
Maker	:	Atlas Copco (JC Carter)
No of pumps	:	Four(4)

18.2	High pressure vaporizer

Type	:	PCHE
Maker	:	Heatric

18.3	Send out:

NG output : max 400 MMSCFD (N+1) at nominal operation in Open Loop operation mode

Minimum operation: 50 MMSCFD

NG outlet pressure at regas at export manifold: between 6 MPag – 8.5 MPag

NG outlet temperature limit at regas at export manifold: Minimum 7.2 oC

NG outlet flow velocity limit : abt 25 m/s

18.4	Turret / HP Manifolds

H.P NG (natural gas) manifold on port side (V), 1 x 20” ANSI 900 RF type flange

18.4.1	Location of HP manifolds

Size: 20” 900 ANSI

- distance from bow :	113.21 m
- distance from stern:	180.81 m
- height above deck:	1.486 m
- distance from ship's rail :	3.165 m
- height from underside keel :	31.386 m

Height above waterline :

- when light ballast :	draught 9.26 m	22.126 m
- when loaded :	draught 12.6 m	18.786 m

19. HOSES

Are serviceable hoses available on board? Yes

19.1 For Ship to Ship transfer:

86

6 flexible hoses (4 for liquid and 2 for vapor return) of 10” dia and abt. 25 m length connected to the 16” liquid/vapour manifold through reduction spool pieces.

19.2	Minimum temperature acceptable:	-163[o]C
	Maximum pressure acceptable:	10 bar

19.3	For what products are hoses suitable?	LNG

20. DERRICKS / CRANES

- How many:	2 cranes
- Where situated?	Manifold forward (Port side) / manifold aft (STBD side)
- Lifting capacity:	10 MT SWL

- Maximum distance from ship's side of lifting hook when derrick swung outboard?
About 12 m at crane position (Port side) / about 22 m at crane position (STBD side)

21. SPECIAL FACILITIES.

21.1.	How many grades can be segregated?	1
21.2.	How many cooled simultaneously?	1

21.3.	Can vessel sail with slack cargo tanks?	: No
Minimum permissible upper sloshing limit above 70% of tank height and maximum permissible lower sloshing limit below 2.75m of tank height

87

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 2 - Lessee's Changes to Vessel Specifications and Costs

Vessel Specification Amendment	Cost to be paid by Lessee	Deadline
Hard arms for discharging LNG from the Shuttle Tanker to the Vessel (approximate specifications of which are set out in Annex C to this Schedule 2)	USD *****	16 February 2015
Minimum Send Out Compressor(further details of which are set out in Annex A and B to this Schedule 2)	USD *****	4 November 2014

Hard Arms Optional Change Cancellation Fee:

Where this Agreement provides for the payment by Lessee of a cancellation fee in respect of the Hard Arms Optional Change, the cancellation fee shall be assessed as a percentage of the total hardware cost; being EUR *****, depending on the date of payment of such cancellation fee as follows:

Months after Order (up to)	Cancellation Fee (% of hardware cost)
1 month	*****
2 months	*****
3 months	*****
4 months	*****
5 months	*****
6 months	*****

MSO Optional Change Cancellation Fee:

Where this Agreement provides for the payment by Lessee of a cancellation fee in respect of the MSO Optional Change, the cancellation fee shall be the amount set out in Annex A, Section 1.4 to this Schedule 2.

88

Annex A

89

Annex B

90

Annex C

91

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 3 - Insurance

Pursuant to Clauses 22.5 and 23, Owner shall procure, maintain and pay for the following insurances (as applicable):

1.	MARINE HULL INSURANCE

Hull & Machinery and Hull Interest insurances on the Vessel, against marine and war risks, shall be provided with insured values equal to those normally carried by Owner for the Vessel.

2.	PROTECTION AND INDEMNITY INSURANCE

P&I insurance with coverage equivalent to the cover provided by members of the International Group of Protection and Indemnity associations with a limit of cover no less than ***** Dollars (USD *****) for any one event.

The cover shall include:

2.1	liability for collision and damage to fixed and floating objects to the extent not covered by the insurance in Paragraph 1 above; and

2.2	liability for loss or damage to inventory of LNG and Gas (but not Permitted Gas Loss).

3.	GENERAL THIRD PARTY LIABILITY INSURANCE

To the extent not covered by the insurance in Paragraph 2 above, coverage shall be for:

3.1	Bodily injury: ***** Dollars (USD *****) per occurrence.

3.2	Property damage: ***** Dollars (USD *****) per occurrence.

4.	WORKMENS' COMPENSATION AND EMPLOYER’S LIABILITY INSURANCE FOR EMPLOYEES

To the extent not covered in the insurance in Paragraph 2 above, covering Owner’s employees and other persons for whom Owner is liable as employer pursuant to applicable Law for statutory benefits as set out and required by local Law in the area of operation or the area in which Owner may become legally obliged to pay statutory benefits.

5.	COMPREHENSIVE GENERAL AUTOMOBILE LIABILITY INSURANCE

Covering all owned, hired and non-owned vehicles, coverage shall be for:

5.1	Bodily injury, according to the local Law; and

5.2	Property damage, in an amount equivalent to ***** Dollars (USD *****) single limit per occurrence.

92

6.	SUCH OTHER INSURANCES AS MAY BE AGREED BETWEEN THE PARTIES

Loss of Hire insurance to cover one hundred and eighty (180) days' to cover periods when the Vessel is Off-Hire under the terms of this Agreement.

93

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 4 – Start-Up and Performance Tests

(a)	Owner and Lessee shall agree the scope and procedures of the Start-Up and Performance Tests no later than ***** days prior to the Delivery Due Date.

(b)	The Regas Tests to be agreed between the Parties shall include (but are not limited to):

(i)	the testing of the safety system onboard the Vessel and ship-shore/Jetty interfaces for safety systems; and

(ii)	the testing of the Regas Trains, including:

(1)	start-up of each Regas Train, to be conducted one Regas Train at a time, and to be operating in the range of thirty-eight to one hundred per cent (38-100%);

(2)	individual operation of each Regas Train at thirty-eight per cent (38%) capacity for one (1) hour and at one hundred per cent (100%) capacity for two (2) hours;

(3)	operation of Regas Trains in combination, including ramp-up (from zero to minimum capacity, and from minimum capacity to maximum capacity) and ramp-down;

(4)	simultaneous operation of trains at one hundred per cent (100%) capacity for two (2) hours; and

(5)	measurement of sea water intake temperature.

(c)	The Regas Tests shall be deemed to have been passed if the rate of actual discharge of regasified LNG measured during the Regas Tests is equal to or greater than the Guaranteed Regas Rate for a continuous period of two (2) hours and at sixty five to eighty five (65-85) barg.

94

Schedule 5 - Certificate of Acceptance

CERTIFICATE OF ACCEPTANCE FOR

[insert FSRU Name] IMO number [insert IMO number] (the "FSRU")

The [insert FSRU Name] (IMO number [insert IMO number]) ("FSRU") was accepted by Sociedad Portuaria El Cayao S.A. E.S.P. ("SPEC") on [insert Vessel Acceptance Date] in accordance with the agreement dated [insert date of International Leasing Agreement] made between SPEC and Höegh LNG FSRU IV Ltd. (the "Agreement").

Place of Acceptance: [●]

Delivery Date: [●]

Delivery Time: [●] (local time, Cartagena, Colombia)

Testing Fuel Quantity: [●]

Quantity of marine diesel oil on board the FSRU at the Delivery Time: [●]

Specification of marine diesel oil on board the FSRU at the Delivery Time: [●]

The quantity and specification of marine diesel oil on board FSRU upon the Delivery Date shall be the "Bunkers at Delivery", as defined in the Agreement.

FOR SPEC:	FOR Höegh LNG FSRU IV Ltd.:

By:	By:

Title:	Title:

Date:	Date:

Witnessed by:	Witnessed by:

Title:	Title:

Date:	Date:

95

Schedule 6 – Höegh Performance Guarantee

[Note: HLNG to provide legal opinion from local counsel in jurisdiction of incorporation of Guarantor confirming the enforceability of this guarantee against the Guarantor]

THIS DEED OF GUARANTEE AND INDEMNITY (this "Deed") is made on .............................201[•]

BETWEEN:

(1)         [HÖEGH LNG HOLDINGS LTD., a company registered in [Bermuda] with company number [•] having its registered office at [•]] OR [HÖEGH LNG PARTNERS LP, a limited partnership registered in [the Marshall Islands] with number [•] having its registered office at [•]] (the "Guarantor"); and

(2)         SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P., a company organised and existing under the laws of Colombia having its registered office at Calle 66 No. 67-123, Barranquilla, Colombia ("SPEC"),

(each a "Party" and together the "Parties").

RECITALS [Note: recitals to be updated in Höegh LNG Partners LP guarantee]

(A)         Pursuant to an FSRU International Leasing Agreement entered into on or about the date of this Deed (the "FSRU ILA") between SPEC and Höegh LNG FSRU IV Ltd., a company incorporated and existing under the laws of the Cayman Islands with its registered office at Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands ("Owner"), Owner has agreed to let the Vessel to SPEC.

(B)         Pursuant to an FSRU Operation and Services Agreement entered into on or about the date of this Deed (the "FSRU OSA") between SPEC and the Guarantor, the Guarantor has agreed to provide certain operation and maintenance services in relation to the Vessel to SPEC.

(C)         The Guarantor intends to novate its rights and obligations under the FSRU OSA to a new special purpose entity formed under the laws of Colombia which will be a wholly-owned subsidiary of a member of the Höegh LNG Group (as defined in the FSRU OSA) (such novatee, the "Contractor").

(D)         In this Deed, the FSRU ILA and, following the novation of the Guarantor's rights and obligations under the FSRU OSA to the Contractor, the FSRU OSA are together referred to as the "Relevant Agreements", and any reference to the Relevant Agreements shall be to either one or both of them as the context may require.

(D)         The Guarantor has agreed to guarantee to SPEC the performance by Owner and, following the novation of the Guarantor's rights and obligations under the FSRU OSA to the Contractor, Contractor (together, the "Höegh Contractors" and any reference to the Höegh Contractors shall be to either one or both of them as the context may require) of all their respective obligations and liabilities under the Relevant Agreements on the terms of this Deed.

96

THE PARTIES AGREE AS FOLLOWS:

1.             DEFINITIONS AND INTERPRETATION

1.1           In this Deed, words and phrases commencing with capital letters will, unless a contrary intention appears or unless such words and phrases are otherwise defined in this Deed, have the same meaning ascribed to them under the Relevant Agreements.

1.2           In the event of any conflict between the Relevant Agreements and this Deed, this Deed will prevail.

2.             GUARANTEE AND INDEMNITY

2.1           The Guarantor guarantees to SPEC that each of the Höegh Contractors shall duly perform all of its obligations contained in the Relevant Agreements (the "Obligations"). If either of the Höegh Contractors shall in any respect fail to perform its respective obligations under the Relevant Agreements (subject to the terms and conditions provided therein) or shall commit any breach thereof, the Guarantor undertakes to perform said obligations under the Relevant Agreements. When the Guarantor renders performance as described herein, the relevant Höegh Contractor shall be released and discharged from performance under the Relevant Agreements to the extent that such obligations and liabilities have been discharged by the Guarantor hereunder.

2.2           The Guarantor agrees that if, for any reason, any amount claimed under this Deed is not recoverable solely on the basis of a guarantee, the Guarantor will, as principal obligor and as separate and independent obligations and liabilities from its obligations and liabilities under clause 2.1, indemnify SPEC against all loss, debt, damage, interest, liability, cost and expense (including reasonable legal expenses) incurred or suffered by SPEC by reason of a failure by the Höegh Contractors to perform any or all of the Obligations when they are due and performable. The amount payable by the Guarantor under this indemnity shall not exceed the amount it would have had to pay under this Deed if the amount claimed in respect of such breach or non-performance had been recoverable on the basis of a guarantee.

2.3           For the purposes of this Deed, any money judgment, arbitrator's award or expert's decision against the Höegh Contractors in favour of SPEC under or in connection with the Relevant Agreements shall be conclusive evidence of any liability of the Höegh Contractors to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator's award or adjudicator's decision made against the Höegh Contractors in favour of SPEC.

[2.4          The Guarantor agrees and acknowledges that the guarantee in clause 2.1 and the indemnity in clause 2.2 shall apply to any breach by the Höegh Contractors of the Relevant Agreements that may arise on or after the date of release of the guarantee provided by Höegh LNG Holdings Ltd and also any liability that may arise on or after the date of such release from any breach by the Höegh Contractors of the Relevant Agreements committed before the date of such release.] [Note: to be included in Höegh LNG Partners LP guarantee]

97

3.             PRESERVATION OF RIGHTS

3.1           The obligations of the Guarantor under this Deed are in addition to and independent of any other security which SPEC may at any time hold in respect of the Obligations.

3.2           The Guarantor's guarantee and undertakings hereunder shall be unconditional and irrevocable, and without prejudice to the generality of the foregoing, the Guarantor shall not be released or discharged from its liability hereunder by:

(a)           any waiver or forbearance by SPEC of or in respect of any of the Höegh Contractors' obligations under the Relevant Agreements whether as to performance or otherwise howsoever, or by any failure by SPEC to enforce the Relevant Agreements or this instrument; or

(b)           any alteration to, addition to, or deletion from the Relevant Agreements or the scope of work to be performed under the Relevant Agreements; or

(c)           any change in the shareholding relationship between the Guarantor and the Höegh Contractors; or

(d)           any other fact, circumstance, act, event, omission or provision of statute or law or otherwise which but for this clause might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor under this Deed or any of the rights, powers or remedies conferred on SPEC by this Deed or by law, and the Guarantor's guarantee and undertakings hereunder shall continue in force until all the Höegh Contractors' obligations under the Relevant Agreements and all of the Guarantor's obligations hereunder have been duly performed[, or this Deed is released by SPEC in accordance clause 12.12(c) of the FSRU ILA] [Note: to be included in Hoegh LNG Holdings guarantee only].

3.3           Notwithstanding any other provision of this Deed the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Deed shall not exceed the liability of the Höegh Contractors under the Relevant Agreements.

3.4           Subject to clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to the Höegh Contractors under the Relevant Agreements.

4.             CLAIM LIMITATIONS

4.1           The Guarantor must not (so long as the Höegh Contractors have any actual or contingent Obligations pursuant to the Relevant Agreements) by reason of performance by it of its obligations under this Deed claim by the institution of proceedings or the threat of proceedings or otherwise (whether on the basis of an indemnity or otherwise) any sum from the Höegh Contractors, where and to the extent that such claim:

(a)           would lead to the insolvency of the Höegh Contractors, or either of them, or place either of the Höegh Contractors at material risk of becoming insolvent; or

(b)           would otherwise materially affect the ability of the Höegh Contractors, or either of them, to perform their obligations under the relevant Agreements.

98

5.             RECOURSE IN ACCORDANCE WITH RELEVANT AGREEMENTS

5.1           Notwithstanding the provisions of clause 2.3, SPEC shall be entitled to make a claim under this Deed in accordance with clause 12.6(c) of the FSRU ILA or clause 9.6(c) of the FSRU OSA or otherwise if either of the Höegh Contractors has failed to perform any other obligation under the Relevant Agreements.

5.2           SPEC will not be obliged, before enforcing any of its rights or remedies conferred upon it by this Deed or by law, to take any step or action, including (without limitation):

(a) the taking of any legal proceedings or action or the obtaining of any judgment against the Höegh Contractors in any court, arbitration, determination or adjudication;

(b) the making or filing of any claim in bankruptcy, liquidation, winding up or dissolution of the Höegh Contractors; or

(c) the pursuance or exhaustion of any other right or remedy against the Höegh Contractors,

and the liabilities of the Guarantor under this Deed may be enforced as set out in clause 5.1 irrespective of whether any legal proceedings are being or have been taken against the Höegh Contractors.

6.             CONTINUING OBLIGATION

This Deed is a continuing guarantee and will remain in full force and effect until each and every part of the Obligations have been discharged and performed in full [or this Deed is released by SPEC in accordance clause 12.12(c) of the FSRU ILA] [Note: to be included in Hoegh LNG Holdings guarantee only]

7.             REINSTATEMENT

If the Guarantor is discharged or released in any way as a result of any payment or performance by the Höegh Contractors or any other person which is set aside under insolvency legislation or for any other reason, the Guarantor's liability hereunder shall be reinstated as if such payment or performance had not occurred.

8.             NO WITHHOLDING TAX

All payments made by the Guarantor under this Deed must be made in full without deduction or withholding for or on account of any Taxes. If any deduction or withholding from any payment is required by law then, to the extent that such deduction or withholding would not be required if such payment were made by the Höegh Contractors under the Relevant Agreements, the Guarantor will promptly pay to SPEC an additional amount being the amount required to procure that the aggregate net amount received by SPEC will equal the full amount which would have been received by it had no deduction or withholding been made.

9.             WARRANTIES

The Guarantor represents and warrants to SPEC that:

99

(a)            the Guarantor is duly incorporated with the power to execute and perform the obligations under this Deed;

(b)            the Guarantor's obligations under this Deed are valid, binding and enforceable at law;

(c)            the Guarantor has taken all necessary corporate or other action to authorise the execution and performance of this Deed; and

(d)            the execution and performance of this Deed will not contravene any law or regulation to which the Guarantor is subject or cause the Guarantor to breach its constitutional documents or any other agreement which is binding on it.

10.           ASSIGNMENT

10.1         SPEC may assign the benefit of, and its rights under, this Deed to any person to whom SPEC's rights and/or obligations under and in accordance with the terms of the Relevant Agreements are assigned without having to obtain the consent of the Guarantor.

10.2         The Guarantor may not assign, novate or transfer any of its rights or obligations under this Deed to any person without the prior written consent of SPEC.

11.           THIRD PARTY RIGHTS

A person who is not a Party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

12.           PARTIAL INVALIDITY AND SEVERANCE

If any provision is held to be void, invalid, illegal or unenforceable, such provision shall be divisible from this Deed and shall be deemed to have been deleted without affecting the remaining provisions of this Deed. If such deletion materially affects the interpretation of this Deed, the Parties shall seek to agree a substitute provision which reflects the commercial intention of this Deed.

13.            GOVERNING LAW

This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

14.           ARBITRATION

14.1         Any dispute, controversy or claim arising out of or in connection with this Agreement or its formation, including any non-contractual disputes (a "Dispute") shall be determined by referral to arbitration in London, England, in accordance with the Rules of the London Court of International Arbitration ("LCIA Rules"), as may be amended from time to time, by a panel of three (3) suitably qualified arbitrators, fluent in English, familiar with the general principles of English law, and experienced in arbitrations conducted under the LCIA Rules. Each Party

100

shall appoint one (1) arbitrator, and the two (2) so appointed shall thereafter appoint the third arbitrator.

14.2         The language of the arbitration shall be English. The arbitral panel shall issue its reasoned award in writing, and is authorized to award costs and attorneys' fees to the prevailing Party as part of its award.

14.3         Any award shall be binding and enforceable against the Parties in any court of competent jurisdiction, and the Parties hereby waive any right to appeal such award on the merits or to challenge the award except on the grounds set forth in Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

15.           NOTICES

15.1         All demands and notices to be given under this Deed must be in writing and sent by hand or courier or prepaid first-class post or recorded delivery or facsimile to the address of the relevant Party set out in clause 15.2 or such other address as that Party may by notice in writing nominate for the purpose of service and:

(a)           any demands or notices sent by prepaid first-class post or recorded delivery will be deemed (in the absence of evidence of earlier receipt) to have been delivered at 9.00 a.m. on the second business day (which expression means a day (excluding Saturdays) on which banks generally are open in the City of London for the transaction of normal banking business) after posting;

(b)           any demands or notices sent by courier will be deemed to have been delivered on the date and at the time that the courier's delivery receipt is signed; and

(c)           any demands or notices sent by facsimile will be deemed to have been delivered on the date of dispatch.

15.2         Unless notified otherwise, all demands and notices shall be addressed to the Parties as follows:

(a)           The Guarantor:

Address: [•]

Facsimile: [•]

Attention: [•]

(b)          SPEC:

Address: [•]

Facsimile: [•]

Attention: [•]

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16.           COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed shall be an original, and all the counterparts together shall constitute one and the same instrument. Any Party may enter into this Deed by executing a counterpart and this Deed shall not take effect until it has been executed by all Parties.

IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.

Signed as a deed by

for and on behalf of SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P. in the presence of:

Signature of witness

Name of witness

Address of witness

Occupation of witness

[Note: Colombian counsel to confirm execution block]

Signed as a deed by

for and on behalf of [HÖEGH LNG HOLDINGS LTD./ HÖEGH LNG PARTNERS LP] in the presence of:

Signature of witness

Name of witness

Address of witness

Occupation of witness

[Note: Bermudian/Marshall Islands counsel to confirm execution block]

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Schedule 7 – Novation Deed

DEED OF NOVATION

in respect of a [International Leasing Agreement][or][OSA]

for an LNG floating storage and regasification vessel

[•]

(AS Transferor)

AND

[•]

(AS CONTINUING PARTY)

AND

[•]

(AS Transferee)

This deed of novation (the "Deed") is entered into as a deed on the [•] day of [•], 201[4] BY AND BETWEEN:

1.	[•], a company organised and existing under the laws of [•], having its registered office at [•] (the "Transferor"); and

2.	[•], a company organised and existing under the laws of [•], having its registered office at [•] (the "Continuing Party"); and

3.	[•], a company organised and existing under the laws of [•], having its registered address at [•], (the "Transferee").

(individually, a "Party, and collectively, the "Parties").

WHEREAS:

(A)	[•] and [•] are parties to an international leasing agreement dated [•] (the "ILA") for the lease of an LNG floating storage and regasification vessel (the "Vessel"), pursuant to which [•] has agreed to let the Vessel to [•].

(B)	[•] and [•] are parties to an operation and services agreement dated [•] (the "OSA"), pursuant to which [•] has agreed to perform operation and maintenance services in relation to the Vessel.

(C)	[The Transferor will or will procure the transfer of ownership of the Vessel under the ILA to the Transferee on or about the date of this Deed.][Only where Transferor is the owner of the Vessel and for a novation of the ILA.]

(D)	The Transferor wishes to be released from all its obligations and liabilities and to transfer all its rights under the [ILA][or][OSA] to the Transferee, and the Continuing Party agrees to such release. The Transferee wishes to assume such obligations and liabilities.

(E)	The Parties have agreed to the novation of the [ILA][or][OSA] and to the substitution of the Transferee as a party to the [ILA][or][OSA] in the place of the Transferor, on the terms and subject to the conditions contained in this Deed.

In consideration of the mutual undertakings given by the Parties' and set forth herein, IT IS HEREBY AGREED:

1.	Definitions

Capitalised terms used in this Deed shall have the same meaning ascribed to them in the [ILA][or][OSA].

2.	Novation

With effect from the date of this Deed (such date to be the "Novation Date"):

2.1	the Continuing Party hereby releases and discharges the Transferor (including, without limitation, in respect of any breach of the [ILA][or][OSA] by the Transferor antecedent to the Novation Date) from all of the Transferor's obligations and liabilities under or in connection with the [ILA][or][OSA], and from all claims and demands whatsoever arising under the [ILA][or][OSA] on or after the Novation Date, and the Transferor hereby ceases to be a party to the [ILA][or][OSA];

2.2	the Transferor hereby assigns all of its rights under or in connection with the [ILA][ or][OSA] to the Transferee (including, without limitation, in respect of any breach of the [ILA][ or][OSA] by the Continuing Party antecedent to the Novation Date), and releases and discharges the Continuing Party from all of its obligations and liabilities to the Transferor under or in connection with the [ILA][or][OSA];

2.3	the Transferee hereby agrees to assume and perform all of the obligations and liabilities from which the Transferor is released and discharged pursuant to Clause 2.1 of this Deed (including, without limitation, in respect of any breach of the [ILA][or][OSA] by the Transferor antecedent to the Novation Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

2.4	the Continuing Party hereby agrees with the Transferee to perform and assume the Continuing Party's obligations and liabilities under or in connection with the [ILA][ or][OSA] and to be bound by its terms in every way as if the Transferee had been named as a party to thereto in place of the Transferor (including, without limitation, in respect of any breach of the [ILA][ or][OSA] by the Continuing Party prior to the Novation Date..

3.	Representations and warranties

Each of the Parties represents and warrants to each other that:

3.1	it is a legal entity duly organised and validly existing under the Laws of the jurisdiction of its formation and that has the corporate power and authority to enter into and to perform its obligations under this Deed and (in relation to the Continuing Party and the Transferee only) under the [ILA][or][OSA];

3.2	its execution, delivery, and performance of this Deed have been authorised by all corporate action on its part, and do not and will not:

(a)	contravene any Law of any Governmental Authority having jurisdiction over the Parties;

(b)	violate its constitutional documents; or

(c)	conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which any of the Parties are a party or their property is bound; and

3.3	this Deed and, in relation to the Continuing Party and the Transferee only, the [ILA][or][OSA], is each its legal and binding obligation enforceable in accordance with its respective terms, except to the extent enforceability is modified by bankruptcy, reorganisation and other similar Laws affecting the rights of creditors generally and by general principles of equity.

4.	Miscellaneous

4.1	If any term or provision in this Deed is or becomes illegal, invalid or unenforceable in whole or in part, under any Law or any jurisdiction, then such term or provision or part shall to that extent be deemed not to form part of this Deed and the enforceability of the remaining provisions of this Deed shall not be affected or impaired in any way.

4.2	This Deed may be entered into in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.3	Confidentiality

(a)	[Clause 32 (Confidentiality) of the ILA][or][Clause 34 (Confidentiality) of the OSA] shall form part of this Deed and shall be treated as if set out in full herein.

(b)	The existence and terms of this Deed shall be treated as Confidential Information for the purposes of the [ILA][or][OSA] .

[5.	Guarantee [Where Transferor is the Owner/Contractor under the ILA/OSA]

5.1	The terms of this Deed are conditional upon the Transferee having procured on or before the execution of this Deed the delivery to the Continuing Party of a guarantee substantially in the form set out in Schedule 6 of the ILA issued by an entity which meets credit requirements which are substantially equivalent to the HPG Credit Tests.

5.2	Promptly following execution of this Deed the Transferee shall provide to the Continuing Party a legal opinion in form and substance satisfactory to the Continuing Party relating to the enforceability of the guarantee referred to in Clause 5.1, the power and authority of the guarantor to enter into and perform the guarantee, and due execution by the guarantor of the guarantee.]

[or]

[5.	Performance Security [Where Transferor is the Lessee/Customer under the ILA/OSA]

5.1	The terms of this Deed are conditional upon the Transferee having procured on or before the execution of this Deed the delivery to the Continuing Party of performance security substantially equivalent to the Lessee Performance Security equal to the Lessee Performance Security Value.]

6.	Notices

For the purposes of the [ILA][or][OSA], the Transferee's address for notices shall be as follows:

Address:	[•]

Fax No.:	[•]

For the attention of:	[•]

7.	Governing Law

7.1	This Deed, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to it or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

7.2	Any dispute arising under or in connection with this Deed, including the validity or enforceability hereof, shall be referred to arbitration in London in accordance with the Arbitration Act 1996 and the terms of the London Court of International Arbitration (LCIA) current at the date of commencement of arbitration proceedings.

IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.

Signed as a deed by…………………….……	)
for and on behalf of:	)
)
in the presence of a witness:	)
Name of witness:
Address of witness:

Signed as a deed by …………………………	)
for and on behalf of:	)
)
in the presence of a witness:	)
Name of witness:
Address of witness:

Signed as a deed by …………………………	)
for and on behalf of:	)
)
in the presence of a witness:	)
Name of witness:
Address of witness:

Schedule 8 - Approved Mortgagee's Direct Agreement

To:	[•] ("Lessee")

Re:	[LNG floating storage and regasification vessel with builder's hull no. 2551 (IMO No. [•]) (the "Vessel")

1.	We refer to:

(a)	the international leasing agreement dated [•] between [Owner] as owner of the Vessel ("Owner") and [Lessee] as Lessee of the Vessel ("Lessee"), under which Owner agreed to let the Vessel to Lessee on the terms and conditions set out therein (the "Agreement"); and

(b)	the senior secured term loan credit facility dated [•] between [Owner] as borrower and [•] as lenders (the "Lenders"), under which the Lenders agreed to loan certain sums to [Owner] (the "Credit Facility").

2.	(a)	In consideration of Lessee signing the acknowledgement to the notice of assignment given by Owner to Lessee of Owner's assignment to the Lenders by way of security of its rights under the Agreement, and subject always to Lessee complying in all respects with its commitments under the Agreement, we, as mortgagee of the Vessel and on behalf of the Lenders (the "Mortgagee"), hereby agree and undertake that we shall not, directly or through the actions of others, take any action which may interfere directly or indirectly with or otherwise disturb Lessee's exclusive, quiet and peaceful use, possession, employment and enjoyment of the Vessel in accordance with the terms of the Agreement and that Lessee will be allowed unfettered use of the Vessel in accordance with the terms of the Agreement.

(b)	The commitments in Paragraph 2(a) do not extend to committing the Mortgagee to preserving Lessee's quiet enjoyment of the Vessel if: (i) Lessee has breached the terms of the Agreement; and (ii) such breach entitles Owner under the terms of the Agreement to withdraw the Vessel from service or otherwise terminate the Agreement, whether or not Owner has exercised its right to terminate the Agreement.

3.	Further, the Mortgagee also hereby agrees and undertakes that if an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing, except in the circumstance described Paragraph 2(c) above, the Mortgagee will not exercise any rights it may have against the Vessel, except as provided below.

Lessee agrees that if:

(a)	the Mortgagee notifies Lessee that an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing and that either the Mortgagee or its designee wants to assume Owner's rights, obligations and liabilities under the Agreement and be substituted for Owner under the Agreement (the "Substitute Owner"), which notice shall give Lessee details of the Substitute Owner, and

(b)	the Substitute Owner is an entity which has the financial and technical capacity to perform Owner's obligations under the Agreement,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

then if (x) Lessee approves of the Substitute Owner in writing, which approval may not be unreasonably withheld, and shall be deemed given if not disapproved in writing by Lessee within ***** days after such notice, and (y) the Substitute Owner agrees that the assumption of obligations and liabilities by the Substitute Owner shall include all of the Owner's obligations and liabilities under the Agreement to the fullest extent they remained unperformed or unpaid at the time of assumption (including any obligations in respect of the Purchase Option (as such term is defined in the Agreement)), the Lessee shall enter into a novation agreement (in form and substance satisfactory to Lessee) with Owner and Substitute Owner in relation to the Agreement and, following such novation, Lessee shall continue to perform Lessee's obligations under the Agreement in favour of the Substitute Owner.

4.	Nothing in this letter shall create any additional obligations or liabilities on Lessee under the Agreement and nothing in this letter shall modify or limit any of Lessee's rights or benefits under the Agreement.

5.	This letter and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this letter or its formation (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law, and any dispute relating to it shall be subject to arbitration in accordance with the procedures set forth in the Agreement.

For and on behalf of

[•],

as Administrative Agent and Security Agent/Mortgagee

By:

Name:

Title:

In consideration for the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the foregoing letter.

For and on behalf of

[LESSEE]

By:

Name:

Title:

NOTICE OF ASSIGNMENT TO BE GIVEN TO THE LESSEE

(Attachment 1)

To:	[Lessee]

Re:	Vessel I

We refer to the international leasing agreement dated [•] and together with all amendments and addenda thereto (hereinafter called the "Agreement") and made between Owner (the "Owner") and [Lessee] (the "Lessee"), relating to the vessel called [•] with an IMO No: [•] (the "Vessel"). Capitalized terms used in this Notice of Assignment without definition shall have the meanings assigned to them in the Agreement.

We hereby give you notice of the following and you by your execution and delivery of this Notice and Consent to Assignment (this "Consent") hereby agree to the following:

1.	That by an Assignment dated ________________________ made between the Owner and the Assignee referred to therein, the Owner has assigned to the Assignee all of its rights, title and interest to and in the Agreement and any moneys whatsoever payable to the Owner under the Agreement or as a consequence of the variation or termination thereof.

2.	That the Lessee is hereby irrevocably authorised and instructed to pay such moneys as aforesaid to [•] (Swift:__________), For account of: [•] Account No. __________, Ref: Vessel I (or at such other place as the Assignee may from time to time direct).

3.	Owner shall remain liable to perform all its obligations under the Agreement and the Assignee shall not be under any obligation under the Agreement, but should the Assignee exercise its right to perform, or cause performance by its nominee or designee of, Owner’s obligations under the Agreement, Lessee agrees, without thereby releasing Owner from its obligations under the Agreement, to accept such performance.

4.	Lessee consents to the Assignment, and agrees that it will make payment of all moneys due and to become due under the Agreement, without setoff or deduction for any claim not arising under the Agreement, direct to the account set forth in Paragraph 2 hereof, and otherwise if the Assignee has given you a written notice, to such account specified by the Assignee at such address as the Assignee shall request the undersigned in writing, in each case until receipt of written notice from the Assignee that all obligations of the Owner to it have been paid in full.

5.	Lessee may rely on any written notice given by the Assignee to it as being properly given under the terms of the Assignment and this Consent, even if Owner notifies Lessee that such written notice is not validly given.

6.	Lessee’s acknowledgement and consent hereunder, and its agreements herein contained, are for the benefit of the Assignee and shall be enforceable by the Assignee.

7.	The authority and instructions herein contained cannot be revoked or varied by the Owner without the consent of the Assignee.

In consideration of the Lessee acknowledging and agreeing to the terms of this Notice of Assignment, and subject to:

(a)	the Lessee complying with its obligations under the Agreement;

(b)	the Lessee signing and returning a consent and agreement in the form attached to this Notice of Assignment,

neither the Assignee nor its successors will prejudice in any way disturb or interfere with the Lessees quiet and peaceful use, possession and enjoyment of the Vessel and the Assignee and its successors will allow Lessees unfettered use of the Vessel in accordance with the terms and conditions of the Agreement.

For and on behalf of

OWNER

By:

Name:

Title:

In consideration for the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the foregoing Notice and Consent to Assignment.

For and on behalf of

LESSEE

By:

Name:

Title:

Schedule 9 – Amended Terms applicable to the Alternative Term Option

1.            A new definition of "Basic Standby Rate" shall be added to Clause 1.1 as follows:

""Basic Standby Rate" has the meaning ascribed in Clause 4.5(c)(ii);"

2.            The definition of "Daily Hard Arms Reimbursement" shall be deleted in its entirety.

3.            The definition of "Daily MSO Reimbursement" shall be deleted in its entirety.

4.            The definition of "Daily Reimbursement Amounts" shall be deleted in its entirety and replaced with the following:

""Daily Reimbursement Amounts" means any one or more of the following (as the context requires):

(a)          the Daily Standby Rate Reimbursement;

(b)          the Daily Accrued Hire Reimbursement; and

(c)          the Daily Pre-VAD LOC Reimbursement;"

5.            The definition of "First Early Termination Date" shall be deleted in its entirety and replaced with the following:

""First Early Termination Date" means the date falling five (5) years from the Vessel Acceptance Date minus:

(a)          the aggregate number of days on which Lessee pays the Full Standby Rate (if any); and

(b)          the aggregate number of days on which Lessee pays the Deemed Rate (if any);"

6.            A new definition of “Full Standby Rate” shall be added as follows:

""Full Standby Rate" has the meaning ascribed in Clause 4.5(c)(i);"

7.            The definition of "Hard Arms Optional Change" shall be deleted in its entirety.

8.            The definition of "Hard Arms Optional Change Amount" shall be deleted in its entirety.

9.            The definition of "Hard Arms Option Change Settlement Amount" shall be deleted in its entirety.

10.          The definition of "Lessee Performance Security Value" shall be deleted in its entirety and replace with the following:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

"Lessee Performance Security Value" means:

(a)          in the case that Lessee has exercised the Alternative Term Option on or before 30 January 2015, ***** Dollars (USD *****); or

(b)          in the case that Lessee has exercised the Alternative Term Option after 30 January 2015, ***** Dollars (USD *****);"

11.          The definition of "MSO Optional Change" shall be deleted in its entirety.

12.          The definition of "MSO Optional Change Amount" shall be deleted in its entirety.

13.          The definition of "MSO Optional Change Settlement Amount" shall be deleted in its entirety.

14.          The definition of "Pre-VAD Lessee LOC Value" shall be deleted in its entirety and replaced with the following:

"Pre-VAD Lessee LOC Value" means:

(a) if Lessee has served a Delay Notice, the applicable Standby Rate (as elected by Lessee) multiplied by one hundred and fifty two (152) days; or

(b) if Lessee has not served a Delay Notice, ***** Dollars (USD *****) multiplied by one hundred and fifty two (152) days;

15.          The definition of "Second Early Termination Date" shall be deleted in its entirety and replaced with the following:

""Second Early Termination Date" means the date falling five (5) years after the First Early Termination Date;"

16.          Clause 3.3 shall be deleted in its entirety and replaced with the following:

"Early Termination Option

(a)          Each Party shall have the option to terminate this Agreement with effect from the First Early Termination Date by giving the other Party written notice of its intention to do so by no later than ***** months prior to the First Early Termination Date.

(b)          Each Party shall have the option to terminate this Agreement with effect from the Second Early Termination Date by giving the other Party written notice of its intention to do so by no later than ***** months prior to the Second Early Termination Date.

(c)          Notwithstanding the foregoing, in the event that Lessee notifies Owner within not less than ***** months after the Vessel Acceptance Date, that it waives its right to exercise the option to terminate this Agreement with effect from the First Early Termination Date pursuant to Clause 3.3(a), Owner shall also lose its right to exercise

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the option to terminate this Agreement with effect from the First Early Termination Date pursuant to Clause 3.3(a).

(d)          Exercise of either early termination option under this Clause 3.3 shall not nullify the Purchase Option. If either early termination option under this Clause 3.3 is exercised, Lessee shall maintain its right to exercise the Purchase Option on the basis on the terms set out in Clause 5."

17.          Clauses 4.3(b) and 4.3(c) shall be deleted in their entirety.

18.          Clause 4.5(b) shall be deleted in its entirety and replaced with the following:

"Lessee shall have the option to delay the Delivery Due Date by giving notice to Owner in writing at any time prior to 1 June 2015 (a "Delay Notice"). If Lessee serves the Delay Notice, the revised Delivery Due Date shall be determined in accordance with the following narrowing window mechanism:

(a)          the revised Delivery Due Date shall fall in the period between 2 June 2016 and 1 November 2016 ("Window 1");

(b)          no later than 11 January 2016, Lessee shall notify Owner of a ***** day period, which shall fall entirely within Window 1, within which the Delivery Due Date shall fall ("Window 2"). If Lessee fails to provide such notice, Window 2 shall be the ***** day period ending on the last day of Window 1;

(c)          no later than ***** days prior to the commencement of Window 2, Lessee shall notify Owner of a ***** day period, which shall fall entirely within Window 2, within which the Delivery Due Date shall fall ("Window 3"). If Lessee fails to provide such notice, Window 3 shall be the ***** day period ending on the last day of Window 2;

(d)          no later than ***** days prior to the commencement of Window 3, Lessee shall notify Owner of the Delivery Due Date which shall be a date falling within Window 3. If Lessee fails to provide such notice, the Delivery Due Date shall be the last day of Window 3."

19.          Clause 4.5(c) shall be deleted in its entirety and replaced with the following:

"(c)          If Lessee serves a Delay Notice, Lessee shall, at the time of giving written notice to Owner of Window 2 pursuant to Clause 4.5(b)(ii), elect to pay to Owner a daily standby hire rate equal to the amount specified under either Clause 4.5(c)(i) or Clause 4.5(c)(ii):

(i)          ***** Dollars (USD *****) if Lessee exercises the Alternative Term Option pursuant to Clause 3.4 after 30 January 2015 or ***** Dollars (USD *****) if Lessee exercises the Alternative Term Option pursuant to Clause 3.4 on or before 30 January 2015 (the "Full Standby Rate");

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)         ***** Dollars (USD *****) if Lessee exercises the Alternative Term Option pursuant to Clause 3.4 after 30 January 2015 or ***** Dollars (USD *****) if Lessee exercises the Alternative Term Option pursuant to Clause 3.4 on or before 30 January 2015 (the "Basic Standby Rate"),

(in either case, the Full Standby Rate and/or the Basic Standby Rate (whichever is elected by Lessee) are referred to as the "Standby Rate") in accordance with Clause 4.7(d). The aggregate total amount which Lessee becomes obliged to pay pursuant to this Clause 4.5(c) shall be the "Standby Hire" and shall be an amount equal to:

Standby Rate x N

Where N is the number of days between 1 June 2016 and the Delivery Due Date.

The obligation of Lessee to pay the Standby Hire as provided in this Agreement (and without prejudice to any remedies Owner may have under this Agreement arising from the failure of Lessee to pay such Standby Hire as provided in this Agreement) shall represent Owner's sole and exclusive remedy for Lessee delaying the Delivery Due Date in accordance with Clause 4.5(b)."

20.          Clause 4.7(d) shall be amended by deleting the words "***** Dollars (USD *****)" and replacing them with:

(a)          in the case that Lessee has exercised the Alternative Term Option on or before 30 January 2015, "***** Dollars (USD *****)"; or

(b)          in the case that Lessee has exercised the Alternative Term Option after 30 January 2015, "***** Dollars (USD *****)".

21.          Clause 11.1(b) shall be deleted in its entirety and replaced with the following:

"(b)          The daily rate for the leasing of the Vessel (the "Rate") from the Vessel Acceptance Date shall be:

(i)          in the case that Lessee has exercised the Alternative Term Option on or before 30 January 2015 ***** Dollars (USD *****) as adjusted in accordance with Clause 4.7(c) (if applicable); or

(ii)         in the case that Lessee has exercised the Alternative Term Option after 30 January 2015 ***** Dollars (USD *****) as adjusted in accordance with Clause 4.7(c) (if applicable);"

22.          Clause 11.1(d) shall be deleted in its entirety.

23.          Clause 12.7(a) shall be deleted in its entirety and replaced with the following:

"(a)          Lessee shall pay, and gross up Hire and/or, to the extent applicable, any payment in respect of Accrued Hire, Standby Hire and/or the Pre-VAD Lessee LOC Costs (including any Daily Reimbursement Amounts) to account in full for, any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Colombian withholding Taxes on any payments made to Owner under this Agreement so that Owner will receive the same net amount as if no such withholding had been required;"

24.          Clause 20.5(a)(ii) shall be deleted in its entirety.

25.          Clause 20.5(a)(iii) shall be deleted in its entirety.

26.          Clause 20.5(b)(ii) shall be deleted in its entirety.

27.          Clause 20.5(b)(iii) shall be deleted in its entirety.

28.          Clause 20.5(c)(i) shall be deleted in its entirety.

29.          Clause 20.5(c)(ii) shall be deleted in its entirety.

30.          Clause 20.5(d) shall be deleted in its entirety.

31.          Clause 26.2(c) shall be deleted in its entirety and replaced with the following:

"(c)          The provisions of Clauses 26.2(a) and 26.2(b) shall not apply to any payments made under the indemnity provisions in Clause 22 and/or clause 24 of the FSRU Operation and Services Agreement, or to the payment of Hire, Standby Hire and Accrued Hire earned by Owner under this Agreement and/or the payment of any amounts in respect of the Pre-VAD Lessee LOC Costs and/or the payment of the Daily Fee earned by Contractor under the FSRU Operation and Services Agreement."

32.          Schedule 2 (including Annexes A, B and C) shall be deleted in its entirety.

33.          Schedule 10 shall be deleted in its entirety and replaced with the following:

(a) In the case that Lessee has exercised the Alternative Term Option after 30 January 2015:

Daily Rate	US$ *****

N	240

Int. Rate % (monthly)	*****%

Loan	(*****)

Purchase Option %	*****%

Option @ year 5	$ *****

Option @ year 10	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Monthly Payments

US Dollars
Month	Interest	Principal	Option	Payment
1	$ *****	$ *****		$ *****

2	$ *****	$ *****		$ *****

3	$ *****	$ *****		$ *****

4	$ *****	$ *****		$ *****

5	$ *****	$ *****		$ *****

6	$ *****	$ *****		$ *****

7	$ *****	$ *****		$ *****

8	$ *****	$ *****		$ *****

9	$ *****	$ *****		$ *****

10	$ *****	$ *****		$ *****

11	$ *****	$ *****		$ *****

12	$ *****	$ *****		$ *****

13	$ *****	$ *****		$ *****

14	$ *****	$ *****		$ *****

15	$ *****	$ *****		$ *****

16	$ *****	$ *****		$ *****

17	$ *****	$ *****		$ *****

18	$ *****	$ *****		$ *****

19	$ *****	$ *****		$ *****

20	$ *****	$ *****		$ *****

21	$ *****	$ *****		$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

22	$ *****	$ *****	$ *****

23	$ *****	$ *****	$ *****

24	$ *****	$ *****	$ *****

25	$ *****	$ *****	$ *****

26	$ *****	$ *****	$ *****

27	$ *****	$ *****	$ *****

28	$ *****	$ *****	$ *****

29	$ *****	$ *****	$ *****

30	$ *****	$ *****	$ *****

31	$ *****	$ *****	$ *****

32	$ *****	$ *****	$ *****

33	$ *****	$ *****	$ *****

34	$ *****	$ *****	$ *****

35	$ *****	$ *****	$ *****

36	$ *****	$ *****	$ *****

37	$ *****	$ *****	$ *****

38	$ *****	$ *****	$ *****

39	$ *****	$ *****	$ *****

40	$ *****	$ *****	$ *****

41	$ *****	$ *****	$ *****

42	$ *****	$ *****	$ *****

43	$ *****	$ *****	$ *****

44	$ *****	$ *****	$ *****

45	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

46	$ *****	$ *****	$ *****

47	$ *****	$ *****	$ *****

48	$ *****	$ *****	$ *****

49	$ *****	$ *****	$ *****

50	$ *****	$ *****	$ *****

51	$ *****	$ *****	$ *****

52	$ *****	$ *****	$ *****

53	$ *****	$ *****	$ *****

54	$ *****	$ *****	$ *****

55	$ *****	$ *****	$ *****

56	$ *****	$ *****	$ *****

57	$ *****	$ *****	$ *****

58	$ *****	$ *****	$ *****

59	$ *****	$ *****	$ *****

60	$ *****	$ *****	$ *****

61	$ *****	$ *****	$ *****

62	$ *****	$ *****	$ *****

63	$ *****	$ *****	$ *****

64	$ *****	$ *****	$ *****

65	$ *****	$ *****	$ *****

66	$ *****	$ *****	$ *****

67	$ *****	$ *****	$ *****

68	$ *****	$ *****	$ *****

69	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

70	$ *****	$ *****	$ *****

71	$ *****	$ *****	$ *****

72	$ *****	$ *****	$ *****

73	$ *****	$ *****	$ *****

74	$ *****	$ *****	$ *****

75	$ *****	$ *****	$ *****

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80	$ *****	$ *****	$ *****

81	$ *****	$ *****	$ *****

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83	$ *****	$ *****	$ *****

84	$ *****	$ *****	$ *****

85	$ *****	$ *****	$ *****

86	$ *****	$ *****	$ *****

87	$ *****	$ *****	$ *****

88	$ *****	$ *****	$ *****

89	$ *****	$ *****	$ *****

90	$ *****	$ *****	$ *****

91	$ *****	$ *****	$ *****

92	$ *****	$ *****	$ *****

93	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

94	$ *****	$ *****	$ *****

95	$ *****	$ *****	$ *****

96	$ *****	$ *****	$ *****

97	$ *****	$ *****	$ *****

98	$ *****	$ *****	$ *****

99	$ *****	$ *****	$ *****

100	$ *****	$ *****	$ *****

101	$ *****	$ *****	$ *****

102	$ *****	$ *****	$ *****

103	$ *****	$ *****	$ *****

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113	$ *****	$ *****	$ *****

114	$ *****	$ *****	$ *****

115	$ *****	$ *****	$ *****

116	$ *****	$ *****	$ *****

117	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

118	$ *****	$ *****	$ *****

119	$ *****	$ *****	$ *****

120	$ *****	$ *****	$ *****

121	$ *****	$ *****	$ *****

122	$ *****	$ *****	$ *****

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133	$ *****	$ *****	$ *****

134	$ *****	$ *****	$ *****

135	$ *****	$ *****	$ *****

136	$ *****	$ *****	$ *****

137	$ *****	$ *****	$ *****

138	$ *****	$ *****	$ *****

139	$ *****	$ *****	$ *****

140	$ *****	$ *****	$ *****

141	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

142	$ *****	$ *****	$ *****

143	$ *****	$ *****	$ *****

144	$ *****	$ *****	$ *****

145	$ *****	$ *****	$ *****

146	$ *****	$ *****	$ *****

147	$ *****	$ *****	$ *****

148	$ *****	$ *****	$ *****

149	$ *****	$ *****	$ *****

150	$ *****	$ *****	$ *****

151	$ *****	$ *****	$ *****

152	$ *****	$ *****	$ *****

153	$ *****	$ *****	$ *****

154	$ *****	$ *****	$ *****

155	$ *****	$ *****	$ *****

156	$ *****	$ *****	$ *****

157	$ *****	$ *****	$ *****

158	$ *****	$ *****	$ *****

159	$ *****	$ *****	$ *****

160	$ *****	$ *****	$ *****

161	$ *****	$ *****	$ *****

162	$ *****	$ *****	$ *****

163	$ *****	$ *****	$ *****

164	$ *****	$ *****	$ *****

165	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

166	$ *****	$ *****	$ *****

167	$ *****	$ *****	$ *****

168	$ *****	$ *****	$ *****

169	$ *****	$ *****	$ *****

170	$ *****	$ *****	$ *****

171	$ *****	$ *****	$ *****

172	$ *****	$ *****	$ *****

173	$ *****	$ *****	$ *****

174	$ *****	$ *****	$ *****

175	$ *****	$ *****	$ *****

176	$ *****	$ *****	$ *****

177	$ *****	$ *****	$ *****

178	$ *****	$ *****	$ *****

179	$ *****	$ *****	$ *****

180	$ *****	$ *****	$ *****

181	$ *****	$ *****	$ *****

182	$ *****	$ *****	$ *****

183	$ *****	$ *****	$ *****

184	$ *****	$ *****	$ *****

185	$ *****	$ *****	$ *****

186	$ *****	$ *****	$ *****

187	$ *****	$ *****	$ *****

188	$ *****	$ *****	$ *****

189	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

190	$ *****	$ *****	$ *****

191	$ *****	$ *****	$ *****

192	$ *****	$ *****	$ *****

193	$ *****	$ *****	$ *****

194	$ *****	$ *****	$ *****

195	$ *****	$ *****	$ *****

196	$ *****	$ *****	$ *****

197	$ *****	$ *****	$ *****

198	$ *****	$ *****	$ *****

199	$ *****	$ *****	$ *****

200	$ *****	$ *****	$ *****

201	$ *****	$ *****	$ *****

202	$ *****	$ *****	$ *****

203	$ *****	$ *****	$ *****

204	$ *****	$ *****	$ *****

205	$ *****	$ *****	$ *****

206	$ *****	$ *****	$ *****

207	$ *****	$ *****	$ *****

208	$ *****	$ *****	$ *****

209	$ *****	$ *****	$ *****

210	$ *****	$ *****	$ *****

211	$ *****	$ *****	$ *****

212	$ *****	$ *****	$ *****

213	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

214	$ *****	$ *****	$ *****

215	$ *****	$ *****	$ *****

216	$ *****	$ *****	$ *****

217	$ *****	$ *****	$ *****

218	$ *****	$ *****	$ *****

219	$ *****	$ *****	$ *****

220	$ *****	$ *****	$ *****

221	$ *****	$ *****	$ *****

222	$ *****	$ *****	$ *****

223	$ *****	$ *****	$ *****

224	$ *****	$ *****	$ *****

225	$ *****	$ *****	$ *****

226	$ *****	$ *****	$ *****

227	$ *****	$ *****	$ *****

228	$ *****	$ *****	$ *****

229	$ *****	$ *****	$ *****

230	$ *****	$ *****	$ *****

231	$ *****	$ *****	$ *****

232	$ *****	$ *****	$ *****

233	$ *****	$ *****	$ *****

234	$ *****	$ *****	$ *****

235	$ *****	$ *****	$ *****

236	$ *****	$ *****	$ *****

237	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

238	$ *****	$ *****		$ *****

239	$ *****	$ *****		$ *****

240	$ *****	$ *****	$ *****	$ *****

(b) In the case that Lessee has exercised the Alternative Term Option on or before 30 January 2015:

Daily Rate	US$ *****

N	240

Int. Rate % (monthly)	*****%

Loan	(*****)

Purchase Option %	*****%

Option @ year 5	$ *****

Option @ year 10	$ *****

Monthly Payments

US Dollars
Month	Interest	Principal	Option	Payment
1	$ *****	$ *****		$ *****

2	$ *****	$ *****		$ *****

3	$ *****	$ *****		$ *****

4	$ *****	$ *****		$ *****

5	$ *****	$ *****		$ *****

6	$ *****	$ *****		$ *****

7	$ *****	$ *****		$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8	$ *****	$ *****	$ *****

9	$ *****	$ *****	$ *****

10	$ *****	$ *****	$ *****

11	$ *****	$ *****	$ *****

12	$ *****	$ *****	$ *****

13	$ *****	$ *****	$ *****

14	$ *****	$ *****	$ *****

15	$ *****	$ *****	$ *****

16	$ *****	$ *****	$ *****

17	$ *****	$ *****	$ *****

18	$ *****	$ *****	$ *****

19	$ *****	$ *****	$ *****

20	$ *****	$ *****	$ *****

21	$ *****	$ *****	$ *****

22	$ *****	$ *****	$ *****

23	$ *****	$ *****	$ *****

24	$ *****	$ *****	$ *****

25	$ *****	$ *****	$ *****

26	$ *****	$ *****	$ *****

27	$ *****	$ *****	$ *****

28	$ *****	$ *****	$ *****

29	$ *****	$ *****	$ *****

30	$ *****	$ *****	$ *****

31	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

32	$ *****	$ *****	$ *****

33	$ *****	$ *****	$ *****

34	$ *****	$ *****	$ *****

35	$ *****	$ *****	$ *****

36	$ *****	$ *****	$ *****

37	$ *****	$ *****	$ *****

38	$ *****	$ *****	$ *****

39	$ *****	$ *****	$ *****

40	$ *****	$ *****	$ *****

41	$ *****	$ *****	$ *****

42	$ *****	$ *****	$ *****

43	$ *****	$ *****	$ *****

44	$ *****	$ *****	$ *****

45	$ *****	$ *****	$ *****

46	$ *****	$ *****	$ *****

47	$ *****	$ *****	$ *****

48	$ *****	$ *****	$ *****

49	$ *****	$ *****	$ *****

50	$ *****	$ *****	$ *****

51	$ *****	$ *****	$ *****

52	$ *****	$ *****	$ *****

53	$ *****	$ *****	$ *****

54	$ *****	$ *****	$ *****

55	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

56	$ *****	$ *****	$ *****

57	$ *****	$ *****	$ *****

58	$ *****	$ *****	$ *****

59	$ *****	$ *****	$ *****

60	$ *****	$ *****	$ *****

61	$ *****	$ *****	$ *****

62	$ *****	$ *****	$ *****

63	$ *****	$ *****	$ *****

64	$ *****	$ *****	$ *****

65	$ *****	$ *****	$ *****

66	$ *****	$ *****	$ *****

67	$ *****	$ *****	$ *****

68	$ *****	$ *****	$ *****

69	$ *****	$ *****	$ *****

70	$ *****	$ *****	$ *****

71	$ *****	$ *****	$ *****

72	$ *****	$ *****	$ *****

73	$ *****	$ *****	$ *****

74	$ *****	$ *****	$ *****

75	$ *****	$ *****	$ *****

76	$ *****	$ *****	$ *****

77	$ *****	$ *****	$ *****

78	$ *****	$ *****	$ *****

79	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

80	$ *****	$ *****	$ *****

81	$ *****	$ *****	$ *****

82	$ *****	$ *****	$ *****

83	$ *****	$ *****	$ *****

84	$ *****	$ *****	$ *****

85	$ *****	$ *****	$ *****

86	$ *****	$ *****	$ *****

87	$ *****	$ *****	$ *****

88	$ *****	$ *****	$ *****

89	$ *****	$ *****	$ *****

90	$ *****	$ *****	$ *****

91	$ *****	$ *****	$ *****

92	$ *****	$ *****	$ *****

93	$ *****	$ *****	$ *****

94	$ *****	$ *****	$ *****

95	$ *****	$ *****	$ *****

96	$ *****	$ *****	$ *****

97	$ *****	$ *****	$ *****

98	$ *****	$ *****	$ *****

99	$ *****	$ *****	$ *****

100	$ *****	$ *****	$ *****

101	$ *****	$ *****	$ *****

102	$ *****	$ *****	$ *****

103	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

104	$ *****	$ *****	$ *****

105	$ *****	$ *****	$ *****

106	$ *****	$ *****	$ *****

107	$ *****	$ *****	$ *****

108	$ *****	$ *****	$ *****

109	$ *****	$ *****	$ *****

110	$ *****	$ *****	$ *****

111	$ *****	$ *****	$ *****

112	$ *****	$ *****	$ *****

113	$ *****	$ *****	$ *****

114	$ *****	$ *****	$ *****

115	$ *****	$ *****	$ *****

116	$ *****	$ *****	$ *****

117	$ *****	$ *****	$ *****

118	$ *****	$ *****	$ *****

119	$ *****	$ *****	$ *****

120	$ *****	$ *****	$ *****

121	$ *****	$ *****	$ *****

122	$ *****	$ *****	$ *****

123	$ *****	$ *****	$ *****

124	$ *****	$ *****	$ *****

125	$ *****	$ *****	$ *****

126	$ *****	$ *****	$ *****

127	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

128	$ *****	$ *****	$ *****

129	$ *****	$ *****	$ *****

130	$ *****	$ *****	$ *****

131	$ *****	$ *****	$ *****

132	$ *****	$ *****	$ *****

133	$ *****	$ *****	$ *****

134	$ *****	$ *****	$ *****

135	$ *****	$ *****	$ *****

136	$ *****	$ *****	$ *****

137	$ *****	$ *****	$ *****

138	$ *****	$ *****	$ *****

139	$ *****	$ *****	$ *****

140	$ *****	$ *****	$ *****

141	$ *****	$ *****	$ *****

142	$ *****	$ *****	$ *****

143	$ *****	$ *****	$ *****

144	$ *****	$ *****	$ *****

145	$ *****	$ *****	$ *****

146	$ *****	$ *****	$ *****

147	$ *****	$ *****	$ *****

148	$ *****	$ *****	$ *****

149	$ *****	$ *****	$ *****

150	$ *****	$ *****	$ *****

151	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

152	$ *****	$ *****	$ *****

153	$ *****	$ *****	$ *****

154	$ *****	$ *****	$ *****

155	$ *****	$ *****	$ *****

156	$ *****	$ *****	$ *****

157	$ *****	$ *****	$ *****

158	$ *****	$ *****	$ *****

159	$ *****	$ *****	$ *****

160	$ *****	$ *****	$ *****

161	$ *****	$ *****	$ *****

162	$ *****	$ *****	$ *****

163	$ *****	$ *****	$ *****

164	$ *****	$ *****	$ *****

165	$ *****	$ *****	$ *****

166	$ *****	$ *****	$ *****

167	$ *****	$ *****	$ *****

168	$ *****	$ *****	$ *****

169	$ *****	$ *****	$ *****

170	$ *****	$ *****	$ *****

171	$ *****	$ *****	$ *****

172	$ *****	$ *****	$ *****

173	$ *****	$ *****	$ *****

174	$ *****	$ *****	$ *****

175	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

176	$ *****	$ *****	$ *****

177	$ *****	$ *****	$ *****

178	$ *****	$ *****	$ *****

179	$ *****	$ *****	$ *****

180	$ *****	$ *****	$ *****

181	$ *****	$ *****	$ *****

182	$ *****	$ *****	$ *****

183	$ *****	$ *****	$ *****

184	$ *****	$ *****	$ *****

185	$ *****	$ *****	$ *****

186	$ *****	$ *****	$ *****

187	$ *****	$ *****	$ *****

188	$ *****	$ *****	$ *****

189	$ *****	$ *****	$ *****

190	$ *****	$ *****	$ *****

191	$ *****	$ *****	$ *****

192	$ *****	$ *****	$ *****

193	$ *****	$ *****	$ *****

194	$ *****	$ *****	$ *****

195	$ *****	$ *****	$ *****

196	$ *****	$ *****	$ *****

197	$ *****	$ *****	$ *****

198	$ *****	$ *****	$ *****

199	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

200	$ *****	$ *****	$ *****

201	$ *****	$ *****	$ *****

202	$ *****	$ *****	$ *****

203	$ *****	$ *****	$ *****

204	$ *****	$ *****	$ *****

205	$ *****	$ *****	$ *****

206	$ *****	$ *****	$ *****

207	$ *****	$ *****	$ *****

208	$ *****	$ *****	$ *****

209	$ *****	$ *****	$ *****

210	$ *****	$ *****	$ *****

211	$ *****	$ *****	$ *****

212	$ *****	$ *****	$ *****

213	$ *****	$ *****	$ *****

214	$ *****	$ *****	$ *****

215	$ *****	$ *****	$ *****

216	$ *****	$ *****	$ *****

217	$ *****	$ *****	$ *****

218	$ *****	$ *****	$ *****

219	$ *****	$ *****	$ *****

220	$ *****	$ *****	$ *****

221	$ *****	$ *****	$ *****

222	$ *****	$ *****	$ *****

223	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

224	$ *****	$ *****		$ *****

225	$ *****	$ *****		$ *****

226	$ *****	$ *****		$ *****

227	$ *****	$ *****		$ *****

228	$ *****	$ *****		$ *****

229	$ *****	$ *****		$ *****

230	$ *****	$ *****		$ *****

231	$ *****	$ *****		$ *****

232	$ *****	$ *****		$ *****

233	$ *****	$ *****		$ *****

234	$ *****	$ *****		$ *****

235	$ *****	$ *****		$ *****

236	$ *****	$ *****		$ *****

237	$ *****	$ *****		$ *****

238	$ *****	$ *****		$ *****

239	$ *****	$ *****		$ *****

240	$ *****	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 10 – Distribution of Amortisation and Financial Portion of Rate

Daily Rate	US$ *****

N	240

Int. Rate % (monthly)	***** %

Loan	(*****)

Purchase Option %	***** %

Option @ year 10	$ *****

Option @ year 15	$ *****

Monthly Payments

US Dollars
Month	Interest	Principal	Option	Payment
1	$ *****	$ *****		$ *****

2	$ *****	$ *****		$ *****

3	$ *****	$ *****		$ *****

4	$ *****	$ *****		$ *****

5	$ *****	$ *****		$ *****

6	$ *****	$ *****		$ *****

7	$ *****	$ *****		$ *****

8	$ *****	$ *****		$ *****

9	$ *****	$ *****		$ *****

10	$ *****	$ *****		$ *****

11	$ *****	$ *****		$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

12	$ *****	$ *****	$ *****

13	$ *****	$ *****	$ *****

14	$ *****	$ *****	$ *****

15	$ *****	$ *****	$ *****

16	$ *****	$ *****	$ *****

17	$ *****	$ *****	$ *****

18	$ *****	$ *****	$ *****

19	$ *****	$ *****	$ *****

20	$ *****	$ *****	$ *****

21	$ *****	$ *****	$ *****

22	$ *****	$ *****	$ *****

23	$ *****	$ *****	$ *****

24	$ *****	$ *****	$ *****

25	$ *****	$ *****	$ *****

26	$ *****	$ *****	$ *****

27	$ *****	$ *****	$ *****

28	$ *****	$ *****	$ *****

29	$ *****	$ *****	$ *****

30	$ *****	$ *****	$ *****

31	$ *****	$ *****	$ *****

32	$ *****	$ *****	$ *****

33	$ *****	$ *****	$ *****

34	$ *****	$ *****	$ *****

35	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

36	$ *****	$ *****	$ *****

37	$ *****	$ *****	$ *****

38	$ *****	$ *****	$ *****

39	$ *****	$ *****	$ *****

40	$ *****	$ *****	$ *****

41	$ *****	$ *****	$ *****

42	$ *****	$ *****	$ *****

43	$ *****	$ *****	$ *****

44	$ *****	$ *****	$ *****

45	$ *****	$ *****	$ *****

46	$ *****	$ *****	$ *****

47	$ *****	$ *****	$ *****

48	$ *****	$ *****	$ *****

49	$ *****	$ *****	$ *****

50	$ *****	$ *****	$ *****

51	$ *****	$ *****	$ *****

52	$ *****	$ *****	$ *****

53	$ *****	$ *****	$ *****

54	$ *****	$ *****	$ *****

55	$ *****	$ *****	$ *****

56	$ *****	$ *****	$ *****

57	$ *****	$ *****	$ *****

58	$ *****	$ *****	$ *****

59	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

60	$ *****	$ *****	$ *****

61	$ *****	$ *****	$ *****

62	$ *****	$ *****	$ *****

63	$ *****	$ *****	$ *****

64	$ *****	$ *****	$ *****

65	$ *****	$ *****	$ *****

66	$ *****	$ *****	$ *****

67	$ *****	$ *****	$ *****

68	$ *****	$ *****	$ *****

69	$ *****	$ *****	$ *****

70	$ *****	$ *****	$ *****

71	$ *****	$ *****	$ *****

72	$ *****	$ *****	$ *****

73	$ *****	$ *****	$ *****

74	$ *****	$ *****	$ *****

75	$ *****	$ *****	$ *****

76	$ *****	$ *****	$ *****

77	$ *****	$ *****	$ *****

78	$ *****	$ *****	$ *****

79	$ *****	$ *****	$ *****

80	$ *****	$ *****	$ *****

81	$ *****	$ *****	$ *****

82	$ *****	$ *****	$ *****

83	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

84	$ *****	$ *****	$ *****

85	$ *****	$ *****	$ *****

86	$ *****	$ *****	$ *****

87	$ *****	$ *****	$ *****

88	$ *****	$ *****	$ *****

89	$ *****	$ *****	$ *****

90	$ *****	$ *****	$ *****

91	$ *****	$ *****	$ *****

92	$ *****	$ *****	$ *****

93	$ *****	$ *****	$ *****

94	$ *****	$ *****	$ *****

95	$ *****	$ *****	$ *****

96	$ *****	$ *****	$ *****

97	$ *****	$ *****	$ *****

98	$ *****	$ *****	$ *****

99	$ *****	$ *****	$ *****

100	$ *****	$ *****	$ *****

101	$ *****	$ *****	$ *****

102	$ *****	$ *****	$ *****

103	$ *****	$ *****	$ *****

104	$ *****	$ *****	$ *****

105	$ *****	$ *****	$ *****

106	$ *****	$ *****	$ *****

107	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

108	$ *****	$ *****	$ *****

109	$ *****	$ *****	$ *****

110	$ *****	$ *****	$ *****

111	$ *****	$ *****	$ *****

112	$ *****	$ *****	$ *****

113	$ *****	$ *****	$ *****

114	$ *****	$ *****	$ *****

115	$ *****	$ *****	$ *****

116	$ *****	$ *****	$ *****

117	$ *****	$ *****	$ *****

118	$ *****	$ *****	$ *****

119	$ *****	$ *****	$ *****

120	$ *****	$ *****	$ *****

121	$ *****	$ *****	$ *****

122	$ *****	$ *****	$ *****

123	$ *****	$ *****	$ *****

124	$ *****	$ *****	$ *****

125	$ *****	$ *****	$ *****

126	$ *****	$ *****	$ *****

127	$ *****	$ *****	$ *****

128	$ *****	$ *****	$ *****

129	$ *****	$ *****	$ *****

130	$ *****	$ *****	$ *****

131	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

132	$ *****	$ *****	$ *****

133	$ *****	$ *****	$ *****

134	$ *****	$ *****	$ *****

135	$ *****	$ *****	$ *****

136	$ *****	$ *****	$ *****

137	$ *****	$ *****	$ *****

138	$ *****	$ *****	$ *****

139	$ *****	$ *****	$ *****

140	$ *****	$ *****	$ *****

141	$ *****	$ *****	$ *****

142	$ *****	$ *****	$ *****

143	$ *****	$ *****	$ *****

144	$ *****	$ *****	$ *****

145	$ *****	$ *****	$ *****

146	$ *****	$ *****	$ *****

147	$ *****	$ *****	$ *****

148	$ *****	$ *****	$ *****

149	$ *****	$ *****	$ *****

150	$ *****	$ *****	$ *****

151	$ *****	$ *****	$ *****

152	$ *****	$ *****	$ *****

153	$ *****	$ *****	$ *****

154	$ *****	$ *****	$ *****

155	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

156	$ *****	$ *****	$ *****

157	$ *****	$ *****	$ *****

158	$ *****	$ *****	$ *****

159	$ *****	$ *****	$ *****

160	$ *****	$ *****	$ *****

161	$ *****	$ *****	$ *****

162	$ *****	$ *****	$ *****

163	$ *****	$ *****	$ *****

164	$ *****	$ *****	$ *****

165	$ *****	$ *****	$ *****

166	$ *****	$ *****	$ *****

167	$ *****	$ *****	$ *****

168	$ *****	$ *****	$ *****

169	$ *****	$ *****	$ *****

170	$ *****	$ *****	$ *****

171	$ *****	$ *****	$ *****

172	$ *****	$ *****	$ *****

173	$ *****	$ *****	$ *****

174	$ *****	$ *****	$ *****

175	$ *****	$ *****	$ *****

176	$ *****	$ *****	$ *****

177	$ *****	$ *****	$ *****

178	$ *****	$ *****	$ *****

179	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

180	$ *****	$ *****	$ *****

181	$ *****	$ *****	$ *****

182	$ *****	$ *****	$ *****

183	$ *****	$ *****	$ *****

184	$ *****	$ *****	$ *****

185	$ *****	$ *****	$ *****

186	$ *****	$ *****	$ *****

187	$ *****	$ *****	$ *****

188	$ *****	$ *****	$ *****

189	$ *****	$ *****	$ *****

190	$ *****	$ *****	$ *****

191	$ *****	$ *****	$ *****

192	$ *****	$ *****	$ *****

193	$ *****	$ *****	$ *****

194	$ *****	$ *****	$ *****

195	$ *****	$ *****	$ *****

196	$ *****	$ *****	$ *****

197	$ *****	$ *****	$ *****

198	$ *****	$ *****	$ *****

199	$ *****	$ *****	$ *****

200	$ *****	$ *****	$ *****

201	$ *****	$ *****	$ *****

202	$ *****	$ *****	$ *****

203	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

204	$ *****	$ *****	$ *****

205	$ *****	$ *****	$ *****

206	$ *****	$ *****	$ *****

207	$ *****	$ *****	$ *****

208	$ *****	$ *****	$ *****

209	$ *****	$ *****	$ *****

210	$ *****	$ *****	$ *****

211	$ *****	$ *****	$ *****

212	$ *****	$ *****	$ *****

213	$ *****	$ *****	$ *****

214	$ *****	$ *****	$ *****

215	$ *****	$ *****	$ *****

216	$ *****	$ *****	$ *****

217	$ *****	$ *****	$ *****

218	$ *****	$ *****	$ *****

219	$ *****	$ *****	$ *****

220	$ *****	$ *****	$ *****

221	$ *****	$ *****	$ *****

222	$ *****	$ *****	$ *****

223	$ *****	$ *****	$ *****

224	$ *****	$ *****	$ *****

225	$ *****	$ *****	$ *****

226	$ *****	$ *****	$ *****

227	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

228	$ *****	$ *****		$ *****

229	$ *****	$ *****		$ *****

230	$ *****	$ *****		$ *****

231	$ *****	$ *****		$ *****

232	$ *****	$ *****		$ *****

233	$ *****	$ *****		$ *****

234	$ *****	$ *****		$ *****

235	$ *****	$ *****		$ *****

236	$ *****	$ *****		$ *****

237	$ *****	$ *****		$ *****

238	$ *****	$ *****		$ *****

239	$ *****	$ *****		$ *****

240	$ *****	$ *****	$ *****	$ *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule 11 – Description of Jetty and Customer's Topside Facilities

1.	EQUIPMENT REQUIREMENTS

1.1	Jetty topsides equipment will include:

(a)	a minimum of two (2) Marine High Pressure natural Gas Marine Unloading Arms ("Marine HP NG Unloading Arms"), or as many as are required to comply with the n+1 redundancy requirements:

(i)	the specifications of which will be developed by the EPC Contractor;

(ii)	which are to be preventatively maintained every ***** months; and

(iii)	which shall have wind operability limits of a maximum of thirty five (35) knots;

(b)	additional firefighting and safety equipment (including fire water monitors and high expansion foam);

(c)	a Gas pipeline;

(d)	a Marine Loading Arms platform, which will include:

(i)	a pig launcher for the Gas pipeline; and

(ii)	a small nitrogen storage tank required for the Marine Loading Arms for the purge of the swivel joint areas;

(e)	mooring equipment suitable for the mooring of a vessel with a one hundred and seventy thousand cubic metres (170,000 m3) capacity and side by side mooring of the Vessel and Shuttle Tanker;

(f)	emergency diesel power generator (which will be located onshore) for the use during emergency of operation of hydraulic unit of Marine Loading Arms, emergency shutdowns, and motor-operated valves required on Jetty; and

(g)	Jetty-Vessel instrumentation and a controls interface link.

1.2	Onshore equipment will include:

(a)	an onshore receiving facility, including the following components:

(i)	a pig receiver;

(ii)	a pressure let down station;

(iii)	High integrity protection system for pipeline Gas pressure control, and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iv)	metering systems; and

(b)	a Gas pipeline from the onshore metering system to the custody transfer point.

1.3	Long lead items

(a)	The Marine HP NG Unloading Arms will be delivered approximately ***** months following execution of the EPC Contract.

(b)	The unloading platform and the access trestle will be delivered approximately ***** months following execution of the EPC Contract.

(c)	Procurement of marine structural steel and piling during the engineering phase after the sixty per cent (60%) Design Control point.

2.	APPLICABLE STANDARDS AND REQUIREMENTS

2.1	Applicable codes and standards

(a)	International standards for the jetty design of LNG terminals which shall be consulted in the development of the basis of design:

(i)	OCIMF, Effective Mooring, 3rd Edition, 2010;

(ii)	OCIMF, Mooring Equipment Guideline, 3rd Edition, 2008;

(iii)	SIGTTO, LNG Operations in Port Areas, 2003;

(iv)	PIANC, Harbour Approach Channels Design Guidelines, 2014;

(v)	API RP-2A WSD Recommended Practice for Planning, Designing and Constructing and LRFD Fixed Offshore Platforms, American Petroleum Institute;

(vi)	BS 6349 British Standard Code of Practice for Maritime Structures;

(vii)	PIANC report WG33 Guidelines for the Design of Fender Systems;

(viii)	PIANC report WG34 Seismic Design Guidelines for Port Structures;

(ix)	PIANC-IAPH WG 30 Approach Channels – A guide for Design;

(x)	OCIMF MEG3 Mooring Equipment Guidelines, Oil Companies International;

(xi)	Marine Forum;

(xii)	MOTEMS Marine Oil Terminal Engineering and Maintenance Standards;

(xiii)	IMO International Ship and Port Facility Security Code (ISPS);

(xiv)	DNV-RP-B401 Cathodic Protection Design;

(xv)	Coastal Engineering U.S. Army Corps of Engineers, 2003;

(xvi)	The Rock Manual The use of rock in hydraulic engineering, CIRIA-CUR, 2007;

(xvii)	Cuomo, M. Tirindelli, W. Allsop. (2007) Wave-in-deck loads on exposed jet-ties. Journal of Coastal Engineering 54, pg. 657-679.

In order to minimize conflicting requirements, the following Table outlines the scope of usage for each code listed above.

(A)	API RP-2A WSD and LRFD Estimation of environmental loads and effects on piles such as current forces, marine growth, scour, buoyancy, impact re-sistance, recommendations on fatigue of connections, design of pin piles (WSD: trestle, LRFD: berth).

(B)	BS 6349 Estimation of environmental loads on vessels including wind and current for moored vessels, guidance on limiting vessel motions while at berth. Determination of maritime loads, load factor and load combinations (berthing, wave, current, mooring, wind effects).

(C)	PIANC WG33 Estimation of berthing energy requirements, abnormal en-ergy factors of safety, vessel approach velocities, fender selection, and al-lowable hull pressures.

(D)	PIANC WG 34 Estimation of allowable damage during design seismic events, guidelines for selection of design seismic events.

(E)	PIANC WG 55 Safety Aspects of Berthing Operations for Gas Tankers.

(F)	OCIMF MEG3 Recommendations for selection of mooring lines, guid-ance on selection of mooring equipment on berth, recommendations for location and number of mooring and berthing dolphins.

(G)	IMO Recommendations and requirements on port safety.

(H)	DNV-RP-B401 Design of Cathodic Protection Systems for Piles and other Marine Components

2.2	Marine terminal basis of design

(a)	A marine terminal basis of design shall be developed under the EPC Contract.

(b)	The maximum hull pressure shall be one hundred and fifty kilo pascals (150kPa).

(c)	Vessel berthing velocities and berthing angle of attack will be determined during bridge simulation studies prior to vessel arrival.

(d)	Shuttle Tanker berthing and mooring during off-loading operations will be determined based on the outcome of bridge simulation studies and second order-dynamic mooring analyses.

(e)	The marine terminal basis of design will be developed in accordance with the reference standards listed on Section 2.1 above and in accordance with Schedule 1.

2.3	Fenders and cathodic protection

(a)	Fenders technical specification

The requirements of Jetty fenders for an FSRU moored at all times are to be confirmed with time domain simulations.

(b)	Cathodic protection technical specification

The impressed current protection system will be designed so as to prevent premature breakdown of the Jetty Structure Piling and metallic structures and reinforcing bar. The design parameters are to be identified in hazard identification and hazard operability studies during detailed design.

2.4	Metoceanic report

Calibration for the metocean derivations (such as Site-specific wave measurements) should be performed to calibrate the swan model.

(a)	Basic mooring study:

(i)	The mooring assessment was completed using OPTIMOOR. Detailed design will be performed using a mooring package suitable for time domain simulations accounting for second order wave loads. For side by side mooring assessment the software package will also account for ship-to-ship hydrodynamic interactions.

(ii)	The mooring system will be checked for the mooring of a vessel with a one hundred and seventy thousand cubic metres (170,000 m3) capacity side by side with a Shuttle Tanker. The mooring requirements are to be confirmed with time domain simulations.

(b)	Detail manoeuvring study :

Full mission bridge simulations shall be conducted at least ninety (90) days prior to the Delivery Date for the Vessel as well as for the Shuttle Tankers to be moored side by side with the Vessel to confirm the adequacy of the channel, turning areas and size and number of tugs required for navigation, manoeuvring and berthing.

Schedule 12 – Form of Lessee LOC and Pre-VAD Lessee LOC

HÖEGH LNG FSRU IV LTD.,
Clifton House, 75 Fort Street,
P.O. Box 1350,
Grand Cayman KY1-1108,
Cayman Islands

[Date]

REF: IRREVOCABLE STANDBY LETTER OF CREDIT NO. (REF. NO. [Insert reference number])

Dear Sirs,

1.	By order and for the account of Sociedad Portuaria El Cayao S.A. E.S.P. (“SPEC”), we hereby establish in your favour an irrevocable and unconditional standby letter of credit (“Letter of Credit”) in support of SPEC's obligations under the International Lease Agreement dated [ ] November 2014 and made between SPEC and yourselves and authorise you to draw on [Name and address of bank], up to an aggregate amount of US$ [ ] (the “Maximum Amount”).

2.	Funds under this Letter of Credit will be paid to you in accordance with the terms of this Letter of Credit upon receipt by us of a drawing certificate substantially in the form of Annex A hereto (each a “Certificate”) not later than ([•]) p.m. ((Colombian)] time) on the Expiry Date (as defined below). Each Certificate may be made by letter or fax and must be received in legible form by us at [insert address and fax no.].

3.	Upon receipt of a Certificate in accordance with the terms of this Letter of Credit, payment shall be made to you, without proof or condition, of the amount specified therein in immediately available funds without right of set-off or counterclaim within three (3) Banking Days (where “Banking Day” shall mean any day any day on which banks are open for business in [Bogotá (Colombia)]) after receipt of the Certificate, free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees, deductions or withholdings of any nature and by whomsoever imposed.

4.	This Letter of Credit is effective from [the date hereof] and will remain valid and in full effect until the earlier of:

(i)	[insert longstop expiry date]

(ii)	the time the Letter of Credit is returned to us for cancellation; and

(iii)	the time that the amounts paid to you under paragraph 3 of this Letter of Credit in aggregate are equivalent to the Maximum Amount,

(the “Expiry Date”).

5.	Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce Publication No. 590, and as to matters not governed by ISP98, shall be governed by and construed in accordance with the laws of England.

6.	Any dispute arising out of or in connection with this Letter of Credit, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Letter of Credit. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.

Yours faithfully,

(Name and Location of Bank & Authorised Signature(s))

ANNEX A to IRREVOCABLE STANDBY LETTER OF CREDIT NO. [Insert reference number]

DRAWING CERTIFICATE

[Date]

[Name of Issuing Bank]
[Address]

Re:	Irrevocable Standby Letter of Credit No. [Insert reference number] (the “Letter of Credit”)

1.	We hereby certify that an event has occurred as a result of which, under the agreement pursuant to which the Letter of Credit was provided, we are entitled to make this demand, and we hereby demand payment in the amount of [insert amount] under the Letter of Credit.

2.	Payment of the amount demanded hereby shall be made by wire transfer to the following account:

Name:

Account Number:

Bank:

Signed by

on behalf of Höegh LNG FSRU IV Ltd.

EXECUTION VERSION

Dated 24 September 2015

HÖEGH LNG FSRU IV LTD.

(as Owner)

and

SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

(as Lessee)

AMENDMENT NO. 1 to the

INTERNATIONAL LEASING AGREEMENT

Dated 1st November 2014

in respect of an LNG floating storage and regasification vessel under construction at the Builder's yard with Builder's hull No. 2551

THIS AMENDMENT NO. 1 (this "Amendment") to the international leasing agreement dated 1 November 2014 (the "Agreement") is made on this 24th day of September by and between:

(1)	HÖEGH LNG FSRU IV LTD., a company incorporated and existing under the laws of the Cayman Islands with its registered office at Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands as lessor of the Vessel under this Agreement (hereinafter referred to as "Owner"); and

(2)	SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P, a company organised and existing under the laws of Colombia having its registered office at Cra. 2 No. 11-41 Edificio Torre Empresarial Grupo Area Oficina 1106 Cartagena, Cartagena, Colombia as lessee of the Vessel under this Agreement (hereinafter referred to as "Lessee").

RECITALS

WHEREAS:-

(A)	The Parties entered into the International Leasing Agreement on 1st November 2014;

(B)	The Parties have agreed to make certain amendments to the Agreement as set forth below in accordance with Clause 35 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby confirmed, the PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Amendment, including the preamble hereto, unless otherwise defined herein, a term or expression defined in the International Leasing Agreement shall have the same meaning when used herein.

1.2	The Parties agree that the rules regarding headings and interpretation set forth in Clause 1.2 – Headings and Interpretation of the Agreement shall apply to this Amendment as if set forth herein.

2.	AMENDMENTS TO THE AGREEMENT

By execution of this Amendment, the Parties hereby agree to amend the terms of the Agreement as follows:

2.1	Clause 4.5(b) is hereby amended by deleting the date “1 June 2015” and replacing it with the date “30 September 2015”.

2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.2	Clause 4.5(c) is hereby amended by deleting the cross reference to “Clause 4.7(d)” and replacing it with “Clause 4.5(d)”.

2.3	Clause 4.7(c)(ii) is hereby amended by inserting the word “continue” immediately after the word “shall”.

2.4	Clause 5 is hereby amended by adding the following Clauses 5.12, 5.13, 5.14 and 5.15 at the end thereof:

“5.12	If Lessee elects to exercise the Purchase Option pursuant to this Clause 5, Lessee shall provide prior written notice to Owner of its intention to exercise the Purchase Option (the "Purchase Option Pre-Notice") not later than ***** months before the end of the Initial Term or the Second Early Termination Date, as the case may be; provided that in the event that a Party elects to terminate this Agreement on the First Early Termination Date pursuant to Clause 3.3(a), Lessee shall be permitted to issue the Purchase Option Pre-Notice to Owner not later than ***** after notice of such election to terminate is delivered by such Party to the other Party.

5.13	If Lessee duly issues the Purchase Option Pre-Notice within the applicable time frame in Clause 5.12 (the "Purchase Option Pre-Notice Deadline"), the Owner shall not, and shall procure that its Affiliates shall not, unconditionally offer the Vessel for employment, or otherwise enter into any firm commitment for employment of the Vessel in the period following the expiry of the Term and the Parties shall perform the Purchase Option in accordance with this Clause 5, subject to the following terms and conditions:

(a)	Within ***** days of the Lessee’s issuance of the Purchase Option Pre-Notice, Lessee shall provide to Owner an irrevocable, unconditional on-demand letter of credit in the amount of ***** Dollars (USD *****), substantially in the form of the Lessee LOC (the "Lessee Purchase Option LOC"), as security for the losses which Owner may sustain by restricting its marketing of the Vessel for employment during the period prior to the end of the Term.

(b)	If Lessee fails to provide the Lessee Purchase Option LOC within the time period contemplated under Clause 5.13(a), Lessee shall be deemed to have withdrawn the Purchase Option Pre-Notice and Clause 5.14 shall apply.

(c)	If the purchase of the Vessel is completed in accordance with the terms of this Agreement, Owner shall return the Lessee Purchase

3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Option LOC to Lessee immediately following Owner’s receipt of the Purchase Option Price.

(d)	If the purchase of the Vessel is not completed in accordance with the terms of this Agreement, except where such failure is caused by an act or omission of Owner in breach of its obligations under this Clause 5, Owner shall be entitled to draw down the full amount of the Lessee Purchase Option LOC and retain such amount as liquidated damages for any losses sustained by Owner in reliance on Lessee's issuance of the Purchase Option Pre-Notice. Such draw down of the Lessee Purchase Option LOC and retention of the proceeds thereof as liquidated damages shall represent Lessee's sole and exclusive remedy in the event that the Purchase Option, once exercised, is not completed.

5.14	If Lessee does not duly issue the Purchase Option Pre-Notice before the applicable Purchase Option Pre-Notice Deadline, Owner shall be entitled to offer the Vessel and/or undertake firm commitments for employment of the Vessel after the expiry of the Term. Notwithstanding the foregoing, the failure by Lessee to issue the Purchase Option Pre-Notice shall not preclude Lessee from subsequently exercising the Purchase Option pursuant to this Clause 5, but the following terms shall apply:

(a)	If the Vessel has been committed or has otherwise been offered, by Owner or an Affiliate of Owner, to a third party for performance of a charter or other contract of employment (a "Third Party Contract"), the terms for completion of the Purchase Option shall be adjusted as reasonably required (in the reasonable opinion of Owner) to enable performance by Owner or its Affiliate (as applicable), of such Third Party Contract. Such adjustments to the terms shall, if applicable, include the deferral of the date of completion of the Purchase Option until such time as the obligations of Owner, or its Affiliate, in connection with such Third Party Contract have been fulfilled or have otherwise expired, provided that any such deferral of the date of completion shall be limited to a period of ***** months after the completion date contemplated under Clause 5.6.

(b)	Except in circumstances where the Vessel is subject to a Third Party Contract, Lessee shall compensate Owner, without deduction, for the full amount of all reasonable and documented costs and expenses incurred by Owner and its Affiliates, in

4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

connection with the marketing of the Vessel after the Purchase Option Pre-Notice Deadline, including without limitation any costs or expenses of legal, tax or environmental advisors, travel costs and other expenses, including interest thereon at the Default Rate. Owner shall invoice all such amounts to Lessee within ***** days after Lessee’s notice of its intention to exercise the Purchase Option and shall be paid by Lessee in full together with the Purchase Option Price.

5.15	Any liability of Lessee under Clauses 5.13 and 5.14 shall not be limited by the terms of Clauses 26.1 or 26.2(a)(i).”

2.5	Clause 29.1 is hereby amended by replacing the contact information for notices to Lessee with the following:

“Notice to Lessee:

José Luis Montes Gómez

SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

Cra. 2 No. 11-41

Edificio Torre Empresarial Grupo Area Oficina 1106

Cartegena

Colombia

Tel: +57 5 371 3217

Email: Jose.Montes@speclng.com”

2.6	Schedule 1 is hereby amended as follows:

(i)	Section A is hereby amended by deleting the classification notation set out next to the word "CLASS" and replacing it with the following:

"CLASS: DNV, +1A1, Tanker for Liquefied Gas, Ship type 2G (-163oC, 500kg/m3, 25kPa), FSRU mode 2G (-163oC, 500kg/m3, 70kPa), NAUTICUS (Newbuilding), REGAS-2, E0, CLEAN, BIS, CSA-FLS2, PLUS, COAT-PSPC(B), Recyclable, GAS FUELLED, TMON"

(ii)	Section A is hereby amended by inserting the following text immediately after “IS VESSEL BUILT ACCORDING TO: USCG REGULATIONS? YES”:

5

“Vessel will meet the requirements for the foreign vessels operating in US waters but will not be built to fully comply with USCG regulations.”

(iii)	Clause 4.2 of Section B is hereby amended by inserting the following text immediately after the end of the second paragraph:

““emergency cargo pumps” are the same as “regas feed pumps” for this operation".

(iv)	Clause 17.2 of Section B is hereby deleted in its entirety and replaced with the following:

“17.2	Position of cargo manifold(Preliminary) : Centre L-L-V-L-L .
- distance from bow :	140.915 m
- distance from stern:	153.085 m
- height above deck / driptray :	1.494/1.256 m
- distance from ship's rail :	3.285 m
- height from underside keel :	31.386 m
- distance between lines :	3.0 m

Height above waterline(Preliminary)

- when light ballast : draught	9.26 m	22.126 m
- when loaded : draught	12.6 m	18.786 m

Loading connection

- height from centre of flange to first obstacle downward below each flange: 1.256 m

(v)	Clause 18.4.1 of Section B is hereby deleted in its entirety and replaced with the following:

“18.4.1	Location of HP manifolds

Size: 20” 900 ANSI

- distance from bow :		109.68 m
- distance from stern:		184.32 m
- height above deck:		1.494 m
- distance from ship's rail :		3.165 m
- height from underside keel :		31.386 m

- Height above waterline :
- when light ballast :	draught 9.26 m	22.126 m
- when loaded :	draught 12.6 m	18.786 m”

6

(vi)	Clause 19.1 of Section B is hereby deleted in its entirety and replaced with the following text:

“19.1	For Ship to Ship transfer:

6 flexible hoses (4 for liquid and 2 for vapor return) of 10” diameter connected to the 16” liquid/vapour manifold through reduction spool pieces.”

MISCELLANEOUS

3.1	As from the date of execution by both parties hereto of this Amendment, the terms of the Agreement shall be deemed to have been amended in accordance with this Amendment. In case of inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall take precedence.

3.2	Except as provided in Clauses 2 and 3.1 above, the terms and conditions of the Agreement shall remain unchanged and continue in full force and effect in accordance with the terms thereof. Whenever the Agreement is referred to in the Agreement or any other instrument or document executed in connection therewith, it shall be deemed to mean the Agreement as hereby amended.

3.3	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party to the Agreement, or constitute a waiver of any provision of the Agreement, or give rise to or be deemed to give rise to a course of dealing or course of conduct.

3.4	Without limiting the foregoing, the terms of Clause 28 – Construction, clause 30 – Governing Law and Dispute Resolution, Clause 32 – Confidentiality, Clause 36 – Counterparts and Clause 37 – Rights of Third Parties; of the Agreement shall apply mutatis mutandi to this Amendment as if reproduced herein.

7

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed on the date first above written.

OWNER

Signed by: /s/ Kristoffer Evju

Name: Kristoffer Evju

Title: Attorney in Fact

For and on behalf of HÖEGH LNG FSRU IV LTD.

LESSEE

Signed for and on behalf of SOCIEDAD PORTUARIA EL CAYAO S.A. E.S.P

By: /s/ Jose Luis Montes Gomez

Name: Jose Luis Montes Gomez

Title: CEO

8